Exhibit 10.1

Executed Version

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of June 30, 2017 (this “Amendment”), is by and among: (i) Community Choice Financial Inc., an Ohio corporation (the “Borrower”); (ii) each of the Subsidiary Guarantors party hereto; (iii) VPC Investor Fund B II, LLC, a Delaware limited liability company and VPC Specialty Lending Investments PLC, a public limited company incorporated in England and Wales, each as Lenders (each, a “New Lender” and, together, the “New Lenders”); and (iv) Victory Park Management, LLC, a Delaware limited liability company, as Administrative Agent (the “New Administrative Agent”).

Background

A.                                    The Borrower is party to that certain Revolving Credit Agreement, dated as of April 29, 2011 (as amended by that certain First Amendment to Revolving Credit Agreement dated as of March 27, 2015, that certain Agreement to Increase Total Commitment dated as of May 29, 2015, that certain Second Amendment to Revolving Credit Agreement dated as of October 27, 2016 and as may be further amended, modified, or otherwise supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and IVY Funding Eleven, LLC, as the Administrative Agent (the “Prior Administrative Agent”).

B.                                    On the Third Amendment Effective Date (as defined below) and immediately prior to the effectiveness of this Amendment (and in the following order):

(i)                                     each of the then current Lenders (each, a “Prior Lender” and, together, the “Prior Lenders”) and the New Lenders entered into one or more Assignment and Assumptions (the “Assignments”) (which were accepted by the Prior Administrative Agent) pursuant to which the Prior Lenders assigned to the New Lenders, and the New Lenders assumed from the Prior Lenders, all rights and obligations of the Prior Lenders with respect to the Loans, the Total Commitments, the Credit Agreement and the other Loan Documents; and

(ii)                                  the Prior Administrative Agent resigned as Administrative Agent and the New Administrative Agent was appointed as the Administrative Agent by the New Lenders pursuant to that certain Resignation, Waiver, Consent and Appointment Agreement dated as of the date hereof (the “Resignation and Appointment”).

C.                                    On the Third Amendment Effective Date and upon the consummation and effectiveness of the Assignments and the Resignation and Appointment, the Borrower intends to use a portion of the proceeds of the Loans provided under this Amendment to refinance the Indebtedness outstanding under the Alabama Revolving Credit Agreement; as a result thereof and after giving effect to this Amendment and as of the Third Amendment Effective Date (i) there will be no Indebtedness issued or outstanding under Section 4.09(b)(2) of the Senior Secured Notes Indentures, (ii) the amount of all Indebtedness issued or outstanding (including the aggregate principal amount thereof) under Section 4.09(b)(2) of the Senior Secured Notes Indentures, including for the purposes of Section 4.09(b)(1) of the Senior Secured Notes Indentures, will be zero ($0.00), (iii) the Alabama Revolving Credit Agreement will not in any way be deemed to be “outstanding” or “remaining outstanding” in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank) and (iv) the Total Commitment under the Amended Credit Agreement will be increased to $47,000,000.

D.                                    As of the Third Amendment Effective Date, the Commitments of the New Lenders are as set forth on Schedule 2.01 of the Amended Credit Agreement.  For the avoidance of doubt, when used in this Amendment, the term “Total Commitment” means $47,000,000 and the Indebtedness evidenced by the Amended Credit Agreement shall constitute Indebtedness under Section 4.09(b)(1) of the Senior Secured Notes Indentures.

E.                                     The Borrower, the Subsidiary Guarantors, the New Lenders, and the New Administrative Agent desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

Agreement

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors party hereto, the New Lenders, and the New Administrative Agent agree as follows:

1.                                      Definitions.  Capitalized terms used and not defined in this Amendment have the meanings provided in the Amended Credit Agreement.  The following terms have the following meanings:

1.1.                            “Amended Credit Agreement” means the Credit Agreement (including all Schedules and Exhibits thereto), as amended by this Amendment in the form attached as Exhibit A hereto, and as further amended, supplemented, or otherwise modified from time to time.

1.2.                            “Third Amendment Effective Date” is defined in Section 3.1.

2.                                      Amendments to Credit Agreement and Other Loan Documents.

2.1.                            Credit Agreement.  Subject to Section 2.2 and Section 2.3 below, the Credit Agreement is hereby amended and restated in its entirety to read in the form of the Amended Credit Agreement, and the Borrower, the Subsidiary Guarantors party hereto, the New Lenders, and the New Administrative Agent each hereby consent to such amendment and restatement and all amendments and modifications contained therein.  The modifications to the Credit Agreement contained in this Amendment and the Amended Credit Agreement will be effective as of the Third Amendment Effective Date and will apply from such date (and not retroactively) unless otherwise specifically set forth in this Amendment or the Amended Credit Agreement.

2.2.                            Schedules.  Each of the Schedules to the Credit Agreement are being amended and restated hereby in their entirety, including, without limitation, Schedule 2.01, and are attached to the Amended Credit Agreement.

2.3.                            Exhibits.  Exhibits A through D, inclusive, to the Credit Agreement are hereby replaced in their entirety with Exhibits A through F, inclusive, which Exhibits are attached to the Amended Credit Agreement.

3.                                      Conditions to Effectiveness.

3.1.                            Third Amendment Effective Date.  This Amendment shall be and become effective on the date hereof (the “Third Amendment Effective Date”) when all of the conditions precedent set forth in this Section 3 shall have been satisfied or waived by the New Lenders.

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3.2.                            Execution of Counterparts of Amendment; Fee Letter and Revolving Notes.  The New Administrative Agent shall have received (a) counterparts of this Amendment in accordance with Section 9.11 of the Amended Credit Agreement, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors party hereto, and the New Lenders, (b) Borrower’s and Subsidiary Guarantors’ executed counterpart to the Fee Letter and (c) all Revolving Notes duly completed and executed by the Borrower in favor of each Lender requesting a Revolving Note.

3.3.                            Corporate Documents.  The New Administrative Agent shall have received:

(a)                                 Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of each Loan Party certified to be true and correct as of a recent date (or other date acceptable to the New Administrative Agent) by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or formation and certified by a Responsible Officer of such Loan Party to be true and correct as of the Third Amendment Effective Date.

(b)                                 Bylaws, Etc.  A copy of the bylaws, code of regulations, operating agreement, or equivalent document of each Loan Party certified by a Responsible Officer of such Loan Party to be true and correct as of the date of the resolutions described in Section 3.3(c) below and at all times from such date through and including the Third Amendment Effective Date.

(c)                                  Resolutions.  Copies of resolutions of the Board of Directors, the members, or managers, as applicable, of each Loan Party approving this Amendment, the Amended Credit Agreement, and each other Loan Document to which it is becoming a party as of the date hereof and the transactions contemplated thereby and authorizing the due execution and delivery of such agreements, instruments, and other documents, certified by a Responsible Officer of such Loan Party to be true and correct and in force and effect as of the Third Amendment Effective Date.

(d)                                 Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authority of the state of incorporation or formation.

(e)                                  Incumbency.  An incumbency certificate of each Loan Party certified by a Responsible Officer of such Loan Party to be true and correct as of the Third Amendment Effective Date and a list of authorized signatories of such Loan Party.

3.4.                            Officer’s Certificate.  The New Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower, on behalf of itself and each of the Loan Parties, as of the Third Amendment Effective Date certifying that: (a) all governmental, shareholder, and third party consents and approvals, if any, with respect to this Amendment and the transactions contemplated hereby have been obtained; (b) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality (i) that purports to affect any of the Loan Parties or any transaction contemplated by this Amendment, the Assignments, the Resignation, Waiver, Consent and Appointment Agreement, dated as of the date hereof, the Amended Credit Agreement, or the other Loan Documents, or (ii) as to which there is

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a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (c) no Regulatory Notice Event has occurred and is continuing or has been threatened; (d) there shall have been no change in the business or financial condition of the Loan Parties since March 31, 2017 which has had a Material Adverse Effect, (e) immediately after giving effect to this Amendment and all the transactions contemplated hereby to occur on the Third Amendment Effective Date: (i) each of the Loan Parties is solvent (as provided for in Section 3.22 of the Amended Credit Agreement); (ii) no Default or Events of Default exists; (iii) all representations and warranties contained in this Amendment, Article III of the Amended Credit Agreement and Section 3.02 of the Collateral Agreement, in each case, are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) at and as of the Third Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date; and (iv) the Borrower is in compliance with all covenants contained in this Amendment, the Amended Credit Agreement, and the other Loan Documents, including, without limitation, (x) the covenants set forth in Sections 3.03, 3.04 and 3.05 of the Collateral Agreement (including that the Borrower and Subsidiary Guarantors are in compliance with the requirements therein regarding cash, including that the Borrower and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent to have “control” (as defined in the Uniform Commercial Code) over at least 90% of the cash and Cash Equivalents of the Borrower and the Subsidiaries (other than Excluded Cash and Store Cash of the Borrower and the Subsidiaries) unless maintained in Securities Accounts (as defined in the Collateral Agreement) as provided in Section 3.04(c) of the Collateral Agreement) and (y) each of the financial covenants set forth in Section 6.09 of the Amended Credit Agreement (after giving pro forma effect to any Loan requested pursuant to Section 3.5 below); (f) all Specified Borrower Designations and Reaffirmations have been made and are valid and binding and in full force and effect at and as of the Third Amendment Effective Date; (g) as of the date hereof, the Borrower and Loan Parties have complied with the Loan Receivables Selection Policy, (h) as of the Third Amendment Effective Date, the outstanding principal amount of the Loans (after giving pro forma effect to any Loan requested pursuant to Section 3.5 below) does not exceed the Borrowing Base, (i) all Program Guidelines have been furnished to the Administrative Agent and (j) all conditions to the effectiveness of this Amendment set forth in this Section 3 have been satisfied or waived as required hereunder.

3.5.                            Initial Borrowing Request.  To the extent that the outstanding principal amount of the Loans prior to giving effect to this Amendment is less than $47,000,000.00, the New Administrative Agent shall have received a Borrowing Request from the Borrower for a Loan in an amount equal to such deficiency.

3.6.                            Borrowing Base Certificate.  The New Administrative Agent shall have received a Borrowing Base Certificate certified by a Financial Officer of the Borrower to be true and correct as of June 23, 2017 that demonstrates that the outstanding principal amount of the Loans (after giving pro forma effect to any Loan requested pursuant to Section 3.5 above) does not exceed the Borrowing Base.

3.7.                            Monthly Statement.  The New Administrative Agent shall have received a Monthly Statement, reflecting calculations and information thereon as of the Third Amendment

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Effective Date, certified by a Financial Officer of the Borrower to be true and correct as of the Third Amendment Effective Date.

3.8.                            Other Reports.  The New Administrative Agent shall have received (i) a Perfection Certificate, reflecting information thereon as of the Third Amendment Effective Date, certified by a Responsible Officer of the Loan Parties to be true and correct as of the Third Amendment Effective Date, (ii) a statement from the Collateral Agent listing all pledged Collateral.

3.9.                            Third Amendment Closing Payment.  The Administrative Agent shall have received payment in full and in cash in immediately available funds the Third Amendment Closing Payment in the amount set forth in the Fee Letter (and the Loan Parties authorize the New Administrative Agent to deduct from the initial loan proceeds made available to the Borrower all such amounts).

3.10.                     UCC Searches.  The New Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any UCC financing statement that names the Borrower or any Subsidiary as debtor in such Person’s jurisdiction of organization or formation, and the results thereof shall demonstrate that there are no Liens on the property of the Borrower or Subsidiary other than Permitted Liens and other than those with respect to which the Loan Parties have delivered to the New Administrative Agent UCC-3 termination statements.

3.11.                     Liens.  The New Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary to perfect and ensure the priority of the Liens created under the Credit Agreement or the Security Documents shall have been completed, or arrangements satisfactory to the New Lenders for the completion thereof shall have been made.

3.12.                     Termination of Existing Indebtedness under Alabama Revolving Credit Agreement.  The Loan Parties shall have (i) paid in full and cancelled all Indebtedness or otherwise satisfied all amounts due or outstanding under the Alabama Revolving Credit Agreement and (ii) delivered to the New Administrative Agent all documents and instruments necessary to release all Liens securing the obligations under all such Indebtedness on the Third Amendment Effective Date pursuant to customary payoff letters in form and substance satisfactory to the New Administrative Agent.

3.13.                     No Indebtedness under Alabama Revolving Credit Agreement.  After giving effect to this Amendment and as of the Third Amendment Effective Date (i) there shall be no Indebtedness issued or outstanding under Section 4.09(b)(2) of the Senior Secured Notes Indentures, (ii) the amount of all Indebtedness issued or outstanding (including the aggregate principal amount thereof) under Section 4.09(b)(2) of the Senior Secured Notes Indentures, including for the purposes of Section 4.09(b)(1) of the Senior Secured Notes Indentures, shall be zero ($0.00) and (iii) the Alabama Revolving Credit Agreement shall not in any way be deemed to be “outstanding” or “remaining outstanding” in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank).

3.14.                     Specified Borrower Designations and Reaffirmations.  The New Administrative Agent shall have received all necessary documents, agreements or other materials required to be

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delivered under Section 3.25 of the Amended Credit Agreement (including proof of delivery thereof to the applicable addressee thereof) to its satisfaction.

3.15.                     Certificates of Insurance.  The Loan Parties shall have delivered or caused to be delivered to the New Administrative Agent certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 5.02 of the Amended Credit Agreement and that the Collateral Agent has been named as a lender’s loss payee with respect to property coverage and an additional insured with respect to general liability coverage on all related insurance policies in form and substance reasonably satisfactory to the New Administrative Agent.

3.16.                     Legal Opinion.  The New Administrative Agent shall have received the favorable opinions of Lape, Mansfield, Nakasian & Gibson, LLC, counsel to the Borrower and its Subsidiaries, relating to the transactions contemplated by this Amendment and the Amended Credit Agreement, in form and substance satisfactory to the New Lenders.

3.17.                     Fees and Expenses.  The New Administrative Agent and New Lenders shall have received payment for all fees and expenses required to be paid on the Closing Date pursuant to any Loan Document (and the Loan Parties authorize the New Administrative Agent to deduct from the initial loan proceeds made available to the Borrower all such amounts).

3.18.                     Others.  The New Administrative Agent shall have received such other documents, agreements or information which may be reasonably required by the New Administrative Agent relating to the existence of the Loan Parties, the corporate authority for and the validity of this Amendment and the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the New Administrative Agent.

4.                                      Acknowledgment, Confirmation, Reaffirmation and Waiver.

4.1.                            In connection with the execution and delivery of this Amendment, each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible (“Property”) or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under any Loan Document (including, without limitation, the Guaranty Agreement), hereby (i) ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each such Loan Document (including, without limitation, the Guaranty Agreement), both before and after the Third Amendment Effective Date, and as amended hereby, to which it is a party, (ii) acknowledges and agrees that all such payment, performance and observance obligations and liabilities specified in clause (i) continue in full force and effect, notwithstanding the execution of the Amendment, and remain the legal, valid and binding obligations of such Loan Party and (iii) to the extent any Loan Party granted Liens on or security interests in any of its Property pursuant to any such Loan Document as security for the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately prior to the effectiveness of this Amendment) or any other obligations, liability or indebtedness of such Loan Party under or with respect to any Loan Document (as in effect immediately prior to the effectiveness

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of this Amendment), such Loan Party hereby ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately after giving effect to this Amendment) and any other obligations, liability or indebtedness of such Loan Party and the Loan Parties, as applicable, under the Amended Credit Agreement and the other Loan Documents (as in effect immediately after giving effect to this Amendment).

4.2.                            Each Loan Party (i) acknowledges receipt of a copy of, that it has reviewed the terms and provisions of, and consents to all of the terms and conditions of this Amendment, the Fee Letter and the other Loan Documents executed, delivered and/or modified in connection therewith, (ii) acknowledges and consents to the Borrower’s execution and delivery of the Amendment, the Fee Letter and any modification of the Loan Documents effected pursuant to the Amendment, (iii) agrees to be bound by all obligations in the Fee Letter to which Borrower agreed on behalf of any Loan Party therein and (iv) acknowledges that each of the Loan Documents (including, without limitation, the Guaranty Agreement), both before and after the Third Amendment Effective Date, and as amended hereby, remains in full force and effect, notwithstanding the execution of the Amendment, and hereby is ratified and confirmed.  The execution and delivery of this Amendment and the Assignments, and the performance of the Loan Parties’ obligations hereunder and under the Amended Credit Agreement, shall not (a) operate as a waiver of any right, power or remedy of the New Administrative Agent or the New Lenders, (b) operate to reduce or discharge any Loan Party’s obligations under the Amended Credit Agreement or any other Loan Document (including, without limitation, the Guaranty Agreement) to which it is a party, (c) constitute a waiver of any provision of any of the Loan Documents or (d) constitute a novation of any of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” under the Credit Agreement or any Loan Documents (as in effect immediately prior to the effectiveness of this Amendment).

4.3.                            In partial consideration of the New Administrative Agent’s and the New Lenders’ willingness to enter into this Amendment and the Assignments, each Loan Party hereby releases each of the New Administrative Agent and the New Lenders and their respective officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors (each, an “Indemnified Party”) from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof except to the extent that such matters have resulted from such Indemnified Party’s gross negligence or willful misconduct.  Each of the Loan Parties further waives any defense to its guaranty liability occasioned by this Amendment or any Assignment.  This acknowledgement and confirmation by each of the Loan Parties is made and delivered to induce the New Administrative Agent and the New Lenders to enter into this Amendment and the Assignments, and each Loan Party acknowledges that the New Administrative Agent and the New Lenders would not enter into this Amendment or the Assignments in the absence of the acknowledgement and confirmation contained herein.  For the avoidance of doubt, each Loan Party expressly acknowledges that none of the New Administrative Agent or the New Lenders shall have any liability whatsoever in respect of any action taken or omitted to be taken by the Prior Administrative Agent or any Prior Lender.

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5.                                      Miscellaneous.

5.1.                            Representations and Warranties.

(a)                                 Each of the Loan Parties hereby represents and warrants that, after giving effect to the amendments and modification contemplated by this Amendment: (a) the representations and warranties contained in (x) this Amendment and Article III of the Amended Credit Agreement and (y) Section 3.02 of the Collateral Agreement, in each case, are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) at and as of the Third Amendment Effective Date (except for those representations and warranties which by their terms relate solely to an earlier date); (b) as of the Third Amendment Effective Date, (i) the outstanding principal amount of the Loans (after giving pro forma effect to any Loan requested pursuant to Section 3.5 above) does not exceed the Borrowing Base and (ii) the information contained in Attachments A and B to the Borrowing Base Certificate delivered pursuant to Section 3.6 hereof and that certain data tape delivered to the Administrative Agent in connection with the June 23, 2017 calculation of the Borrowing Base, in each case, (A) was true and correct as of June 23, 2017 and (b) on the Third Amendment Effective Date, remains and continues to be true and correct as of June 23, 2017, (c) the Excess Cash calculation set forth in Attachment C to the Borrowing Base Certificate delivered pursuant to Section 3.6 hereof (A) was true and correct as of June 29, 2017 and (b) on the Third Amendment Effective Date, remains and continues to be true and correct as of June 29, 2017, (d) no Default or Events of Default exists on and as of the Third Amendment Effective Date; (e) it has the corporate or limited liability company power and authority to execute and deliver this Amendment and each of the documents executed and delivered in connection herewith and to perform its obligations hereunder and has taken all necessary corporate or limited liability company action to authorize the execution, delivery, and performance by it of this Amendment and each of the documents executed and delivered in connection herewith; and (f) it has duly executed and delivered this Amendment and each of the documents executed and delivered in connection herewith, and this Amendment and each of the documents executed and delivered in connection herewith constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

(b)                                 Each Loan Party hereby represents and warrants that (i) the Bank Obligations constitute “Designated Priority Obligations” under the Collateral Agreement and constitute Indebtedness under Section 4.09(b)(1) of the Senior Secured Notes Indentures, (ii) no “Discharge of Designated Priority Obligations” or “Discharge” of “Bank Obligations” under the Collateral Agreement has occurred, (iii) no Indebtedness (other than the Bank Obligations) constitutes “Designated Priority Obligations,” (iv) after giving effect to this Amendment, there is no Indebtedness outstanding under Section 4.09(b)(2) of the Senior Secured Notes Indentures, (v) after giving effect to this Amendment, the Alabama Revolving Credit Agreement is cancelled and not outstanding in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization

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of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank) and (iv) to the knowledge of each Loan Party, no Person has challenged or taken a position that is contrary to any of the foregoing or taken or omitted to take any action that could reasonably be expected to challenge, be contrary to or contradict any of the foregoing.

5.2.                            Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed in connection with the Amended Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

5.3.                            References in Other Loan Documents.  From and after the Third Amendment Effective Date, all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement.

5.4.                            Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which is deemed an original, and all of which together shall constitute one and the same agreement.  Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission (including Adobe PDF) shall be effective as delivery of an original.

5.5.                            Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVEREND BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

5.6.                            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.7.                            Continuing Agreements.  Except as specifically modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (and Exhibits and Schedules thereto) shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the Loan Parties which have accrued prior to the effectiveness of the provisions hereof.  Without limiting the generality of the foregoing, each Loan Party hereby ratifies and confirms that all liens heretofore granted under the Credit Agreement and the other Loan Documents were intended to, do and continue to secure the full payment and performance of the Credit Facilities under the Amended Credit Agreement.  Each Loan Party agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as New Administrative Agent may reasonably request in order to perfect and protect the liens and preserve and protect the rights of the New Lenders.

5.8.                            Payment of Costs and Expenses.  On the Third Amendment Effective Date, upon presentation of invoices and reasonable supporting documentation, the Borrower will pay all reasonable out-of-pocket costs and expenses of the New Administrative Agent in connection with the preparation, execution, and delivery of this Amendment (including the reasonable fees and expenses of counsel to the New Administrative Agent (and all out-of-pocket costs and expenses as provided for in Section 9.04 of the Amended Credit

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Agreement; provided, however, that the New Administrative Agent will first apply any unused portion of the deposit or any additional deposits received by it to any such costs and expenses.

5.9.                            Approval by Lenders.  The New Administrative Agent and each New Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, the Amendment, the Amended Credit Agreement, each other Loan Document and each other document required to be approved by the New Administrative Agent, the Required Lenders, or the New Lenders, as applicable.

* * * Remainder of Page Blank — Signature Pages Follow * * *

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

Community Choice Financial Inc.

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

SUBSIDIARY GUARANTORS:

Each of the Subsidiary Guarantors identified on Schedule 1 hereto

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

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NEW ADMINISTRATIVE AGENT:

Victory Park Management, LLC

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

NEW LENDERS:

VPC Investor Fund B II, LLC

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC Specialty Lending Investments PLC

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

Schedule 1

Subsidiary Guarantors

ARH-Arizona, LLC	Checksmart Financial Company
BCCI CA, LLC	Checksmart Financial Holdings Corp.
BCCI Management Company	Checksmart Financial, LLC
Beneficial Lending Solutions of California LLC	Checksmart Money Order Services, Inc.
Beneficial Lending Solutions of Ohio LLC	Community Choice Family Insurance Agency, LLC
Beneficial Lending Solutions of Tennessee LLC	CS-Arizona, LLC
Beneficial Lending Solutions of Utah LLC	Direct Financial Solutions, LLC
Buckeye Check Cashing, Inc.	Express Payroll Advance of Ohio, Inc.
Buckeye Check Cashing II, Inc.	Fast Cash, Inc.
Buckeye Check Cashing of Alabama, LLC	First Virginia Credit Solutions, LLC
Buckeye Check Cashing of Arizona, Inc.	First Virginia Financial Services, LLC
Buckeye Check Cashing of California, LLC	Hoosier Check Cashing of Ohio, LTD
Buckeye Check Cashing of Connecticut, LLC	Insight Capital, LLC
Buckeye Check Cashing of Florida, Inc.	Lender’s Account Services LLC
Buckeye Check Cashing of Kentucky, Inc.	National Tax Lending, LLC
Buckeye Check Cashing of Michigan, Inc.	QC Financial Services of California, Inc.
Buckeye Check Cashing of Tennessee, LLC	Reliant Software, Inc.
Buckeye Check Cashing of Texas, LLC	CCCS On-Line LLC
Buckeye Check Cashing of Virginia, Inc.	CCF of Alaska LLC
Buckeye Commercial Check Cashing of Florida, LLC	CCF of Delaware LLC
Buckeye Credit Solutions, LLC	CCF of Hawaii LLC
Buckeye Lending Solutions, LLC	CCF of Idaho LLC
Buckeye Lending Solutions of Arizona, LLC	CCF of Illinois LLC
Buckeye Lending Solutions of Tennessee, LLC	CCF of Kansas LLC
Buckeye Small Loans, LLC	CCF of Louisiana LLC
Buckeye Title Loans, Inc.	CCF of Maine LLC
Buckeye Title Loans of California, LLC	CCF of Minnesota LLC
Buckeye Title Loans of Tennessee, LLC	CCF of Mississippi LLC
Buckeye Title Loans of Virginia, LLC	CCF of Missouri LLC
California Check Cashing Stores, LLC	CCF of Nevada LLC
Cash Central of Alabama, LLC	CCF of New Mexico LLC
Cash Central of Alaska, LLC	CCF of North Dakota LLC
Cash Central of California, LLC	CCF of Oklahoma LLC
Cash Central of Delaware, LLC	CCF of South Carolina LLC
Cash Central of Florida LLC	CCF of South Dakota LLC
Cash Central of Hawaii, LLC	CCF of Washington LLC
Cash Central of Idaho, LLC	CCF of Wisconsin LLC
Cash Central of Illinois LLC	CCF of Wyoming LLC
Cash Central of Kansas, LLC
Cash Central of Louisiana, LLC
Cash Central of Minnesota, LLC
Cash Central of Mississippi, LLC
Cash Central of Missouri, LLC
Cash Central of Nevada, LLC
Cash Central of New Mexico LLC
Cash Central of North Dakota, LLC
Cash Central of Ohio, LLC
Cash Central of Oklahoma, LLC
Cash Central of South Carolina LLC
Cash Central of South Dakota, LLC
Cash Central of Tennessee, LLC
Cash Central of Texas, LLC
Cash Central of Utah, LLC
Cash Central of Virginia LLC
Cash Central of Washington, LLC
Cash Central of Wisconsin, LLC
Cash Central of Wyoming, LLC
CCCIS, Inc.
CCCS Corporate Holdings, Inc.
CCCS Holdings, LLC

Exhibit A

Amended Credit Agreement

Attached

EXHIBIT A TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

Up To $47,000,000

REVOLVING CREDIT AGREEMENT

among

COMMUNITY CHOICE FINANCIAL INC.,

THE LENDERS PARTY HERETO

and

Victory Park Management, LLC,

as Administrative Agent

i

(continued)

(continued)

(continued)

Page

SCHEDULES

Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08(a)	-	Subsidiaries
Schedule 3.08(b)	-	Unrestricted Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 5.12	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Borrowing Request
Exhibit C	-	Form of Junior Lien Intercreditor Agreement
Exhibit D	-	Form of Borrowing Base Certificate
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Revolving Note

REVOLVING CREDIT AGREEMENT, dated as of April 29, 2011 (as the same may have been and may be hereafter further amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, as amended by the THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of June 30, 2017 (as the same may have been and may be hereafter further amended, restated, supplemented or otherwise modified from time to time)) (this “Agreement”), among COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation (the “Borrower”), the Lenders (as defined in Article I), and VICTORY PARK MANAGEMENT, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Holders.

The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Revolving Loan Termination Date, in an aggregate principal amount at any time outstanding not in excess of $47,000,000.  The proceeds of the Loans on and after the Third Amendment Effective Date are to be used solely (i) to refinance certain Indebtedness under the Alabama Revolving Credit Agreement, (ii) to refinance or repurchase Indebtedness constituting the Senior Secured Notes, (iii) to finance Borrower’s existing portfolio of Eligible Loan Receivables and future origination of Eligible Loan Receivables, (iv) to pay fees and expenses in connection with the transactions contemplated by the Third Amendment and (v) for general corporate purposes of the Borrower and the Subsidiaries and as otherwise permitted by this Agreement.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Acceptable Commitment” shall have the meaning assigned to such term in Section 6.03(a)(iv).

“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” shall have the meaning assigned to such term in Section 6.03(a)(iii).

“Additional Payment” shall have the meaning assigned to such term in Section 2.05(b).

“Adjusted LIBO Rate” shall mean the greater of (i) 1.0% per annum and (ii) the London Interbank Offered Rate per annum last published by the Wall Street Journal for deposits of U.S. Dollars for a period of three months on the last Business Day of each calendar month.  If no such

London Interbank Offered Rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent at which deposits of U.S. Dollars in immediately available funds are offered on the last Business Day of each calendar month by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for a period of three months for the applicable principal amount on such date of determination.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” shall mean 80%; provided, however, that at any time during which a Level I Trigger Event has occurred and is continuing the Advance Rate shall be 70%.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 6.06.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(d)(ii).

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of all of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement to Increase” shall mean the Agreement to Increase Total Commitment, dated as of May 29, 2015, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Administrative Agent.

“Alabama Revolving Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of July 31, 2009, by and between the Alabama Subsidiary and Republic Bank, as the same has been amended as of December 31, 2009 and as amended and restated of the Closing Date, and as the same may be further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Alabama Subsidiary” shall mean Insight Capital, LLC.

“Annualized Net Yield” shall mean, as of the last day of a calendar month, the rate, (a) expressed as a percentage equal to a fraction, (i) the numerator of which is the aggregate amount of interest and fees collected with respect to all Loan Receivables for such calendar month, and (ii) the denominator of which is the aggregate principal balance of all Eligible Loan Receivables at the opening of such calendar month and (b) multiplied by 12.

“Applicable Commitment Percentage” shall mean with respect to any Lender, at any time, the percentage (carried out to the ninth decimal place) of the Total Commitment, represented by the amount of the Commitment of such Lender at such time; provided, that if the Total Commitment has been terminated at such time, then the Applicable Commitment Percentage of each Lender shall be the Applicable Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments The initial Applicable Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 attached hereto or in any Assignment and Assumption permitted hereunder pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Percentage” shall mean, for any day with respect to any Eurodollar Loan, 11.00% per annum.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or Holder or (c) an entity or an Affiliate of an entity that administers or manages a Lender or Holder.

“Asset Sale” shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than non-voting Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.01), whether in a single transaction or a series of related transactions; in each case, other than: (i) any disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business; (ii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.04; (iii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.05; (iv) any disposition of assets by the Borrower or a Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15,000,000; (v) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary; (vi) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; (vii) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (viii) foreclosures, condemnation or any similar action on assets or the granting of Liens, in each case, not prohibited by this Agreement (ix) any financing transaction with respect to property constructed or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations, within 12 months of such construction or acquisition and otherwise permitted by this Agreement; (x) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; (xi) the sale or discount of inventory, accounts or loans receivable or notes receivable in the ordinary course of business or the conversion of accounts or loans receivable to notes receivable; (xii) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis; (xiii) the unwinding of any Hedging Obligations; (xiv) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (xv) the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole; and (xvi) the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law.

“Asset Sale Offer” shall have the meaning assigned to such term in the Senior Secured Notes Indentures.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender or a Holder and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.03), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction shall mean, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Senior Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Backup Servicer” shall mean a Person, reasonably satisfactory to Administrative Agent, that the Loan Parties have appointed and that is providing backup servicing and its successors and permitted assigns reasonably satisfactory to Agent.

“Backup Servicing Agreement” shall mean the Backup Servicing Agreement among the Backup Servicer, Borrower and Administrative Agent, as amended, restated, supplemented, replaced, or otherwise modified from time to time in accordance with the terms thereof.

“Bank Obligations” shall mean (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party or an Affiliate of a Loan Party under each Hedging Agreement.

“Bank Secured Parties” shall mean (a) the Lenders and Holders, (b) the Administrative Agent, (c) each counterparty to any Hedging Agreement with a Loan Party or an Affiliate of a Loan Party, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and permitted assigns of each of the foregoing.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Books and Records” shall mean all of Loan Parties’ original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in electronic form in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01(d).

“Borrowing” shall mean a borrowing consisting of the making of any Loan by each of the Lenders pursuant to Section 2.01.  Interest shall accrue from and including the first day of a Borrowing to the last day of such Borrowing.

“Borrowing Base” shall mean, on any date of determination, the sum of:

(a)           an amount equal to the product of (i) the Advance Rate and (ii) (A) the Principal Loan Receivables balance of the sum of all of the Eligible Loan Receivables, minus (B) the Excess Concentration Amount, plus

(b)           one hundred percent (100%) of the balance of Excess Cash.

“Borrowing Base Certificate” shall mean a certificate duly executed by a Financial Officer of the Borrower substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Stock” shall mean (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” shall mean

(i)                                     United States dollars or Canadian dollars;

(ii)                                  (A) euro, pounds sterling or any national currency of any participating member state of the EMU; or (B) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business;

(iii)                               securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(iv)                              certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a “Qualifying Bank Instrument”); provided that, with respect to any Qualifying Bank Instrument held by (x) the Borrower or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 or a non-U.S. commercial bank having capital and surplus of not less than $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination);

(v)                                 repurchase obligations for underlying securities of the types described in clause (iii) or (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)                              commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(vii)                           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(viii)                        investment funds investing 95% of their assets in securities of the types described in clauses (i) through (vii) above and (ix) through (xi) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (xi) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

(ix)                              Indebtedness or Preferred Stock issued by Persons (other than the Borrower or any Affiliate of the Borrower) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(x)                                 Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(xi)                              in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s and S&P (or, if at any time either Moody’s or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (i) or (ii) above, provided that such amounts are converted into any currency described in either clause (i) or (ii) above as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, regulations or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, regulations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than the Permitted Holders; or (ii) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Borrower or any Parent Entity.

“Charged-Off Loan Receivables” shall mean any Loan Receivable which has principal, interest or fees that has been delinquent for 30 days or charged off or deemed uncollectible by the Borrower, any Loan Party or Servicer, as applicable, pursuant to the Program Guidelines.

“Closed-End Loan” shall mean a Consumer Loan consisting of either (i) an amortizing unsecured consumer installment loans or (ii) an amortizing Title Loan.

“Closed-End Loan Receivables” shall mean Loan Receivables in respect of Closed-End Loans.

“Charges” shall have the meaning assigned to such term in Section 9.08.

“Closing Date” shall mean April 29, 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Security Documents, and any successor thereto.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of April 29, 2011 (as the same may have been and may be hereafter further amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Senior Secured Notes Trustee and the Collateral Agent, creating security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.03.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall have the meaning assigned to such term in Section 9.01(d)(ii).

“Compliance Certificate” shall mean a certificate duly executed by a Financial Officer of the Borrower substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i)                                     consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

(ii)                                  consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(iii)                               interest income on cash and Cash Equivalents for such period (which, for the avoidance of doubt, does not include income on or related to the Borrower’s loan products).

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(i)                                     any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the

Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(ii)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(iii)                               any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(iv)                              any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

(v)                                 the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(vi)                              solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of Section 6.05, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(vii)                           effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)                        any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(ix)                              any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

(x)                                 any (A) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (B) income (loss) attributable to deferred compensation plans or trusts and (C) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

(xi)                              any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent such fees and expenses are permitted to be paid under Section 6.06 and to the extent deducted in computing Net Income shall be excluded,

(xii)                           any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

(xiii)                        any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Closing Date, or in connection with the Transactions, shall be excluded.

Notwithstanding the foregoing, for the purposes of Section 6.05 only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Borrower or any of the Restricted Subsidiaries or any sale of the stock of an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 6.05 pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” as of any date of determination shall mean the ratio of (1) Consolidated Total Indebtedness of the Borrower and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Borrower’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Indebtedness” shall mean, as at any date of determination, an amount equal to (a) the sum of (i) the aggregate amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (for the avoidance of doubt, excluding any (A) Hedging Obligations and (B) performance bonds or any similar instruments) and (ii) the aggregate amount of all outstanding Disqualified Stock of the Borrower and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (b) any Excess Cash.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the Borrower.

“Consumer Credit” shall have the same meaning as such term in is defined in 12 C.F.R §1002(j).

“Consumer Loan Agreement” shall mean a consumer loan agreement (together with all related agreements, documents and instruments executed and/or delivered in connection therewith) or similar contract, pursuant to which a Loan Party or any Restricted Subsidiary of any Loan Party (i) agrees to make Consumer Loans from time to time or (ii) otherwise possesses the authority (as assignee or holder) to enforce the terms of a Consumer Loan.

“Consumer Loans” shall mean secured and unsecured consumer loans (including consumer lines of credit and installment loans and similar instruments and products) either (i) made by the Loan Parties or any of their Subsidiaries (other than Borrower) to individuals resident of the United States of America in the ordinary course of business and in accordance with all applicable Requirements and the Program Guidelines (including the Loan Parties’ and their Subsidiaries’ standard credit and underwriting policies included in such Program Guidelines).

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Account” shall mean each deposit account and securities account that is (i) subject to an account control agreement in form and substance satisfactory to the Administrative Agent in accordance with Section 3.04(b) or 3.04(c) of the Collateral Agreement and (ii) owned by a Loan Party in respect of which the Lenders have received a legal opinion, covering the due authorization of the execution and delivery of certain of the Loan Documents by such Loan Party and the performance of such Loan Party’s obligations thereunder, the due execution and delivery of such Loan Documents by such Loan Party, and such other matters as the Administrative Agent may reasonably require, in form and substance satisfactory to the Administrative Agent.

“Corporate Liquidity” shall mean, on any date of determination, an amount equal to one hundred percent (100%) of the balance of the unrestricted (it being agreed and acknowledged that cash collateral securing surety bonds and letters of credit posted or maintained by the Loan Parties shall be deemed to be “restricted”, but that cash and Cash Equivalents maintained in Controlled Accounts are “unrestricted”) cash and Cash Equivalents of the Loan Parties.  For avoidance of doubt, no cash or Cash Equivalents of any Unrestricted Subsidiary (including CCFI Funding II, LLC) shall be included in the definition or calculation of Corporate Liquidity.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Facilities” shall mean the revolving credit facilities provided for by this Agreement.

“Cumulative Net Loss” shall mean, as of any date of determination and with respect to any Vintage Pool, the aggregate principal amount of related Loan Receivables in such Vintage Pool that have become Charged-Off Loan Receivables or otherwise liquidated, net of all liquidation proceeds and other recoveries with respect to such Loan Receivables, during the period beginning on the applicable date of origination through the end of the twelfth (12th) completed full calendar month.

“Cumulative Net Loss Rate” shall mean, as of any date of determination and with respect to any Vintage Pool, a rate, expressed as a percentage equal to a fraction, (I) the numerator of which is the aggregate Cumulative Net Loss with respect to all related Loan Receivables in such Vintage Pool and (II) the denominator of which is the aggregate principal balance of all Loan Receivables in such Vintage Pool at the time of origination; provided, that the Cumulative Net Loss Rate shall not be calculated for any Vintage Pool (and shall not be measured hereunder) unless and until twelve (12) completed calendar months have occurred following the origination of such Vintage Pool.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of one or more conditions precedent to funding set forth in Article IV (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) not having been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on a condition precedent to funding set forth in Article IV (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) which cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an certificate executed by a Financial Officer of the Borrower or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05.

“Designated Priority Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“DIP Credit Facility” shall have the meaning assigned to such term in Section 5.15.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the Maturity Date and the date the Commitments are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Draw Fee” shall have the meaning assigned to such term in Section 2.05(c).

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(i)                                     increased (without duplication and only to the extent decreasing Consolidated Net Income of such Person for such period) by:

(A)                               provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(B)                               Fixed Charges of such Person for such period, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i)(w) through (i)(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

(C)                               Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(D)                               the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment or refinancing of Indebtedness (including, for the avoidance of doubt, the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by this Agreement and including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions (to the extent the aggregate amount of such bonus payments does not exceed the amount of such bonus payments described in the Senior Secured Notes Offering Circular), in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(E)                                the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

(F)                                 any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

(G)                               the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Borrower deducted in computing net income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

(H)                              the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Borrower in good faith to be realized within 12 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officer’s Certificate delivered to the Administrative Agent that certifies that such projected net cost savings meet the criteria of this clause (H), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (H) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (E) above and (z) the aggregate amount of net cost savings added pursuant to this clause (H) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that the additions made pursuant to this clause (H) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(I)                                   any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05; plus

(J)                                   the amount of expenses relating to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under this Agreement; plus

(K)                               proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

(L)                                any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii)                                  decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B)

any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 9.03(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.03(b)(iii)).

“Eligible Loan Receivables” shall mean, as of any date of determination, Loan Receivables (net of unearned interest, fees, unearned discounts, and insurance commissions thereon) that are Loan Receivables designated as product type, or bearing internal coding as, “Title,” “LOC” and “Installment (Medium-Term)” in Borrower’s system as such product types or internal coding are in effect as of the Third Amendment Effective Date (provided, such designations and internal coding, including the types, amounts or other characteristics of Loan Receivables comprising such product types or internal coding, shall not be altered, amended, changed, modified or updated without the prior written consent of the Administrative Agent), and solely in the case of Title Loan Receivables, Loan Receivables which are Chattel Paper, and which conform to the warranties set forth in Section 3.26, in which Collateral Agent has a validly perfected first or second priority Lien, and which are not any of the following:

(a)                                 Loan Receivables that serve as collateral to secure the SPV II Notes or any Obligations in respect thereto;

(b)                                 Loan Receivables that are 30 days delinquent or are otherwise Charged-Off Loan Receivables;

(c)                                  Loan Receivables where the obligor has missed the first scheduled payment of principal, interest or any other costs, fees and expenses (the “First Scheduled Payment Amount”); provided; however, that any such Loan Receivable where the obligor has fully cured and paid in full the First Scheduled Payment Amount within thirty (30) days after the scheduled First Scheduled Payment Amount due date (which date shall not have been extended or modified in any respect) shall no longer be deemed to be ineligible as a result of this subsection (c);

(d)                                 Loan Receivables that have been modified in any respect, excluding immaterial modifications not impacting the existing economics (as originally disclosed to the borrower pursuant to Regulation Z) or payment schedule of the loan by more than fifteen (15) days (it being understood that neither: (A) changes in terms for open-end credit implemented in compliance with Regulation Z; (B) reductions of interest accrued pursuant to the stated terms of the contract in connection with any borrower’s delay in contractual performance to allow total interest paid on such Loan Receivable to reflect or approximate the initial cost of credit disclosed to the borrower; nor (C) shall the fact that any Loan Receivable (that is otherwise an Eligible Loan Receivable) be deemed to be ineligible as a result of any skip payment arrangement (unless such arrangement includes modifications to be more than one (1) scheduled payment set forth in the consumer’s original Consumer Loan Agreement) with respect to such Loan Receivable;

(e)                                  Loan Receivables involved in litigation or subject to legal, bankruptcy or insolvency proceedings or Loan Receivables with obligors subject to bankruptcy or insolvency proceedings;

(f)                                   Loan Receivables that violate applicable consumer protection state or usury laws in any material respect;

(g)                                  Loan Receivables, other than Loan Receivables constituting consumer lines of credit, with respect to which any obligations of the related originator or any assignee thereof to fund additional advances or other amounts remains outstanding;

(h)                                 Loan Receivables that are subject to assignment or confidentiality restrictions applicable to the related originator or applicable Loan Party;

(i)                                     Loan Receivables made to residents in states where the applicable Loan Party was not licensed or registered to the extent required by applicable state law when such Consumer Loan was made; or

(j)                                    Loan Receivables originated by a Loan Party without a required, valid and current state license (unless a license is not required for the origination of such Loan Receivable) then existing and in full force and effect on the Third Amendment Effective Date (or renewals or replacements thereof) unless (i) otherwise consented to in writing by the Administrative Agent in its sole discretion (in which case, such consent shall apply to any renewals or replacements thereof) or (ii) the Loan Receivable is originated pursuant to the same type of license possessed by any Loan Party on the Third Amendment Effective Date or consented to pursuant to subclause (i) (it being understood and agreed that this subclause (ii) is intended to accommodate, among other things, intercompany reorganizations of the Loan Parties);

provided, that in the event any amendment, modification or supplement to the Program Guidelines that is adverse to Administrative Agent, any Lender or any Holder in any material respect is made without Administrative Agent’s prior written consent, notwithstanding anything in this Agreement to the contrary, any Consumer Loans originated pursuant to or in accordance with any such amended, modified or supplemented Program Guidelines shall not constitute “Eligible Loan Receivables” for purposes of this Agreement or any other Loan Document without the prior written consent of the Administrative Agent.

“EMU” shall mean the economic and monetary union as contemplated by the Treaty on European Union.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, trust fund reimbursements and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release of any Hazardous Materials.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“euro” shall mean the single currency of participating member states of the EMU.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash” shall mean, as at any date of determination, an amount equal to (a) the cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date (but excluding any cash or Cash Equivalents that are (or would be) the proceeds of Secured Indebtedness for which the amount of “Excess Cash” is being calculated), less (b) the sum of the aggregate amount of Store Cash and Excluded Cash of the Borrower and the Restricted Subsidiaries as of such date; provided that, the calculation of each such amount as of any relevant date of determination shall be set forth in an Officer’s Certificate delivered to the Administrative Agent in which the relevant Officer shall also certify that the Borrower and the Subsidiary Guarantors are in compliance with the requirements set forth in the Collateral Agreement regarding cash, including that the Borrower and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent to have “control” (as defined in the Uniform Commercial Code) over at least 90% of the cash and Cash Equivalents of the Borrower and the Subsidiaries (other than Excluded Cash and Store Cash of the Borrower and the Subsidiaries) unless maintained in Securities Accounts (as defined in the Collateral Agreement) as provided in Section 3.04(c) of the Collateral Agreement.

“Excess Concentration Amount” shall mean, as of any date of determination, the following with respect to the Loan Receivables included in the calculation of “Eligible Loan Receivables”:

(a)         the Principal Loan Receivables balance of the Title Eligible Loan Receivables in excess of 20.0% of the Principal Loan Receivables balance of all Eligible Loan Receivables as of such date;

(b)         the Principal Loan Receivables balance of the Title Eligible Loan Receivables with the lowest interest rate until the weighted average interest rate of all the remaining Title Eligible Loan Receivables (i.e., excluding such lowest interest rate Title Eligible Loan Receivables) is at or above 125.0%;

(c)          the Principal Loan Receivables balance of the Eligible Loan Receivables constituting unsecured Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) with the lowest interest rate until the weighted average interest rate of all the remaining Eligible Loan Receivables constituting unsecured Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) (i.e., excluding such lowest interest rate Eligible Loan Receivables) is at or above 175.0%;

(d)         the Principal Loan Receivables balance of the Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) with the longest original term until the weighted average original term to maturity of all the remaining Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) (i.e., excluding such longest original maturity Eligible Loan Receivables) is at or below twenty-four (24) months;

(e)          the Principal Loan Receivables balance of the Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) with the highest original principal balance until the weighted average original principal balance of the remaining Eligible Loan Receivables (and excluding consumer lines of credit Eligible Loan Receivables) (i.e., excluding such highest original principal balance Eligible Loan Receivables) is at or below $2,500;

(f)           the Principal Loan Receivables balance of the Eligible Loan Receivables where the applicable obligors have monthly income (to the extent that Borrower has such monthly income data) less than $2,000 in excess of 20.0% of the Principal Loan Receivables balance of all Eligible Loan Receivables as of such date;

(g)          the Principal Loan Receivables balance of the Eligible Loan Receivables originated in the State of California in excess of 60.0% of the Principal Loan Receivables balance of all Eligible Loan Receivables as of such date;

(h)         the Principal Loan Receivables balance of the Eligible Loan Receivables constituting consumer lines of credit Eligible Loan Receivables originated in the State of Virginia in excess of 15.0% of the Principal Loan Receivables balance of all Eligible Loan Receivables as of such date;

(i)             the Principal Loan Receivables balance of the Title Eligible Loan Receivables originated in the State of Arizona in excess of 5.0% of the Principal Loan Receivables balance of all Eligible Loan Receivables as of such date; and

(j)            the Principal Loan Receivables balance of the Eligible Loan Receivables originated in the State of Rhode Island in excess of $3,000,000 as of such date.

“Excess Proceeds” shall have the meaning assigned to such term in Section 6.03(a)(iv).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Cash” shall have the meaning set forth in the Collateral Agreement.

“Excluded Contribution” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to a certificate executed by a principal Financial Officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05.

“Excluded Rights and Obligations” shall have the meaning assigned to such term in Section 9.03(b)(iv).

“Excluded Taxes” shall mean, with respect to any payment made hereunder by or on account of any obligation of the Borrower or any other Loan Party to the Administrative Agent, any Lender, Holder or any other recipient, (a) income or franchise Taxes imposed on (or measured by) its net income (however denominated) by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Holder, in which its applicable lending or funding office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding Taxes attributable to such recipient’s failure to comply with documentation requirements of Section 2.19(e), and (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding Tax (including withholding Tax imposed under FATCA) that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending or funding office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending or funding office (or assignment), to receive additional amounts from the Borrower or any other Loan Party with respect to such withholding Tax pursuant to Section 2.19(a).

“Existing Credit Agreements” shall mean each of (a) the Credit Agreement among CheckSmart Financial Company, Checksmart Financial Holdings Corp., RBS Securities Corporation and Bear Stearns Corporate Lending Inc., dated as of May 1, 2006, (b) the First Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch and Union Bank of California, N.A., dated September 29, 2006, and (c) the Second Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch and Union Bank of California, N.A., dated September 29, 2006, in the case of each of the foregoing, as the same has been amended, restated, amended and restated, supplemented and otherwise modified prior to the Closing Date.

“Exit Payment” shall mean the premium to be paid in connection with certain prepayments of the Loans or Revolving Notes pursuant to this Agreement, including pursuant to Section 2.11 and Section 2.12 or, in all cases, if an Event of Default occurs and is continuing under Article VII.  Such Exit Payment shall be equal to, with respect to such prepayment to be made or made during any period set forth in the table below, the percentage set forth beside such period in such table of the aggregate principal amount of the Loans or Revolving Notes then prepaid or required to be prepaid:

Period	Exit Payment
After Third Amendment Effective Date through and including January 31, 2019	Yield Maintenance Premium

provided, however, that any Exit Payment due and owing hereunder shall be reduced by fifty percent (50%) with respect to any prepayment or repayment of the Loans or Revolving Notes made solely as a result of a Regulatory Notice Event having a Material Adverse Effect.  The Loan Parties acknowledge and agree that the Exit Payment, if any, represents bargained for consideration in exchange for the right and privilege to redeem the Loans or Revolving Notes.

“fair market value” shall mean, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the letter agreement, dated as of the Third Amendment Effective Date, by and between the Borrower and the Administrative Agent.

“Fees” shall mean the Commitment Fees, the Additional Payment, the Draw Fees and the Third Amendment Closing Payment.

“Final Availability Date” shall mean the earlier of (a) the date that is six (6) calendar months prior to the Maturity Date and (b) the date on which the Total Commitment shall terminate or, with respect to any Lender, the date on which such Lender’s Commitment shall terminate, in each case, in accordance with the provisions of this Agreement.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment” shall mean that certain First Amendment to Revolving Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Administrative Agent.

“First Amendment Effective Date” shall mean March 27, 2015.

“First Lien Priority” shall mean, as to any Indebtedness or other Obligations secured by a Lien, relative to the Secured Obligations, having equal, first-lien priority on the Collateral and the representative for the holders of which has become a party to the Collateral Agreement.

“First Payment Default Rate” shall mean, as of any date of determination and with respect to any Vintage Pool, a rate, expressed as a percentage equal to a fraction, (I) the numerator of which is the aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool where the obligor has missed the first scheduled payment of principal, interest or any other costs, fees and expenses and (II) the denominator of which is the aggregate number of all Consumer Loans underlying the Loan Receivables in such Vintage Pool; provided, that the First Payment Default Rate shall not be calculated for any Vintage Pool (and shall not be measured hereunder) unless and until two (2) completed calendar months have occurred following the origination of such Vintage Pool.

“First Scheduled Payment Amount” shall have the same meaning assigned to such term in the definition of Eligible Loan Receivables.

“Fixed Charge Coverage Ratio” shall mean with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Borrower or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and shall be made in accordance with Article 11 of Regulation S-X.  In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any Asset Sale or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officer’s Certificate delivered to the Administrative Agent that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable, (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of EBITDA and (z) net operating expense reductions given pro forma effect shall not include any operating expense reductions related to the combination of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary or combined with the operations of the Borrower or any Restricted Subsidiary.  Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (H) of the definition thereof.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period).  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i)                                     Consolidated Interest Expense of such Person for such period;

(ii)                                  all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period;

(iii)                               all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period; and

(iv)                              the aggregate (without duplication) of all scheduled payments of principal on Indebtedness required to have been made during such period (whether or not such payments are actually made), including scheduled principal payments on any related party notes.

“Foreign Holder” shall mean any Holder than is not a United States person within the meaning of the Section 7701(a)(30) of the Code.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Closing Date, it being understood that, for purposes of this Agreement, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.  At any time after the Closing Date, the Borrower may elect, for all purposes hereof, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that (i) any such election, once made, shall be irrevocable (and shall only be made once), (ii) all financial statements and reports required to be provided after such election shall be prepared on the basis of IFRS, (iii) from and after such election, all ratios, computations and other determinations based on GAAP shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Closing Date, (iv) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 6.05 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 6.01 (or any other action conditioned on the Borrower and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid hereunder on the date made, incurred or taken, as the case may be, (v) all accounting terms and references herein to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (vi)  in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense; provided that such payments under an operating lease shall be treated as an operating expense in computing Consolidated Net Income.  The Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent and the Lenders promptly after having made such election (and in any event, within 15 days thereof).  For the avoidance of doubt, solely making an election

(without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners); provided, however, that the term shall also include all network card and other association entities that materially regulate, support or impact the operations or business of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries.

“Granting Lender” shall have the meaning assigned to such term in Section 9.03(h).

“guarantee” of or by any Person shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” shall mean the guarantee by any Subsidiary Guarantor of the Borrower’s Bank Obligations.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated April 29, 2011 (as the same may have been and may be hereafter further amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Subsidiaries party thereto and the Administrative Agent.

“Hazardous Materials” shall mean (a) any petroleum products, byproducts additives or fractions and all other hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any agreement governing Hedging Obligation of a Loan Party or an Affiliate of a Loan Party that (i) is in effect on the Closing Date with a counterparty that is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent at the time such Hedging Agreement is entered into.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” shall mean a holder of a Revolving Note.

“Indebtedness” shall mean, with respect to any Person, without duplication:

(i)                                     any indebtedness (including principal and premium) of such Person, whether or not contingent:

(A)                               in respect of borrowed money;

(B)                               evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(C)                               representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(D)                               representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in any of clauses (A) through (D) (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that, Indebtedness of any Parent Entity that is non-recourse to the Borrower and all of its Restricted Subsidiaries but that appears on the consolidated balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded;

(ii)                                  all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(iii)                               to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(iv)                              to the extent not otherwise included, the obligations of the type referred to in clause (i) or (ii) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.  For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.04(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Borrower.

“Information” shall have the meaning assigned to such term in Section 9.13.

“Initial Unrestricted Subsidiary” shall mean Latin Card Strategy, LLC, a Delaware limited liability company.

“Interagency Guidelines” shall mean the Interagency Guidelines Establishing Information Security Standards, as set forth in Appendix B to 12 C.F.R. Part 30.

“Interest Payment Date” shall mean the last Business Day of each month and shall further include the date on which the Loan Document Obligations (including all Obligations in respect of the Revolving Notes) are paid in full.

“Investment Grade Rating” shall mean (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investments” shall mean, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 6.05, (i) Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (1) the Borrower’s Investment in such Subsidiary at the time of such redesignation, less (2) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the board of directors of the

Borrower.  If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Borrower (or the applicable Restricted Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Borrower’s (and the Restricted Subsidiaries’) Investments in such Subsidiary that were not sold or disposed of.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Investor Management Agreement” shall mean the Advisory Services and Monitoring Agreement, dated April 29, 2011, among the Borrower, CheckSmart Financial Company, California Check Cashing Stores, LLC, the Sponsor and GGC Administration, LLC.

“Investors” shall mean the Sponsor and Golden Gate Private Equity, Inc. and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by Golden Gate Private Equity, Inc., but not including, however, any portfolio companies of any of the foregoing.

“Junior Lien Indebtedness” shall mean any Indebtedness incurred by the Borrower or any Subsidiary Guarantor that is secured by Liens on the Collateral having Junior Lien Priority relative to the Liens securing the Secured Obligations.

“Junior Lien Intercreditor Agreement” shall mean a junior lien intercreditor agreement among the Collateral Agent and the representative of the holders of the Junior Lien Indebtedness, in substantially the form attached hereto as Exhibit C.

“Junior Lien Priority” shall mean, relative to specified Indebtedness or other Obligations secured by a Lien, having a junior Lien priority on specified Collateral and subject to a Junior Lien Intercreditor Agreement.

“Late Charge” shall have the meaning assigned to such term in Section 2.18(a).

“Lenders” shall mean the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Level I Trigger Event” shall mean the occurrence of any of the following:

(a)                                 Maximum Three-Month Rolling Average Cumulative Net Loss Rate:  the Three-Month Rolling Average Cumulative Net Loss Rate as of the last day of any calendar month is greater than 50.8%; or

(b)                                 Minimum Annualized Net Yield:  the Annualized Net Yield as of the last day of any calendar month, is less than 120.2%;

provided, however, that any Level I Trigger Event shall be deemed to be cured if such Level I Trigger Event or any other Level I Trigger Event does not exist for one (1) consecutive calendar month following the period during which such Level I Trigger Event occurred.

“Level II Trigger Event” shall mean the occurrence of any of the following:

(c)                                  Maximum Three-Month Rolling Average Cumulative Net Loss Rate:  the Three-Month Rolling Average Cumulative Net Loss Rate as of the last day of any calendar month is greater than 55.0%; or

(d)                                 Minimum Annualized Net Yield:  the Annualized Net Yield as of the last day of any calendar month, is less than 108.0%.

“Leverage Ratio” shall mean, on any date of determination, the ratio of Consolidated Total Indebtedness on such date to EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. In any period of four consecutive fiscal quarters in which an acquisition or asset sale permitted under Section 6.04 occurs, the Leverage Ratio shall be determined with respect to such period on a pro forma basis after giving effect to all of the adjustments contemplated by the final paragraph of the definition of “Fixed Charge Coverage Ratio”.

“Lien” shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Bank Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and including Late Charges, the Exit Payment and the Fees, (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the other Loan Documents.

“Loan Documents” shall mean this Agreement, the First Amendment, the Agreement to Increase, the Second Amendment, the Third Amendment, the Fee Letter, the Security Documents, and the Revolving Notes, if any, executed and delivered pursuant to Section 2.02(d).

“Loan Party” shall mean each of the Borrower and each Subsidiary Guarantor.

“Loan Receivables” shall mean the indebtedness and other obligations in respect of Consumer Loans owed to the Borrower or any Loan Party in connection with any and all liens, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing consumer lines of credit, unsecured multi-pay consumer installment loans and first and second lien auto title loans made or acquired by the Borrower or any Loan Party which were originated at retail locations or over the internet in accordance with the Program Guidelines and, in the case of auto title loans, the repayment of which is secured by a perfected first or second priority security interest in a motor vehicle; provided, however, that any and all Loan Receivables in respect of, or generated from, the following Consumer Loans shall not be included in the definition of Loan Receivables:

(a)                                 Consumer Loans with a balloon payment and/or constituting Closed-End Loan Receivables that are non-amortizing accounts;

(b)                                 Consumer Loans (other than consumer line of credit Consumer Loans) with terms in excess of 48 months;

(c)                                  Consumer Loans that are single-pay accounts requiring repayment in a single payment; for avoidance of doubt, all Consumer Loans (and any Loan Receivables in respect of, or generated from, such Consumer Loans) that constitute or relate to payroll advance loans or “PRA Products” are included in this clause (c);

(d)                                 any unsecured Consumer Loan with a principal amount greater than $5,000;

(e)                                  any Consumer Loan that is a Title Loan with a principal amount greater than $5,000;

(f)                                   Consumer Loans to employees, affiliates (other than their employees) or shareholders of any Loan Party other than on an arm’s length basis;

(g)                                  Consumer Loans with respect to which the account debtor is not a natural person domiciled in the United States;

(h)                                 Consumer Loans not denominated in U.S. Dollars;

(i)                                     Consumer Loans originated, acquired or participated in that are not in compliance with the Program Guidelines;

(j)                                    Consumer Loans with respect to which Borrower or any Loan Party acts or acted as a “credit services organization” or “credit access business”, each as defined by relevant state statutes; provided, that if Borrower or any Loan Party acts or acted as a “credit services organization” or “credit access business” with respect to a particular state, only the Loan Receivables generated from such Consumer Loans as a result of such license or registration shall not constitute Loan Receivables pursuant to this clause and the definition of Loan Receivables; and

(k)                                 Consumer Loans originated by a Person who was not a Loan Party at the time of such origination, unless otherwise consented to in writing by the Administrative Agent.

“Loan Receivable Selection Policy” shall mean the policy of the Loan Parties in existence prior to and at the existence of the Third Amendment Effective Date providing for (i) the utilization of a random selection and allocation basis for determining which Loan Receivables have been, and will be, sold or transferred to CCFI Funding II, LLC to serve as collateral for the SPV II Notes and (ii) no adverse, unfair or biased treatment or effect to the Administrative Agent and Lenders as a result of such selection or allocation process, provided, that such policy shall (a) be formally implemented and documented in writing no later than 90 days after the Third Amendment Effective Date, (b) be acceptable in form and substance to the Administrative Agent and (c) for the avoidance of doubt, be applied to Loan Receivables after the Loan Parties have identified the Loan Receivables to be used in any Borrowing Base calculation or included in the Borrowing Base.

“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (i) any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances or other matters, with or without notice, lapse of time or both, a material adverse effect on (a) the business, assets, liabilities, properties, condition (financial or otherwise), operating results, operations or prospects of (x) the Loan Parties considered as a whole or (y) any one or more Loan Parties in a Material State, (b) the ability of any Loan Party or its Affiliates to timely perform its obligations under this Agreement or any other Loan Document in a Material State, (c) the authority of any Loan Party or its Affiliates to fully and timely perform its obligations under this Agreement or any other Loan Document or to consummate the transactions contemplated by this Agreement or any other Loan Document, or (d) on the validity or enforceability of, or the effectiveness or ranking of any Lien granted or purporting to be granted to the Collateral Agent pursuant to the Collateral Agreement or under any of the Security Documents or the material rights or remedies of any of the Collateral Agent, Administrative Agent, the Lenders or the Holders under any of the Loan Documents, including, but not limited to, the priority of payment to the Administrative Agent and Lenders in connection with any application of proceeds, in the case of each of the foregoing clauses (a), (b), (c) and (d), as determined by the Administrative Agent in its sole but reasonable discretion; or (ii) any event, change, circumstance, effect or other matter that (x) has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances or other matters, with or without notice, lapse of time or both, a material adverse effect on the regulatory framework, system, structure, or organization applicable to (A) the Loan Parties or their Affiliates considered as a whole, (B) any one or more Loan Parties in a Material State or (C) a Person engaged in business substantially similar to any Loan Party and their respective Affiliates (to the extent such “material adverse effect” referred to above in this subclause (x) on such Person could have a material adverse effect on the Loan Parties considered as a whole), or (y) would reasonably be expected to cause the Loan Parties to be unable to comply with any of the financial covenants contained Section 6.09 of this Agreement or reasonably questions the Loan Parties’ ability to remain a going concern, in the case of each of the foregoing clauses (x) and (y), as determined by the Administrative Agent in its sole but reasonable discretion; provided, however, that, in the case of the foregoing clause (y), a Material Adverse Effect shall not occur if the Borrower shall have provided evidence satisfactory to Administrative Agent, in its sole and absolute discretion, within thirty (30) days after the occurrence of such event, that such event is not reasonably likely to cause the Loan Parties to be unable to comply with any of such financial covenants or questions the Loan Parties’ ability to remain a going concern.

“Material Indebtedness” shall mean Indebtedness (other than the Loans) or obligations in respect of one or more Hedging Obligations, of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Material State” shall mean an individual state of the United States in which a material portion of the Loan Receivables have been originated or are otherwise subject to the Requirements of such state.

“Maturity Date” shall mean January 31, 2019.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.08.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of April 13, 2011, by and among CheckSmart Financial Holdings Corp., the Borrower, CCFI Merger Sub I Inc., CCFI Merger Sub II Inc., CCCS Topco, LLC, California Check Cashing Stores, Inc., California Check Cashing Stores II, Inc., California Check Cashing Stores IV, Inc., CCCS Corporate Holdings, Inc. and CCCS Holdings, LLC, as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 28, 2011, by and among such parties.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“MSSA” shall mean that certain Master Sale and Servicing Agreement, dated as of April 25, 2017 (as the same may be amended, restated, supplemented, or otherwise modified from time to time thereafter), among CCFI Funding II, LLC, an Ohio limited liability company, and certain of its Affiliates.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” shall mean with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” shall mean the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:

(i)            the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(ii)           amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is (i) secured by a Lien on the property or assets that are the subject of such Asset Sale, that is, and is permitted to be, senior to the Lien securing the Bank Obligations or (ii) secured by a Lien on such property or assets and such property or assets do not constitute Collateral, which Indebtedness, in either case, is required (other than required by Section 6.03) to be paid as a result of such transaction; and

(iii)          any deduction of appropriate amounts to be provided by the Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Borrower” shall have the meaning assigned to such term in Section 5.15.

“New Credit Facility” shall have the meaning assigned to such term in Section 5.15.

“New Credit Facility Opportunity” shall have the meaning assigned to such term in Section 5.15.

“New Credit Facility ROFR Notice” shall have the meaning assigned to such term in Section 5.15.

“New York UCC” shall mean the UCC as from time to time in effect in the State of New York.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.07 and (ii) has been approved by the Administrative Agent.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, late charges, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Officer” shall mean the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Borrower or of any other Person, as the case may be.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower or on behalf of any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or of such other Person that meets the requirements set forth in this Agreement.

“Other First Lien Obligations” shall mean any Indebtedness or other Obligations (other than the Designated Priority Obligations (as defined in the Collateral Agreement) and the Notes Obligations (as defined in the Collateral Agreement)) having First Lien Priority with respect to the Collateral and that are not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or later than the stated maturity of the Senior Secured Notes; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Entity” shall mean any Person that is a direct or indirect parent of the Borrower.

“Participant” shall have the meaning assigned to such term in clause (d) of Section 9.03.

“Participant Register” shall have the meaning assigned to such term in clause (d) of Section 9.03.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Collateral Agreement.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of the Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that any cash or Cash Equivalents received must be applied in accordance with Section 6.03.

“Permitted Borrowing Date” shall mean any Thursday (or such other day agreed to by Administrative Agent in its discretion, which agreement shall not be unreasonably withheld, delayed or conditioned) during the term of this Agreement so long as such Thursday (or such other day agreed to by Administrative Agent, as the case may be) is a Business Day.

“Permitted Designee” shall have the meaning assigned to such term in Section 5.15.

“Permitted Holders” shall mean (i) the Sponsor, (ii) members of management of the Borrower or any Parent Entity who are holders of Equity Interests of the Borrower (or any Parent Entity) on the Closing Date or the Third Amendment Effective Date, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons described in foregoing clause (i) or (ii) are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any Parent Entity or (iv) any Permitted Parent.

“Permitted Investments” shall mean:

(i)            any Investment in the Borrower or any of the Restricted Subsidiaries;

(ii)           any Investment in cash or Cash Equivalents;

(iii)          any Investment by the Borrower or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(A)          such Person becomes a Restricted Subsidiary; or

(B)          such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(iv)          any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 6.03 or any other disposition of assets not constituting an Asset Sale;

(v)           any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date to the extent described in the Senior Secured Notes Offering Circular, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Closing Date or binding commitment in effect on the Closing Date to the extent described in the Senior Secured Notes Offering Circular; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(vi)          any Investment acquired by the Borrower or any of the Restricted Subsidiaries:

(A)          in exchange for any other Investment or accounts or loans receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

(B)          in satisfaction of judgments against other Persons; or

(C)          as a result of a foreclosure by the Borrower or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vii)         Hedging Obligations permitted under Section 6.01(b)(xi);

(viii)        any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of $25,000,000 and 5.5% of Total Assets;

(ix)          Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph of Section 6.05;

(x)           guarantees of Indebtedness permitted under Section 6.01;

(xi)          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.06(b) (except transactions described in clause (ii), (vi), (viii), (x) or (xv) of Section 6.06(b));

(xii)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(xiii)        additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding, not to exceed the greater of $20,000,000 and 4.0% of Total Assets;

(xiv)        advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(xv)         loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

(xvi)        advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;

(xvii)       Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(xviii)      Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; and

(xix)        Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, not to exceed $10,000,000.

“Permitted Liens” shall mean, with respect to any Person:

(i)                pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(ii)               Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, contractors’, supplier of materials, architects’, and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such

Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, in each case, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iii)              Liens for taxes, assessments or other governmental charges that are not yet overdue for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iv)              Liens in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v)               minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person;

(vi)              Liens securing Indebtedness permitted at the time of incurrence to be incurred pursuant to Section 6.01(b)(v), (xiii)(B), (xv) or (xix); provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to such clause (v) extend only to the assets purchased with the proceeds of such Indebtedness and the proceeds and products thereof, (B) Liens securing Indebtedness permitted to be incurred pursuant to such clause (xv) only secure Indebtedness of, and extend only to the assets of, Foreign Subsidiaries and (C) Liens securing Indebtedness permitted to be incurred pursuant to such clause (xix) extend only to the assets of Foreign Subsidiaries; provided further that to the extent any Liens cover the Collateral, this clause (vi) shall be available to permit such Liens only to the extent that such Liens secure Other First Lien Obligations;

(vii)             Liens existing on the Closing Date and set forth on Schedule 6.02 or pursuant to agreements in existence on the Closing Date (other than the Liens created by the Security Documents);

(viii)            Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary that, in each case, secure an Obligation existing at the time such Person becomes a Subsidiary; provided that (x) such Liens and Obligations are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary and (y) such Liens may not extend to any other property owned by the Borrower or any of the Restricted Subsidiaries (other than (a) after-acquired property that is affixed to or incorporated into the property covered by such Lien securing such Obligation, (b) any other after-acquired property subject to such Lien securing such Obligation; provided that, in the case of clauses (a) and (b), the terms of such Obligation require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof);

(ix)              Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any of the Restricted Subsidiaries;

(x)               Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or a Subsidiary Guarantor permitted to be incurred in accordance Section 6.01;

(xi)              Liens securing Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Agreement;

(xii)             Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xiii)            leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(xiv)            Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(xv)             Liens in favor of the Borrower or any Subsidiary Guarantor;

(xvi)            Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;

(xvii)           Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi), (vii), (viii) or (ix) or clauses (xxvi) or (xxxviii) below; provided that (A) in the case of any Lien referred to in the foregoing clause (vi), this clause (xvii) shall only apply to modifications, refinancings, refundings, extensions, renewals or replacements of Indebtedness of Foreign Subsidiaries initially incurred under Section 6.01(b)(xv) that are secured by assets of such Foreign Subsidiaries, (B) any such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (I) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (II) any other after-acquired property subject to such Lien; provided that, in the case of clauses (I) and (II), the terms of such Indebtedness require or include a pledge of such after acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (III) the proceeds and products thereof) and (C) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (vi), (vii), (viii), (ix), (xxvi) or (xxxviii) of this definition, in each case, at the time the original Lien became a Permitted Lien under this Agreement and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(xviii)          deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(xix)            Liens securing any other Obligations (which Obligations may be Other First Lien Obligations) that do not exceed $25,000,000 at any one time outstanding;

(xx)             Liens securing judgments for the payment of money not constituting an Event of Default under clause (b) or (c) of Article VII so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xxi)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii)           Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (B) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (C) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(xxiii)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxiv)         Liens that are contractual rights of set-off or rights of pledge (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xxv)          Liens securing Indebtedness incurred under Section 6.01(b)(iii); provided, that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement;

(xxvi)         Liens securing the Bank Obligations;

(xxvii)        Liens securing Hedging Agreements;

(xxviii)       any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xxix)         Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted under this Agreement;

(xxx)          Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(xxxi)         Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxii)        ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located that do not in the aggregate materially impair their use in the operation of the business of the Borrower and the Restricted Subsidiaries;

(xxxiii)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxxiv)       the reservations, limitations, provisos and conditions expressed in any original grants of real or immoveable property that do not materially impair the use of the affected land for the purpose used or intended to be used;

(xxxv)        any Lien resulting from the deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business or deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(xxxvi)       any Lien in favor of a lessor or licensor for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance of such lease;

(xxxvii)      Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(xxxviii)     Liens securing any Other First Lien Obligations incurred pursuant to the first paragraph of Section 6.01, provided, however, that, at the time of incurrence of such Other First Lien Obligations under this clause (xxxviii) and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.25 to 1.00;

(xxxix)       [Intentionally Omitted];

(xl)              Liens on the assets of Subsidiaries that are not Subsidiary Guarantors securing Indebtedness of such Subsidiaries that was permitted by this Agreement to be incurred;

(xli)             all rights of expropriation, access or use or other similar rights conferred by or reserved by any Federal, state or municipal authority or agency;

(xlii)            any agreements with any Governmental Authority or utility that do not, in the aggregate, adversely affect in any material respect the use or value of real property and improvements thereon in the good faith judgment of the Borrower;

(xliii)           Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment, and (ii) incurred in connection with an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.03, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; and

(xliv)           agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts or loans receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business.

For purposes of determining compliance with this definition, (A) Liens need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” shall mean any Parent Entity formed by the Sponsor that is not formed in connection with, or in contemplation of, a transaction that, assuming such Parent Entity was not a Parent Entity, would constitute a Change of Control.

“Permitted Redemption” shall mean the redemption of Revolving Notes permitted pursuant to Section 2.11(b).

“Permitted Redemption Amount” shall mean the sum of (a) the aggregate unpaid outstanding principal amount of the Loans (or corresponding Revolving Notes) being prepaid or redeemed, (b) all accrued and unpaid interest and fees with respect to such principal amount, (c) all accrued and unpaid Late Charges with respect to such principal amount, (d) the Exit Payment, which if not calculated as the Yield Maintenance Premium in accordance with the terms hereof, shall be calculated immediately prior to the applicable redemption or prepayment of all Loans or outstanding Revolving Notes as the product of (i) the applicable Exit Payment rate as set forth herein multiplied by (ii) the aggregate principal amount of the Loans or Revolving Notes then required to be paid, provided, further, that in the event of a redemption or prepayment where the outstanding principal amount of outstanding Loans or unredeemed Revolving Notes at the time of such calculation is less than the Total Commitment then in effect, the outstanding principal amount of outstanding Loans or unredeemed Revolving Notes shall be deemed to be an amount equal to the Total Commitment then in effect (which, for avoidance of doubt shall be the amount of the Total Commitment without giving effect to any termination or reduction of the Commitments associated with any such redemption or prepayment)), (e) all accrued and unpaid Fees and (f) all other amounts due under the Loan Documents; provided, that notwithstanding the foregoing, any determination of accrued and unpaid interest shall take into account any deemed funded amounts in respect of the Loans or Revolving Notes deemed outstanding, as the case may be, to be used in lieu of the aggregate outstanding principal amount of Revolving Notes as of the applicable date of determination as otherwise set forth in this Agreement.

“Permitted Redemption Date” shall mean a date on which the Borrower has elected to redeem Revolving Notes in accordance with Section 2.11(b).

“Permitted Redemption Notice” shall have the meaning assigned to such term in Section 2.11(b).

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01(d)(i).

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Loan Receivables” shall mean with respect to Loan Receivables as of any date of determination, the aggregate amount advanced under such Loan Receivables less (i) amounts paid under such Loan Receivables and attributable to principal pursuant to the terms thereof and (ii) without duplication, unearned interest, unearned insurance commissions, unearned insurance premiums, and any other unearned income represented on the Loan Parties’ balance sheet.

“Principal Only Assignment” shall have the meaning assigned to such term in Section 9.03(b)(iv).

“Program” shall mean the Loan Parties’ and their Subsidiaries’ lending program for the solicitation, marketing, documentation, origination, purchasing and servicing of Consumer Loans that constitute Loan Receivables in each state in which any Loan Party or any of their Subsidiaries undertakes or operates with respect to the any of the foregoing pursuant to the Program Guidelines and all applicable Requirements.

“Program Guidelines” shall mean those guidelines in existence on the Third Amendment Effective Date and established by the Loan Parties for the administration of the Program, a copy of which have been provided to the Administrative Agent, as amended, modified or supplemented from time to time by the Loan Parties with the prior written consent of the Administrative Agent to the extent that any such amendments, modifications or supplements are adverse to Administrative Agent, any Lender or any Holder in any material respect, including any amendment, modification or supplement initiated because of a change, modification, addition or deletion to an applicable Requirement related to the operation of a Loan Party or its Subsidiary.  It is hereby understood and agreed that the conduct of consumer lending operations across numerous states will require adjustment of the Program Guidelines over time to optimize returns and minimize losses and costs associated with the Program.  Borrower agrees that, pursuant to the reasonable request of Administrative Agent, it shall discuss and provide information in reasonable detail, any aspect of the Program, including, without limitation, (a) the lending operations of any acquired business and (b) the implementation of any new products and/or lending in any new state.

“Public Lender” shall have the meaning assigned to such term in Section 9.01(d).

“Qualified Funding Failure” shall have the meaning assigned to such term in Section 2.18(b).

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower’s board of directors in good faith.

“Rating Agency” shall mean Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Senior Secured Notes publicly available, a nationally recognized statistical rating agency or agencies as the case may be, selected by the Borrower which shall be substituted for Moody’s or S & P or both, as the case may be.

“Refinancing” shall have the meaning assigned to such term in the definition of “Transactions”.

“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xiv).

“Register” shall have the meaning assigned to such term in Section 9.03(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Notice Event” shall mean (a) the receipt by any Loan Party, or any of their Affiliates, of a civil investigative demand, inquiry or request for production of documents, from a Governmental Authority which challenges, questions or relates to the current business practices of any Loan Party or Restricted Subsidiary or (b) the filing of a proceeding by any Person or Governmental Authority which challenges the business practices of any Person or any of its Affiliates and which Proceeding, to the extent such proceeding should be adversely determined, could reasonably be expected to result in or have a material impact on the operations of any Loan Party; provided, however, that this definition shall not include: (1) routine examinations or requests thereunder, (2) license renewals or requests thereunder and (3) zoning disputes or other non-consumer related licensing issues.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, upon or underneath any building, structure, facility or fixture.

“Remaining Period” shall have the meaning assigned to such term in the definition of “Yield Maintenance Premium.”

“Removal Effective Date” shall have the meaning assigned to such term in Section 8.06(b).

“Republic Bank” shall mean Republic Bank of Chicago, in its capacity as the lender to the Alabama Subsidiary under the Alabama Revolving Credit Agreement.

“Required Lenders” shall mean, at any time, (a) Lenders having Total Credit Exposures representing more than 50% of the sum of Total Credit Exposures of all Lenders, or (b) if the Total Commitments have terminated, the Holders of Revolving Notes then holding more than fifty percent (50%) of the aggregate unpaid principal balance of the Revolving Notes then outstanding.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.12(c).

“Requirements” shall mean all applicable federal and state laws, regulations and guidance related, directly or indirectly, to the following: credit (including, without limitation, Consumer Credit); servicing; disclosures, information security and privacy and regulations and industry guidance and requirements (including, but not limited to, guidance issued by the national card associations, NACHA, and the Payment Card Industry); the USA Patriot Act; the Office of Foreign Asset Controls’ rules and regulations; the Interagency Guidelines Establishing Information Security Standards; debt collection and debt collection practices laws and regulations applicable to the Loan Parties or the Program; the federal Truth in Lending Act; the federal Electronic Funds Transfer Act; the federal Equal Credit Opportunity Act; the Fair Credit Reporting Act; Title X of the Dodd-Frank Act; the federal Gramm-Leach-Bliley Act; the Servicemembers Civil Relief Act; the federal Fair Debt Collection Practices Act; and Section 5 of the Federal Trade Commission Act.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted DRE” shall mean any Subsidiary that (a) is disregarded as an entity separate from its sole owner under Treasury Regulation Section 301.7701-2(c)(2) or -3(b) and (b) with respect to which substantially all of its assets consist of Equity Interests in (i) Foreign Subsidiaries or (ii) other Restricted DREs.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.05.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Exposure” shall mean, as to any Lender on any date, the aggregate outstanding principal amount on such date of its outstanding Loans after giving effect to any Borrowings and any prepayments or repayments of Loans occurring on such date.

“Revolving Credit Facility Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“Revolving Loan Termination Date” shall mean the earlier to occur of:  (a) the Maturity Date; and (b) the date on which the Total Commitment shall terminate or expire, with respect to any Lender, the date on which such Lender’s Commitment shall terminate or expire, in each case, in accordance with the provisions of this Agreement.

“Revolving Notes” shall mean collectively, the promissory notes executed pursuant to this Agreement of Borrower in favor of each Lender or Holder, as applicable, evidencing the obligation of Borrower to repay the Loans, and to be in the form of Exhibit F hereto, and any and all amendments, renewals, replacements or substitutions therefor, and each is referred to individually as a “Revolving Note.”

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Amendment” shall mean that certain Second Amendment to Revolving Credit Agreement, dated as of October 27, 2016, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Administrative Agent.

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of the Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“Secured Parties” shall have the meaning assigned to such term in the Collateral Agreement.

“Security Documents” shall mean the Guarantee Agreement, the Collateral Agreement, the Junior Lien Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Secured 2019 Notes” shall mean the Borrower’s 10.75% senior secured notes due 2019 issued pursuant to the Senior Secured Notes Indenture relating thereto on the Closing Date in an aggregate principal amount of $395,000,000 and the Indebtedness represented thereby

“Senior Secured 2020 Notes” shall mean the Borrower’s 12.75% senior secured notes due 2020 issued pursuant to the Senior Secured Notes Indenture relating thereto on July 6, 2012 in an aggregate principal amount of $25,000,000 and the Indebtedness represented thereby.

“Senior Secured Notes” shall mean the Senior Secured 2019 Notes and the Senior Secured 2020 Notes.

“Senior Secured Note Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indentures, the Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Notes Indentures.

“Senior Secured Notes Indentures” shall mean (a) the Indenture for the Senior Secured 2019 Notes dated as of April 29, 2011, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time and (b) the Indenture for the Senior Secured 2020 Notes dated as of July 6, 2012, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time.

“Senior Secured Notes Offering Circular” shall mean the final offering circular dated April 20, 2011, in connection with the offering of the Senior Secured 2019 Notes.

“Senior Secured Notes Trustee” shall mean U.S. Bank National Association, N.A. and its successors and assigns acting as trustee under the Senior Secured Notes Indentures.

“Servicer” shall mean the servicer of the Loan Receivables, and its successors and permitted assigns in such capacity (including, for the avoidance of doubt, any back-up or replacement servicer).  As of the Third Amendment Effective Date, the Servicer is Carmel Solutions LLC.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the First Amendment Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“SPC” shall have the meaning assigned to such term in Section 9.03(h).

“Special Dividend” shall mean a special dividend paid in respect of the Capital Stock of the Borrower in an aggregate amount that, when taken together with the Special Options Distribution, not to exceed $125,000,000, which dividend shall be declared substantially concurrently with the consummation of the Transactions and which dividend and shall be paid within 15 Business Days thereof.  The Special Dividend was paid on or about April 29, 2011.

“Special Options Distribution” shall mean a special distribution paid in respect of options to purchase Capital Stock of the Borrower in an aggregate amount of which shall not exceed the amount of such distributions described in the Senior Secured Notes Offering Circular, and which distribution shall be paid within 15 Business Days of the declaration of the Special Dividend.

“Specified Borrower Designations and Reaffirmations” shall have the meaning assigned to such term in Section 5.14.

“Sponsor” shall mean Diamond Castle Holdings, LLC and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by the Sponsor, but not including, however, any portfolio companies of any of the foregoing.

“SPV II Notes” shall mean the 16.75% secured notes due January 15, 2019 issued pursuant to the that certain Amended and Restated Loan and Security Agreement dated as of April 25, 2017  (as the same may be amended, modified, and supplemented from time to time) between CCFI Funding II, LLC and Ivy Funding Nine, Inc. and the Indebtedness represented thereby.

“Store Cash” shall mean, as of any date, the product of $50,000 multiplied by the number of stores owned and operated by the Borrower and its Restricted Subsidiaries as of such date.

“Subject Lien” shall have the meaning assigned to such term in Section 6.02.

“Subordinated Indebtedness” shall mean, with respect to the Secured Obligations, (i) any Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Secured Obligations, and (ii) any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity.

“subsidiary” shall mean, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Subsidiary Guarantor” shall have the meaning assigned to such term in Section 6.04(b)(i).

“Tax” and “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” shall mean that certain Third Amendment to Revolving Credit Agreement, dated as of the Third Amendment Effective Date (as the same may be amended, modified, and supplemented from time to time), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Administrative Agent.

“Third Amendment Closing Payment” shall have the meaning assigned to such term in Section 2.05(d).

“Third Amendment Effective Date” shall mean June 30, 2017.

“Third Amendment Transactions” shall mean the Third Amendment and all related Loan Documents and other agreements executed in connection therewith.

“Three-Month Rolling Average Cumulative Net Loss Rate” shall mean, as of any date of determination, a rate expressed as a percentage equal to (I) the sum of the Cumulative Net Loss Rates for each of the three (3) most recent Vintage Pools for which a Cumulative Net Loss Rate may be measured hereunder, divided by (II) three (3).

“Three-Month Rolling Average First Payment Default Rate” shall mean, as of any date of determination, a rate expressed as a percentage equal to (I) the sum of the First Payment Default Rates for each of the three (3) most recent Vintage Pools for which a First Payment Default Rate may be measured hereunder, divided by (II) three (3).

“Title Eligible Loan Receivables” shall mean all Title Loan Receivables that meet the definition of an Eligible Loan Receivable.

“Title Loan” shall mean a Consumer Loan that was originated by the Borrower and any other Loan Party the repayment of which is secured by a perfected first or second priority security interest in a motor vehicle and, with respect to any such Consumer Loan that is secured by a second priority security interest in a motor vehicle, only in the event such security interest may be properly taken in accordance with the Requirements.

“Title Loan Receivables” shall mean all Loan Receivables in respect of Title Loans.

“Total Assets” shall mean, as of any date, the total consolidated assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Agreement in connection with any transaction, the total consolidated assets of the Borrower and the Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under this Agreement.

“Total Commitment” shall mean, as at any date of determination thereof, the sum of all Commitments of all Lenders as in effect at such date.  As of the Third Amendment Effective Date, the Total Commitment is $47,000,000.

“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Trade Date” shall have the meaning assigned to such term in Section 9.03(b)(i)(B).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the parties thereto of the Merger Agreement and the consummation of the transactions contemplated thereby, (b) the execution, delivery and performance by the Borrower and the Subsidiaries party thereto of the Senior Secured Note Documents and the issuance of the Senior Secured Notes, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreements (such repayment and termination, the “Refinancing”), (e) the payment by the Borrower of the Special Dividend and the Special Options Distribution and (f) the payment of related fees and expenses (including accounting, attorney and other professional fees).

“Unfunded Advances/Participations” shall mean, with respect to the Administrative Agent, without duplication of amounts paid to the Administrative Agent under the Collateral Agreement, the aggregate amount, if any, (a) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.18(b) and (b) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York UCC.

“Unrestricted Subsidiary” shall mean (i) as of the Closing Date and for so long as the same has not been designated as a Restricted Subsidiary, the Initial Unrestricted Subsidiary; (ii) any Subsidiary that at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below) and (iii) any subsidiary of an Unrestricted Subsidiary.  The Borrower may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary (other than solely any subsidiary of the Subsidiary to be so designated); provided that (i) such designation complies with Section 6.05 and (ii) each of (A) the Subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary). The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) no Event of Default or Default shall have occurred and be continuing and (ii) either (A) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01 or (B) the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries would be greater than such ratio for the

Borrower and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the board of directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Vintage Pool” shall mean and refers to, at any given time, all Loan Receivables that were originated in a particular calendar month.  By way of example, and not by way of limitation, all Loan Receivables that were originated in March 2017 shall constitute one Vintage Pool for the calendar month that ended on March 31, 2017; all Loan Receivables that were purchased in April 2017 shall constitute one Vintage Pool for the calendar month that ended on April 30, 2017; all Loan Receivables that were purchased in May 2017 shall constitute one Vintage Pool for the calendar month that ended on May 31, 2017; and so on.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.12(c).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Administrative Agent, any Loan Party or their respective successors or assigns.

“Yield Maintenance Premium” shall be an amount, calculated immediately prior to the applicable redemption or prepayment of all Loans or outstanding Revolving Notes, equal to the sum of all scheduled interest (determined with reference to the interest rate then in effect) in respect of the unredeemed Loans or Revolving Notes (provided, that in the event of a redemption or prepayment where the outstanding principal amount of unredeemed Loans or Revolving Notes at the time of such calculation is less than the Total Commitment then in effect, the outstanding principal amount of unredeemed Loans or Revolving Notes shall be deemed to be an amount equal to the Total Commitment then in effect (which, for avoidance of doubt shall be the amount of the Total Commitment without giving effect to any termination or reduction of the Commitments associated with any such redemption or prepayment)) immediately prior to the applicable redemption or prepayment for the period from the date of such redemption to (and including) the date set forth in clause (a) of the definition of “Revolving Loan Termination Date” above (such period, the “Remaining Period”).  The foregoing amount shall be calculated by Administrative Agent ((i) taking into account any expected funding costs (based on the Adjusted LIBO Rate plus the Applicable Percentage with the closest comparable interest period to the Remaining Period) and (ii) discounted on customary terms based on the closest comparable U.S. Treasury security to the Remaining Period) and shall be conclusive and binding on Borrower (absent manifest error).

1.02        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (ii) any reference in this Agreement to the Junior Lien Intercreditor Agreement shall, unless the context requires otherwise, mean the Junior Lien Intercreditor Agreement entered into pursuant to Section 8.11 to the extent the same is then in effect and (iii) all terms of an accounting or financial nature shall be, to the extent applicable, construed in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

1.03        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans shall be classified and referred to herein as Eurodollar Loans. Borrowings shall also be classified and referred to herein as “Eurodollar Borrowings”.

1.04        Effectuation of Transfers.  Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

ARTICLE II
THE CREDITS

2.01        Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender severally and not jointly agrees to make Loans to the Borrower from time to time during the period commencing on the Third Amendment Effective Date and ending on the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment or (y) such Lender’s Applicable Commitment Percentage of the Borrowing Base; subject in each case to the following limitations: after giving effect to any Borrowing, (i) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.  No Loan may be made or held by a Foreign Lender or Foreign Holder, except that VPC Specialty Lending Investments PLC, a public limited company incorporated in England and Wales, may make and hold Loans and be a Lender party hereto and a Lender hereunder.

2.02        Loans and Revolving Notes.  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)           Subject to Section 2.15, each Borrowing shall be comprised entirely Eurodollar Loans.

(c)           [Intentionally Omitted].

(d)           The indebtedness of Borrower to each Lender or Holder hereunder, if requested by such Lender or Holder, shall be evidenced by separate Revolving Notes issued and executed by Borrower in favor of, and purchased by, such Lender or Holder in the principal amounts equal to (A) the amount of such Lender’s Commitment and (B) in the case of a Principal Only Assignment, the principal amount of each Borrowing as shall have been assigned to such Holder pursuant to such Principal Only Assignment. The aggregate principal amount of the Revolving Notes, in the event all indebtedness hereunder is evidenced by Revolving Notes, will be an amount equal to the Total Commitment; provided, however, that notwithstanding the face amount of the Revolving Notes, Borrowers’ liability under the Revolving Notes shall be limited at all times to the actual indebtedness (principal, interest, Exit Payment, Late Charges, Fees and other fees, costs and expenses) then outstanding and owing by Borrower to Administrative Agent, Holders and Lenders hereunder.  Notwithstanding any other provision of this Agreement, in the event any Lender or Holder shall request and receive such a Revolving Note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.03) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

(e)           Notwithstanding any other provision of this Agreement, unless otherwise consented to by the Administrative Agent (which consent will not be unreasonably withheld, conditioned, or delayed), the Borrower may only make up to two Borrowing requests in any given calendar month.

2.03        Borrowing Procedure.

(a)           Borrower shall notify and submit a Borrowing Request to Administrative Agent in writing not later than 12:00 PM (Chicago time) thirty (30) days before each requested Borrowing, specifying the amount of the Loan to be made.  Such Borrowing Request shall be certified by a Financial Officer (or such other authorized Person as Borrower directs from time to time) of Borrower.  Each Borrowing Request required hereunder (i) shall be irrevocable, (ii) shall specify the amount of the proposed Borrowing of Loans (which shall be Eurodollar Borrowings), (iii) shall specify the proposed Borrowing date, which shall be a Permitted Borrowing Date and (iv) shall specify wire transfer instructions in accordance with such Borrowing shall be funded.

(b)           Notwithstanding the obligation of Borrower to send written Borrowing Request, in the event that Administrative Agent agrees to accept a Borrowing Request made by telephone, such telephonic request shall be binding on Borrower whether or not written confirmation is sent by Borrower or requested by Administrative Agent.  Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by Administrative Agent in good faith to be from Borrower or its agents.  Administrative Agent’s records of the terms of any telephonic requests for Borrowings shall be conclusive on Borrower in the absence of gross negligence or willful misconduct on the part of Administrative Agent (as determined by a court of competent jurisdiction in a final, non-appealable judgment or order) in connection therewith.

(c)           Borrower shall be entitled to deliver only two (2) Borrowing Requests during each calendar month. Notwithstanding anything to the contrary herein, for purposes of clarification, it is hereby agreed that during each calendar month there shall be only, and the Borrower shall not be entitled to specify more than, two (2) Permitted Borrowing Dates.

(d)           Administrative Agent shall give to each applicable Lender prompt notice on the date of Administrative Agent’s receipt of written notice from Borrower of each Borrowing Request.  On the date on which a Borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each applicable Lender will make available to Administrative Agent at the address of Administrative Agent set forth in Section 9.01, in immediately available funds, its Applicable Commitment Percentage of such Borrowing requested to be made (provided, that at the election of the Administrative Agent and each applicable Lender, such Lender(s) may agree to make a Loan on a non pro rata basis in amounts acceptable to Administrative Agent and such Lender(s) in their sole discretion and in the event of any such non pro rata making of a Loan by such Lender(s), (i) such Lender(s) making of a Loan of less than their pro rata share of the proposed Borrowing shall be automatically deemed to have assigned to the applicable Lender(s) making of a Loan of more than their pro rata share of the proposed Borrowing (and such Lender(s) making of a Loan of more than their pro rata share of the proposed Borrowing shall be automatically deemed to have assumed) a percentage interest in the respective Commitment of such Lender(s) making a Loan of less than their pro rata share of the proposed Borrowing in amounts sufficient to give effect to such non pro rata making of such Loan and such assignment shall otherwise be deemed to be made pursuant to, and in accordance with, the terms of Section 9.03 without further action or documentation by any Person and (ii) Schedule 2.01 shall be updated by Administrative Agent to reflect such assignments of the Commitments) and, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender holding a Commitment shall make its pro rata share of the proposed Loans (subject to, and except as set forth in, the preceding parenthetical in this sentence) on the applicable Permitted Borrowing Date in immediately available funds in accordance with the terms of such Borrowing Request. Upon fulfillment of the conditions set forth in clauses (i) and (ii) of Section 2.01 and Article IV for such Borrowing, and as soon as practicable after receipt of funds from Lenders, Administrative Agent will make such funds as have been received from Lenders available to Borrower at the account specified by Borrower in such Borrowing Request.

2.04        Evidence of Debt; Repayment of Loans.  (a) The Borrower hereby unconditionally promises to pay to each Lender the then unpaid principal amount of each Loan of such Lender (and balance of any Revolving Note held by any Holder) in full and in cash on the Revolving Loan Termination Date (or such other date if prepaid in accordance with Section 2.11 or 2.12(a)(i)), together with accrued and unpaid Late Charges, Fees, interest and Exit Payment (if such Exit Payment is payable pursuant to the terms of this Agreement) on such amount to the date of payment thereof).

(b)           Each Lender and Holder shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender or Holder resulting from each Loan made by such Lender or each Revolving Note issued to such Holder from time to time, including the amounts of principal and interest payable and paid to such Lender or Holder from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or Holder hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s or Holder’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender, Holder or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans or Revolving Notes in accordance with their terms.

2.05        Fees.  (a) The Borrower agrees to pay to each Lender, in cash and on the last Business Day of each month and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 2.00% per annum on the daily unused amount of the Commitment of such Lender during such month (or other period commencing with the Third Amendment Effective Date and ending with the Revolving Loan Termination Date).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)           The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders and Holders, the “Additional Payment” set forth in the Fee Letter in cash on the last Business Day of each month until all Obligations hereunder (including the Loan Document Obligations) are paid in full and in cash (the “Additional Payment”).  The Additional Payment shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the ratable benefit of the Lenders and Holders.  Once paid, the Additional Payment shall not be refundable under any circumstances.

(c)           From and after the Third Amendment Effective Date, the Borrower hereby agrees to pay to Administrative Agent, for the ratable benefit of the Lenders, a draw fee (the “Draw Fee”) in cash and in an amount equal to two percent (2.0%) of the amount of any Borrowing set forth in any Borrowing Request due no later than the date such Borrowing is made (for avoidance of doubt, no Draw Fee shall be payable with respect to the initial Borrowing made on the Third Amendment Effective Date). The Borrower agrees that any Draw Fee incurred shall be fully-earned when paid and shall not be refundable in whole or in part under any circumstances.

(d)           On the Third Amendment Effective Date, the Borrower hereby agrees to pay to the Administrative Agent the “Third Amendment Closing Payment” set forth in the Fee Letter in cash and in immediately available funds (the “Third Amendment Closing Payment”).  Once paid, the Third Amendment Closing Payment shall be fully earned and shall not be refundable under any circumstances.

(e)           All Fees shall be paid on the dates due, in immediately available funds, to the applicable payee.  Once paid, none of the Fees shall be refundable under any circumstances.

2.06        Interest on Loans.  (a) [Intentionally Omitted].

(b)           Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Percentage on the unpaid principal amount thereof through the date such Loan is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise).

(c)           Interest on each Loan shall be payable to the Administrative Agent in cash, for the account of the Lenders or Holders monthly, in arrears, on each Interest Payment Date except as otherwise provided in this Agreement.  The applicable Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)           [Intentionally Omitted]

2.07        Default Interest.  If (a) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise or (b) any Event of Default under Article VII has occurred and is continuing then, in the case of clause (a) of this Section 2.07, until such defaulted amount shall have been paid in full or, in the case of clause (b) of this Section 2.07, from the date of occurrence of such Event of Default and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment or during any proceeding under any Debtor Relief Law), payable on demand, at the rate equal to the lesser of (i) the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 5.00% per annum and (ii) the highest rate permissible under any applicable law. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders or Holders have received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the principal amount of the Loans then outstanding to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Borrower.

2.08        [Intentionally Omitted].

2.09        Termination and Reduction of Commitments.  (a) The Commitments shall automatically terminate on the Maturity Date.  The Administrative Agent may terminate the Commitments in accordance with Article VII hereof.

(b)           In the event Borrower makes any prepayment of Loans in accordance with Section 6.03, the Commitment of each Lender shall, in accordance with Section 6.03, be permanently reduced by the amount of such prepayment; provided, however, that the Total Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

(c)           Any reduction in the Commitments resulting from any prepayment of Loans in accordance with Section 6.03, and not waived in accordance with Section 2.12(c), shall be made ratably among the Lenders in accordance with their respective Commitments.

2.10        [Intentionally Omitted].

2.11        Optional Prepayment; Permitted Redemptions of Revolving Notes.  (a) Except as otherwise provided for in Section 2.11(b) or so long as no Event of Default has then occurred and is continuing, the Borrower shall have the right at any time and from time to time to prepay any Borrowing (or redeem any corresponding Revolving Note), in whole or in part, without premium or penalty (and excluding any Exit Payment, except for any prepayments made in accordance with Section 6.03 which, for avoidance of doubt, shall include the applicable Exit Payment) upon at least thirty (30) Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent before 11:00 a.m.,

Chicago time; provided, however, that (i) each partial prepayment or redemption shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 or, if less, the entire principal amount thereof then outstanding and (ii) no prepayment or redemption shall be permitted under this Section 2.11(a) to be paid with proceeds of any issuance or sale of Equity Interests in, or Indebtedness (other than Indebtedness under this Agreement) or other securities of, the Borrower or any of its Subsidiaries. The Administrative Agent will promptly notify each Lender and Holder of its receipt of each such notice, and of the amount of such Lender’s or Holder’s ratable portion of such prepayment (based on such Lender’s Applicable Commitment Percentage in respect of the Total Commitment or, with respect to any Holder, in an amount to be determined by the Administrative Agent in its sole discretion).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Subject to Section 2.18(a), such prepayments shall be paid to the Administrative Agent on behalf of the Lenders or Holders, as the case may be, in accordance with, for a Lender, such Lender’s Applicable Commitment Percentage in respect of the Total Commitment or, for a Holder, as determined by the Administrative Agent in its sole discretion.  Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to Section 2.15, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.15.  All prepayments under this Section 2.11(a) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to the date of payment.

(b)           The Borrower may, at its option, refinance and repay all of the outstanding Obligations (including Loan Document Obligations) in respect of the Loans (or any corresponding Revolving Notes issued in connection therewith) with (x) Indebtedness provided by a Person other than any Lender or Holder (or any Affiliate of any Lender or Holder) or (y) proceeds of a sale or of an issuance of Equity Interests of the Borrower, in each case, by electing to pay to the Administrative Agent, on behalf of the Lenders (or Holders, as the case may be), the Permitted Redemption Amount on the Permitted Redemption Date, by repaying such Obligations in full (and by redeeming the Revolving Notes in whole) and upon a repayment of such Obligations in full (and a redemption of all then outstanding Revolving Notes in whole), the Commitment of each Lender shall automatically and permanently be terminated (a “Permitted Redemption”).  On or prior to the date which is the thirtieth (30th) calendar day prior to a proposed Permitted Redemption Date, the Borrower shall deliver written notice (the “Permitted Redemption Notice”) to the Administrative Agent stating (i) that the Borrower elects to repay all of the outstanding Obligations (including Loan Document Obligations) in respect of the Loans (and redeem the Revolving Notes in whole) pursuant to a Permitted Redemption and (ii) the proposed Permitted Redemption Date.  A Permitted Redemption Notice delivered pursuant to this subsection shall be irrevocable.  If the Borrower elects to repay the Obligations in respect of the Loans in full and redeem Revolving Notes in whole pursuant to a Permitted Redemption under this Section 2.11(b), then the applicable Permitted Redemption Amount which is to be paid to the Administrative Agent, on behalf of the Lenders (and Holders, as the case may be), on the applicable Permitted Redemption Date shall be paid (and redeemed, as the case may be) by the Borrower on such Permitted Redemption Date, and the Borrower shall pay to the Administrative Agent, on behalf of the Lenders (and the Holders, as the case may be), on such

Permitted Redemption Date, by wire transfer of immediately available funds, an amount in cash equal to the applicable Permitted Redemption Amount.

2.12        Mandatory Prepayments.  (a) (i) In the event of any termination of all the Commitments (including, for avoidance of doubt, a termination of all of the Commitments by the Administrative Agent in accordance with Article VII), the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings, which shall include the principal of the Loans (including any Revolving Notes issued in connection therewith) outstanding, together with accrued interest thereon and any unpaid accrued Fees, accrued and unpaid Late Charges, accrued and unpaid Exit Payment, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, provided, that for the purposes of this clause (i), the Exit Payment, if not calculated as the Yield Maintenance Premium in accordance with the terms hereof, shall be calculated immediately prior to the applicable redemption or prepayment of all Loans or outstanding Revolving Notes as the product of (a) the applicable Exit Payment rate as set forth herein multiplied by (b) the aggregate principal amount of the Loans or Revolving Notes then required to be paid, provided, further, that in the event of a redemption or prepayment where the outstanding principal amount of outstanding Loans or unredeemed Revolving Notes at the time of such calculation is less than the Total Commitment then in effect, the outstanding principal amount of outstanding Loans or unredeemed Revolving Notes shall be deemed to be an amount equal to the Total Commitment then in effect (which, for avoidance of doubt shall be the amount of the Total Commitment without giving effect to any termination or reduction of the Commitments associated with any such prepayment or redemption); (ii) if, after giving effect to any partial reduction of the Commitments in accordance with Section 2.09(b) or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Commitment, then the Borrower shall, no later than three (3) Business Days after the date of such reduction or after such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess; and (iii) if any Borrowing Base Certificate delivered hereunder (other than pursuant to Section 5.04(k)) shall show that the Aggregate Revolving Credit Exposure exceeds the Borrowing Base, then the Borrower shall, no later than three (3) Business Days after the date that the Borrower is required to deliver such Borrowing Base Certificate, repay or prepay Borrowings in an amount sufficient to eliminate such excess. For avoidance of doubt, there shall be no Exit Payment due with respect to any mandatory prepayments required to be made in accordance with either of clauses (ii) or (iii) of this Section 2.12(a), provided, that with respect to clause (ii), there shall be an Exit Payment payable on the amount of the Loans repaid (or Revolving Notes redeemed) in accordance with Section 6.03.

(b)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.15, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to the date of payment and, for avoidance of doubt, shall additionally include any applicable Exit Payment.

(c)           Anything contained in Section 2.12 to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Revolving Notes, not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent shall promptly thereafter notify each Holder holding an outstanding Revolving Note of the amount of such Holder’s pro rata share of such Waivable Mandatory Prepayment and such Holder’s option to refuse such amount.  Each such Holder may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Holder which does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Holders that have elected not to exercise such option, to prepay the Revolving Notes of such Holders.

(d)           All mandatory prepayments made pursuant to Section 2.12(a) and not waived pursuant to Section 2.12(c) shall be made to the Administrative Agent, for the account of the Lenders or Holders, and applied to the Loans (or Revolving Notes issued in connection therewith) as determined by the Administrative Agent in its sole discretion.  Concurrently with each mandatory prepayment made pursuant Section 2.12(a), the Commitment of each Lender shall, at the election of  Administrative Agent to be given to Borrower within five (5) Business Days after receipt of such mandatory prepayment (or automatically upon the occurrence of any Event of Default described in Article VII(g) or (h)), permanently be reduced by the amount of such prepayment and the Borrower shall also pay to the Administrative Agent for the ratable benefit of the Lenders or Holders the Exit Payment in respect of the Loans or Revolving Notes repaid or redeemed in connection with such mandatory prepayment.

2.13        Increased Costs.  (a) Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets or liabilities of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)           subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender).

(b)           Capital Requirements.  If any Lender reasonably determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender).

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.14        [Intentionally Omitted].

2.15        Indemnity.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any default by the Borrower in the making of any payment or prepayment required to be made hereunder.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.16                        Pro Rata Treatment.  Except as provided for under Sections 2.03(d) and 2.12(d), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its reasonable discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

2.17                        Sharing of Payments by Lenders.  If any Lender or Holder shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender or Holder receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender or Holder receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders or Holders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders or Holders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender or Holder as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender or Holder were a direct creditor of the Borrower in the amount of such participation, but only to the extent that such consent does not increase the aggregate liability of the Borrower.

2.18                        Payments; Administrative Agent’s Clawback.  (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in dollars and in immediately available funds to the Administrative Agent at its address referred to in Section 9.01 or at such other address as Administrative Agent otherwise directs prior to 5:00 p.m., Eastern time, on the date payment is due.  Any payment made as required hereinabove, but after 5:00 p.m., Eastern time, shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.  As soon as practicable after Administrative Agent receives payment from Borrower, but in no event later than one (1) Business Day after such payment has been made, subject to Section 2.13(c), Administrative Agent will cause to be distributed like funds relating to the payment of principal, interest or fees (other than amounts payable to Administrative Agent to reimburse Administrative Agent for fees and expenses payable solely to Administrative Agent pursuant to the terms of this Agreement) or expenses payable to Administrative Agent, Holders and Lenders in accordance with the terms of this Agreement, in like funds relating to the payment of any such other amounts payable to Lenders or Holders.  Borrowers’ obligations to Lenders and Holders with respect to such payment shall be discharged by making such payments to Administrative Agent pursuant to this Section 2.18(a) or, if not timely paid or any Event of Default or Default then exists, may be added to the principal amount of the Loans outstanding. Any amount due under the Loan Documents (other than principal and interest, if the same are already accruing interest at the Default Rate), which is not paid within three (3) Business Days after such amounts are due shall result in a late charge being incurred and payable by the Borrower in an amount equal to accrued interest at the Default Rate from the date such amount was due until the same is paid in full in cash (“Late Charge”).  Such Late Charge shall continue to accrue post-petition in any proceeding under any Debtor Relief Law.

(b)                                 Funding by Lenders; Presumption by Administrative Agent.  (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Eurodollar Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Notwithstanding the foregoing and anything to the contrary herein, if the Lenders shall fail to purchase an additional issuance of Revolving Notes by the Borrower after the Third Amendment Effective Date in accordance with Section 2.02 and provided that all conditions of such funding set forth in Article IV shall have been satisfied at the time thereof (a “Qualified

Funding Failure”), then the Borrower shall have the right, exercisable upon at least thirty (30) calendar days’ prior written notice to the Administrative Agent, to consummate a Permitted Redemption of the Revolving Notes (in whole and not in part) at a price equal to the applicable Permitted Redemption Amount excluding the Exit Payment, which Permitted Redemption shall otherwise be made in accordance with the provisions of Section 2.11(b) hereof; provided, that such right to consummate a Permitted Redemption of the Revolving Notes (in whole and not in part) at a price equal to the Permitted Redemption Amount excluding the Exit Payment shall expire upon (x) written notice from the Administrative Agent to the Borrower, given no later than ten (10) calendar days after the Administrative Agent’s receipt of the Borrower’s notice of redemption under this Section 2.11(c) stating that the Lenders are thereafter willing and able to purchase additional Revolving Notes issued by the Borrower in accordance with Section 2.02 and (y) provided that all conditions of such purchases set forth in Article IV shall be satisfied at the time of such purchase, the purchase by the applicable Lenders within such ten (10) calendar day period of such additional Revolving Notes the Lenders initially failed to purchase.  For purposes of clarification, prior to the expiration of the ten (10) calendar day notice of purchase pursuant to this Section 2.18(b)(ii), (x) the Administrative Agent may deliver notice to the Borrower that the Lenders are willing and able to purchase such Revolving Notes and (y) provided that all conditions of such purchases set forth in Section 4.1 shall have been satisfied at the time of such purchase, the applicable Lenders will purchase such Revolving Notes, whereupon such right to consummate a Permitted Redemption of the Revolving Notes at a price equal to the Permitted Redemption Amount excluding the Exit Payment shall automatically terminate, but the Borrower shall at all times thereafter retain the right to consummate a Permitted Redemption of the Revolving Notes at a price equal to the applicable Permitted Redemption Amount including the Exit Payment (if applicable), which Permitted Redemption of the Revolving Notes shall otherwise be made in accordance with the provisions of Section 2.11(b) hereof.  The provisions of this Section 2.18(b)(ii) set forth the exclusive rights and remedies of the Loan Parties to seek or obtain damages or any other remedy or relief from the Administrative Agent or any Lender with respect to any Qualified Funding Failure.

(c)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.19                        Taxes.  (a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower or any other Loan Party shall be required by applicable law to deduct any Indemnified Taxes (or Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section) the Administrative Agent, the Lender or the Holder, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall timely pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law. The Administrative Agent, each Lender or each Holder will use reasonable efforts to notify the Borrower upon becoming aware of any circumstances as a result of which the Borrower or any other Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b)                                 Payments of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) of this Section 2.19, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and each Holder, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) paid by the Administrative Agent, such Lender or such Holder, as the case may be, and any reasonable expenses (including the fees, charges and disbursements of counsel, which fees, charges and disbursements of counsel shall be on the same terms and subject to the same limitations as provided in Section 9.04(b), provided that successful recovery of such fees, charges and disbursements of counsel pursuant to this Section 2.19(c) by the Administrative Agent or any Lender or Holder shall preclude such Administrative Agent or such Lender or Holder from receiving duplicative indemnification for these same fees, charges or disbursements of counsel under Section 9.04(b) of this Agreement) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than penalties, interest and expenses to the extent solely and directly attributable to the gross negligence or willful misconduct, as determined by a final and nonappealable judgment of a court of competent jurisdiction, of such Administrative Agent or Lender or Holder.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Holder (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Holder, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders and Holders.  Any Lender or Holder that is entitled to an exemption from or reduction of withholding tax (including withholding tax imposed by FATCA) under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender or Holder, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Holder is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in this Section 2.19, the completion, execution and submission of such documentation shall not be required if in the Lender’s or Holder’s judgment such completion, execution or submission would subject such Lender or Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Holder; provided, however, that if any Lender or Holder fails to comply with the documentation requirements of this Section 2.19(e), any Taxes or increase in Taxes resulting solely and directly from such failure shall be considered Excluded Taxes, but only to the extent that such resulting Taxes would not constitute Indemnified Taxes but for the operation of this sentence.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, each Lender or Holder shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender or Holder becomes a Lender or Holder, respectively, under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender or Holder is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-9,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(iii)                               duly completed copies of Internal Revenue Service Form W-8ECI,

(iv)                              duly completed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(v)                                 in the case of a payment made to a Lender or Holder under this Agreement or any Loan Document that would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender or Holder were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or any successor provisions thereof), such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender or Holder has or has not complied with such Lender’s or

Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment,

(vi)                              in the case of a Foreign Lender or Foreign Holder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender or Foreign Holder is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(vii)                           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

Upon the reasonable request of the Borrower or the Administrative Agent, any Lender or Holder shall update any form or certification previously delivered pursuant to this Section 2.19(e).  Each Lender and Holder agrees that if any form or certification previously delivered by such Lender or Holder pursuant to this Section 2.19(e) expires or becomes obsolete or inaccurate in any material respect, such Lender or Holder shall, on or before the date on which such form or certification expires or becomes obsolete or inaccurate, update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of such Lender’s or Holder’s legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If the Administrative Agent, a Lender or a Holder determines, in its sole discretion and good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender or Holder, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Holder, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Holder, as applicable, in the event the Administrative Agent, such Lender or such Holder, as applicable, is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any Lender or any Holder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Cooperation.  If the Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.19, the relevant Lender or Holder or the Administrative Agent, if reasonably requested by the Borrower in writing, will use reasonable efforts to cooperate with the Borrower at the Borrower’s expense in challenging such Indemnified Taxes or Other Taxes.  Nothing in this Section 2.19(g) shall relieve the Borrower of its obligation to promptly pay any additional amounts pursuant to this Section 2.19.

2.20                        Mitigation Obligations; Replacement of Lenders.  (a) Designation of a Different Lending or Funding Office.  If any Lender or Holder requests compensation under Section 2.13, or requires the Borrower to pay additional amounts to any Lender or Holder or any Governmental Authority for the account of any Lender or Holder pursuant to Section 2.19, then such Lender or Holder shall (at the request of the Borrower) use reasonable efforts to designate a different lending or funding office for funding or booking its Loans and/or Revolving Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Holder, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.19, as the case may be, in the future, and (ii) would not subject such Lender or Holder to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Holder.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Holder in connection with any such designation or assignment.

(b)                                 Replacement of Lenders or Holders.  If any Lender or Holder requests compensation under Section 2.13, or if the Borrower is required to pay additional amounts to any Lender or Holder or any Governmental Authority for the account of any Lender or Holder pursuant to Section 2.19 and, in each case, such Lender or Holder has declined or is unable to designate a different lending or funding office in accordance with Section 2.20(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Holder and the Administrative Agent, require such Lender or Holder to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.03), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.03;

(ii)                                  such Lender or Holder shall have received payment of an amount equal to the outstanding principal of its Loans or Revolving Notes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender or Holder shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Holder or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21                        Defaulting Lender.  (a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22                        Dispute Resolution.  Except as otherwise provided herein, in the case of a dispute as to the determination of any amounts due and owing pursuant to a repayment or redemption under Sections 2.11, 2.12 or 2.18(b)(ii) or otherwise or any other similar or related amount, the Borrower shall submit the disputed determinations or arithmetic calculations via e-mail or facsimile within three (3) Business Days of receipt, or deemed receipt, of the applicable notice of dispute to the Administrative Agent.  If the Administrative Agent, the Lenders, Holders and the Borrower are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Administrative Agent, then the Borrower shall, within three (3) Business Days submit via facsimile the disputed determinations or arithmetic calculations to an independent outside national accounting firm specified by Administrative Agent.  The Borrower, at the Borrower’s expense, shall cause the accountant to perform the determinations or calculations and notify the Administrative Agent of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, and each of the Lenders and Holders that:

3.01                        Organization; Powers.  The Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

3.02                        Authorization.  The Transactions and the Third Amendment Transactions (a) have been duly authorized by all requisite corporate, limited liability company and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

3.03                        Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

3.04                        Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions and Third Amendment Transactions, except for (a) with respect to the Transactions the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

3.05                        Financial Statements.  The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of each of the Borrower as of and for the fiscal years ended December 31, 2014, 2015 and 2016, each audited by and accompanied by the unqualified opinion of McGladrey & Pullen, LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

3.06                        No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, since March 31, 2017.

3.07        Title to Properties; Possession Under Leases.  (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)           Each of the Borrower and the Restricted Subsidiaries has complied, in all material respects, with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except to the extent not reasonably likely to result in a Material Adverse Effect on the Loan Parties, taken as a whole.

3.08        Subsidiaries.  (a) Schedule 3.08 sets forth as of the Third Amendment Effective Date a complete and accurate list of all Subsidiaries, the percentage ownership interest of the Borrower or any other Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower or any Subsidiary, directly or indirectly, free and clear of all Liens, other than Liens expressly permitted by Section 6.02.

(b)           Schedule 3.08(b) sets forth as of the Third Amendment Effective Date a complete and accurate list of all Unrestricted Subsidiaries, the percentage ownership interest of the Borrower or any other Subsidiary therein and the jurisdiction of incorporation of each Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(b) are fully paid and non-assessable and are owned by the Borrower or any Subsidiary, directly or indirectly, free and clear of all Liens.

3.09        Litigation; Compliance with Laws.  (a) Except as set forth on Schedule 3.09 or existing on the Third Amendment Effective Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document, the Transactions or the Third Amendment Transactions, (ii) that would constitute a Regulatory Notice Event of which the Administrative Agent has not been notified in accordance with Section 5.05(f) (iii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Since the Third Amendment Effective Date, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c)           None of the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

3.10        Agreements.  (a) None of the Borrower or any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)           None of the Borrower or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

3.11        Federal Reserve Regulations.  (a) None of the Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

3.12        Investment Company Act.  None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

3.13        Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

3.14        Tax Returns.  Each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or reports required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.15        No Material Misstatements.  No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender or Holder in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which, and as of the date, they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of CheckSmart

Financial Company) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

3.16        Employee Benefit Plans.  Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

3.17        Environmental Matters.  (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any pending or threatened claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)           Since the Third Amendment Effective Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

3.18        Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Third Amendment Effective Date.  Such insurance (or replacements thereof) is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

3.19        Security Documents.  (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)           Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), a Lien created under the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

3.20        Location of Real Property and Leased Premises.  (a) Schedule 3.20(a) lists completely and correctly as of the Third Amendment Effective Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(b)           Schedule 3.20(b) lists completely and correctly as of the Third Amendment Effective Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

3.21        Labor Matters.  As of the date hereof and the Third Amendment Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been in all material respects paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions and the Third Amendment Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

3.22        Solvency.  Immediately after the consummation of the Third Amendment Transactions to occur on the Third Amendment Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Third Amendment Effective Date.

3.23        Transaction Documents.  The Borrower has delivered to the Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). Neither the Borrower nor any Loan Party or, to the knowledge of the Borrower or each Loan Party,  any other Person party thereto is in default as of the Closing Date in the performance or compliance with any material provisions thereof.  The Merger Agreement complies in all material respects with all applicable laws. All representations and warranties of the Borrower and each Loan Party set forth in the Merger Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

3.24        Sanctioned Persons.  None of the Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Restricted Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.25        Specified Borrower Designations and Reaffirmations.  The Borrower has made the Specified Borrower Designations and Reaffirmations in the manner requested by the Administrative Agent as of the Third Amendment Effective Date and such Specified Borrower Designations and Reaffirmations shall at all applicable times be valid and binding designations under the applicable Finance Documents (as such term is defined in the Collateral Agreement), and the Borrower has (i) made all necessary designations, reaffirmations and certifications, as the case may be, in writing and delivered the same to the Collateral Agent and all other required parties in accordance with the Collateral Agreement thereby designating, reaffirming or certifying, as the case may be, all Obligations (including the Loan Document Obligations) hereunder (and the Indebtedness evidenced thereby) as (x) Designated Priority Obligations for the purposes of the Collateral Agreement, (ii) made all necessary designations, reaffirmations and certifications, as the case may be, in writing and delivering the same to the Senior Secured Notes Trustee, Collateral Agent and all other required parties in accordance with the Senior Secured Notes Indentures thereby designating, reaffirming or certifying, as the case may be, all Obligations (including the Loan Document Obligations) hereunder (and the Indebtedness evidenced thereby) as Designated Priority Obligations in accordance with Section 11.10 of the Senior Secured Notes Indentures and (iii) certified and reaffirmed to the Collateral Agent and the Senior Secured Notes Trustee and any other required parties in accordance with the Collateral Agreement and the Senior Secured Notes Indentures that the Obligations hereunder (including the Loan Document Obligations and the Indebtedness evidenced thereby), including the Liens associated therewith, have been incurred in compliance with the Senior Secured Notes Indentures and the Collateral Agreement.  The Borrower additionally represents and warrants that, as of the Third Amendment Effective Date and at all times thereafter, the Indebtedness under this Agreement, including under this Third Amendment, has been and shall continue to be Indebtedness under Section 4.09(b)(1) of the Senior Secured Notes Indentures.  The Borrower further represents and warrants that, from and at all times after the Third Amendment Effective Date: (x) neither the Borrower nor any Restricted Subsidiary has, or will have, incurred any Indebtedness under Section 4.09(b)(2) of the Senior Secured Notes Indentures, (y) the amount of all Indebtedness issued or outstanding (including the aggregate principal amount outstanding thereof) under Section 4.09(b)(2) of the Senior Secured Notes Indentures, including for the purposes of Section 4.09(b)(1) of the Senior Secured Notes Indentures, shall be zero ($0.00) and (z) neither the Borrower nor any restricted Subsidiary has incurred, or will incur, any Indebtedness that would result in the Alabama Revolving Credit Agreement being deemed “outstanding” or “remaining outstanding” in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank).

3.26        Loan Receivables.  As to the Loan Receivables generally:

(i)            Each Loan Party to the best of such Loan Party’s knowledge had and continues to have full power, authorization, permits, licenses and other authority to hold, enforce, and make the Consumer Loans (or other extensions of credit) evidenced by the Loan Receivables and all such Loan Receivables and all Books and Records comprising such Receivables are genuine;

(ii)           All Loan Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors rights’ or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and consumer protection laws; if auto title loans, constitute chattel paper; any chattels described in any Loan Receivable are and will be accurately described and are and are required to be in the possession of the parties granting the security interest therein (unless repossessed); and any applicable filing, recording or lien notation law with respect to any collateral securing a Loan Receivable will have been, or will be, complied with to the extent such filing or recording is necessary under applicable law to create or perfect Borrower’s or such Loan Party’s security interest in such collateral consistent with the Program Guidelines;

(iii)          The form and content of all Loan Receivables and the security related thereto comply in all material respects (and in any event in all material respects necessary to maintain and ensure the validity and enforceability of the Loan Receivables) with any and all applicable laws, rules and regulations, including without limitation, the Requirements, in each case, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors rights’ or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and consumer protection laws;

(iv)          Subject to adjustments in the ordinary course of business, the original amount and unpaid balance of each Loan Receivable on the Books and Records of the Borrower or any Loan Party and on any statement or schedule delivered to Administrative Agent and/or any Lender or Holder, including without limitation the schedule of Loan Receivables, is and will be the true and correct amount actually owing to a Borrower or Loan Party as of the date each Loan Receivable is pledged to Collateral Agent or as of such date specified on such statement of schedule, is not, to the best of Borrower’s and such Loan Party’s knowledge, subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and Borrower and no Loan Party has any knowledge of any fact which would impair the validity or collectability of any Loan Receivables;

(v)           All security agreements, title retention instruments and other documents and instruments which are security for Loan Receivables contain a correct and sufficient description of the personal property covered thereby (if any), and, subject to the rights of Administrative Agent hereunder or the Collateral Agent under the Collateral Agreement and the interests of Borrower or any Loan Party as holder of such security agreements or title retention instruments or other documents or instruments, are or create security interests and Liens (if any);

(vi)          The Borrower and the other Loan Parties meet the standards generally observed by prudent finance companies that are in the business of making unsecured multi-pay consumer installment loans, consumer lines of credit or auto title loans, as applicable, to the clients served by the Loan Parties, and conforms in all material respects with the Program Guidelines;

(vii)         Borrower and the other Loan Parties have good and valid title to the Loan Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests, other than Permitted Liens, and has the right to pledge and grant Collateral Agent, for the benefit of Lenders and Holders, a first priority security interest in the same, in the manner provided in this Agreement and the Collateral Agreement; and

(viii)        It is understood and agreed that none of the representations or warranties contained in this Section 3.26 shall be applicable to: (a) any Loan Receivable acquired by a Loan Party pursuant to its conduct of a credit access business or credit services organization (or like business), (b) fraudulent accounts (so long as the amount of fraudulent accounts, at any one time, is immaterial to the business of the Loan Parties, taken as a whole) and (c) immaterial defects relating to any Loan Receivable.

ARTICLE IV
CONDITIONS OF LENDING

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the date of each Borrowing (each such event being called a “Credit Event”):

(a)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) together with (i) a Borrowing Base Certificate setting forth the Borrowing Base of the Borrower as of a date no earlier than the end of the most recently ended calendar month and no later than the day immediately preceding the Borrowing, or issuance and purchase, date, together with an updated schedule of Loan Receivables and (ii) an updated and current data tape containing the information required under Section 5.04(e) with respect to the Loan Receivables.

(b)           The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (except representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)           At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)           Immediately after giving effect to such Credit Event and the use of proceeds thereof, (i) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.09 and (ii) Aggregate Revolving Credit Exposures shall not exceed the lesser of the Borrowing Base or the Total Commitment.

(e)           No Regulatory Notice Event shall have occurred and be continuing or be currently threatened, except in the case of any Regulatory Notice Events for which the Administrative Agent has been notified in accordance with Section 5.05(f) and with respect to any such notified Regulatory Notice Event, the Administrative Agent has not provided notice in writing to the Borrower prior to the time of any requested Borrowing that such Regulatory Notice Event is material (it being understood that this condition (e) shall not be satisfied if the Administrative Agent provides Borrower with written notice prior to the time of such requested Borrowing that such notified Regulatory Notice Event is material), unless: (i) the Administrative Agent has rescinded such written notice or (ii) the Regulatory Notice Event for which the Administrative Agent has provided such a written notice is no longer continuing.

(f)            No Material Adverse Effect shall have occurred and be continuing.

(g)           The Borrowing date of any Loan and issuance and purchase date of any Revolving Note shall be a Permitted Borrowing Date.

(h)           Since the effective date of the most recently delivered Compliance Certificate, the Borrower and the Loan Parties have complied with the Loan Receivable Selection Policy.

(i)            The Loan Parties shall have paid or reimbursed the Administrative Agent and the Lenders and Holders for all costs and expenses required to be paid or reimbursed by them on the Permitted Borrowing Date in accordance with Section 9.04 hereof.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d), (e), (f), (g) and (h) of this Article IV.

ARTICLE V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender and Holder that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Administrative Agent shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

5.01        Existence; Compliance with Laws; Businesses and Properties.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

(b)           Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable Requirements, laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

5.02        Insurance.  (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)           Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or any other Loan Party under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c)           Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

5.03        Obligations and Taxes.  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, claim, Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien.

5.04        Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender and Holder:

(a)           within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by McGladrey & Pullen, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (ii) any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           commencing with the fiscal quarter ended March 31, 2011, within 60 days of the end of such fiscal quarter and, thereafter, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided, however, that with respect to the fiscal quarter ending March 31, 2011, the furnished consolidated balance sheets and related statements of income, stockholders’ equity and cash flows shall be those of Checksmart Financial Holdings Corp., shall be delivered together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with respect to the interim financial information contained therein, prepared on a basis substantially consistent with, and with the same level of detail as, the corresponding information included in the Senior Secured Notes Offering Circular or, at the option of the Borrower, the then applicable SEC requirements and shall be certified by a Financial Officer as provided herein;

(c)                                  concurrently with any delivery of financial statements under paragraph (a), (b) or (e)(B)(ii) of this Section 5.04, a certificate of the accounting firm (in the case of paragraph (a)) or a Compliance Certificate signed by a Financial Officer (in the case of paragraphs (b) and (e)(B)(ii)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) and (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating (A) that, as of the date of the balance sheet included with such financial statements, the Borrowing Base is not less than the amount of the Aggregate Revolving Credit Exposure and (B) compliance with Section 6.09, provided, that, with respect to any financial covenant that is tested at the end of each fiscal quarter, Borrower shall only be required to demonstrate compliance with such financial covenant in the Compliance Certificate for such fiscal quarter;

(d)                                 within 90 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e)                                  (A) within ten (10) Business Days after the end of each calendar month (the “Applicable Month”) (or during the continuance of an Event of Default, as may be more frequently required by Administrative Agent from time to time), a Borrowing Base Certificate (in each case, together with reasonable supporting information) that demonstrates that, as of a day no more than ten (10) Business Days earlier than the date of such certificate, the Aggregate Revolving Credit Exposure did not exceed the Borrowing Base, (B) within thirty (30) days after the end of each Applicable Month (i) a statement of accounts for the deposit accounts and securities accounts of the Borrower and its Subsidiaries, identifying the owner of each such account, whether such account is a Collateral Account and setting forth the balance in such account as of the Business Day immediately preceding delivery of such statement and (ii) the Borrower’s consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such month and the results of its operations and the operations of such Subsidiaries during such month and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; (C) immediately upon a repayment of Loans required to be made as a result of a Level I Trigger Event, a Borrowing Base Certificate setting forth the Borrowing Base of the Borrower after giving effect to such repayment of Loans and (D) within (i) twenty (20) days after the end of each calendar month, for the calendar month then ending, reports in form and substance reasonably satisfactory to Administrative Agent, setting forth an aging of Loan Receivables, a schedule of Loan Receivables, detailed delinquency report books and records consisting of data tape information of Loan Receivables in a format and consisting of data elements reasonably acceptable to Administrative Agent (provided, however, on reasonable request by the Administrative Agent, the Borrower shall deliver such data tape information of Borrower’s portfolio), and a repossession report in respect of any Title Loan Receivables and (ii) within twenty (20) days after the end of each calendar month, for the calendar month then ending, a report of Cumulative Net Losses by Vintage Pool and in form reasonably acceptable to Administrative Agent, a charge-off report, a reserve report and such other documentation and information promptly after reasonable request therefor by Administrative Agent; provided, however, that Borrower will not be required to, but agrees to use its best efforts to, deliver any reports contemplated by this Section 5.04(e) for the first three calendar months after the Third Amendment Effective Date;

(f)                                   if any Borrowing Base Certificate delivered in accordance with Section 5.04(e)(A) or (e)(C) demonstrates that the Borrowing Base (determined as of the date required by such section) is less than 105% of the Aggregate Revolving Credit Exposure at such time, then the Borrower shall deliver to the Lenders and Holders, on the 15th day of the second calendar month following the Applicable Month, (i) a subsequent Borrowing Base Certificate (together with reasonable supporting information) that demonstrates that, as of a day no more than five days earlier than the date of such subsequent certificate, the Aggregate Revolving Credit Exposure did not exceed the Borrowing Base and (ii) a statement of accounts for the deposit accounts and securities accounts of the Borrower and its Subsidiaries, identifying the owner of each such account, whether such account is a Collateral Account and setting forth the balance in such account as of the Business Day immediately preceding delivery of such statement;

(g)                                  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(h)                                 promptly after the receipt thereof by the Borrower or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)                                     promptly after the request by any Lender or Holder, all documentation and other information that such Lender or Holder reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)                                    promptly after the request by the Administrative Agent or any Lender or Holder, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(k)                                 promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender or Holder may reasonably request; and

(l)                                     on the dates that the monthly financial statements under clause (e)(B)(ii) above are delivered, the loan data tape with customer contacts, performance metrics and other collections data applicable to the Loan Receivables shall be delivered to the Backup Servicer in accordance with the Backup Servicing Agreement.

Any consolidated financial statements or reports required to be delivered under this Section 5.04 as of, or for any period ending on, May 31, 2015, or later shall set forth the amount of each item contained therein that is attributable to (i) the Borrower and the Restricted Subsidiaries, on the one hand, and (ii) the Unrestricted Subsidiaries, on the other hand.

5.05                        Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender or Holder prompt written notice of the following:

(a)                                 any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000;

(d)                                 any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(e)                                  any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower;

(f)                                   upon any officer of a Loan Party obtaining knowledge of the occurrence of, or threat of, any Regulatory Notice Event against or affecting any Loan Party, or any of the Loan Parties’ Affiliates or any material aspect of the Program or the Program Guidelines, written notice thereof together with such other information as may be reasonably available (and able to be disclosed in the Loan Parties’ reasonable judgment) to the Loan Parties to enable the Administrative Agent, the Lenders and the Holders and their counsel to evaluate such matters; and

(g)                                  any material changes to the Program or any of the Program Guidelines.

5.06                        Information Regarding Collateral.  (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Third Amendment Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.06 or otherwise.

5.07                        Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender or Holder to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested (but no more than twice per fiscal year of the Borrower, unless an Event of Default has occurred and is continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender or Holder to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(b)                                 In the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

5.08                        Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

5.09                        Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

5.10                        Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of the Borrower or any Restricted Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings, and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

5.11                        Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Restricted Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent, provide to the Lenders and Holders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

5.12                        Further Assurances.  (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Administrative Agent or the Collateral Agent (upon instruction from the Administrative Agent) may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Restricted Subsidiary that is a Domestic Subsidiary, any Domestic Subsidiary that has ceased being an Unrestricted Subsidiary and any other Restricted Subsidiary, if such Restricted Subsidiary guarantees Indebtedness of any Loan Party, to become a Loan Party by executing the

Guarantee Agreement in favor of the Administrative Agent and the Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent shall designate (it being understood that it is the intent of the parties that the Secured Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) (including real and other properties acquired subsequent to the Closing Date)); provided, however, that no outstanding voting equity or other voting ownership interests of any Foreign Subsidiary or any Restricted DRE in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Subsidiary or Restricted DRE, in each case, that are entitled to vote shall be required to be pledged.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Lenders and Holders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 5.12.  The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of an ownership interest in any real property (or any interest in real property) having a value in excess of $1,000,000.

(b)                                 As soon as practicable but in any event within the applicable time period set forth on Schedule 5.12, the Borrower shall take or cause the other Loan Parties to take the actions set forth on Schedule 5.12.

(c)                                  During the period of ninety (90) days following the Third Amendment Effective Date, the Loan Parties shall, (i) in a manner satisfactory to the Administrative Agent, cooperate with and assist the Administrative Agent or its counsel in connection with their review of (x) any material business operation modifications and new product offers and (y) any other regulatory reviews or due diligence related to the business and operations of the Loan Parties (including comments related to Consumer Loan Agreements that correspond to Loan Receivables) that are outstanding on, or arise after, the Third Amendment Effective Date (including any issues that counsel for the Administrative Agent has provided in writing to counsel for the Borrower prior to the Third Amendment Effective Date), (ii) review and consider in good faith any issues raised by, or comments, recommendations or guidance from, the Administrative Agent or its counsel with respect to the foregoing and (iii) within thirty (30) days (or such longer period as may be agreed to by the Agent in its sole discretion) of any Borrower’s or any Loan Party’s receipt of written notice (which notice may be received by any Loan Party prior to the expiration of such ninety-day period) of any comments, recommendations or guidance from the Administrative Agent or its counsel, resolve or address any such issues (including making changes necessary to comply with any applicable state law), in each case, in a manner satisfactory to the Administrative Agent.

(d)                                 On and after the Third Amendment Effective Date, the Borrower shall, and shall cause the other Loan parties to, obtain, calculate and track monthly income data with respect to the Loan Receivables in sufficient detail so as to permit the Borrower to comply with clause (f) of the definition of Excess Concentration Amount with respect to all Eligible Loan Receivables that are to be tested in accordance with such clause (f).

5.13                        [Intentionally Omitted].

5.14                        Designations Under Collateral Agreement and Indentures.  As of the Closing Date and continuing as of the Third Amendment Effective Date and at all times thereafter, treat, and hereby irrevocably re-designate, re-certify and reaffirm, as otherwise applicable, and irrevocably agree to treat, (i) all of the Obligations (including the Loan Document Obligations) under this Agreement (and the Indebtedness evidenced thereby) at all times as (a) Designated Priority Obligations and “Revolving Credit Facility Obligations” under the Senior Secured Notes Indentures and the Collateral Agreement, (b) “Bank Obligations” and “Secured Obligations” under the Collateral Agreement and (c) “First Lien Obligations” under the Senior Secured Notes Indentures, (ii) this Agreement, the Third Amendment and the related Loan Documents collectively at all times as (a) “Finance Documents” under the Collateral Agreement and (b) a “Credit Facility” under the Senior Secured Notes Indentures, (iii) the Administrative Agent at all times as the “Designated Priority Representative” and applicable “Authorized Representative” under the Collateral Agreement in respect of the Obligations (including the Loan Document Obligations) hereunder (and the Indebtedness evidenced thereby), (iv) the Administrative Agent, Lenders and Holders at all times as “Designated Priority Secured Parties,” “Bank Secured Parties” and “Secured Parties” under the Collateral Agreement, (v) the incurrence of the Obligations (including the Loan Document Obligations) hereunder (and the Indebtedness evidenced thereby) at all times as not constituting in any way a “Discharge of Designated Priority Obligations” under the Collateral Agreement, (vi) the Indebtedness incurred under this Agreement and the related Loan Documents at all times as being incurred under clause (1) of Section 4.09(b) of the Senior Secured Notes Indentures and (vii) the Obligations hereunder (including the Loan Document Obligations and the Indebtedness evidenced thereby), including the Liens associated therewith, as being incurred in compliance with the Senior Secured Notes Indentures and the Collateral Agreement (such designations, certifications and affirmations in above clauses (i) through (vii) being collectively referred to herein as the “Specified Borrower Designations and Reaffirmations”).  From and after the Third Amendment Effective Date and at all times thereafter, (x) the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness under Section 4.09(b)(2) of the Indentures, (y) the amount of all Indebtedness issued or outstanding (including the aggregate principal amount outstanding thereof) under Section 4.09(b)(2) of the Senior Secured Notes Indentures, including for the purposes of Section 4.09(b)(1) of the Senior Secured Notes Indentures, shall be zero ($0.00) and (z) the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness that would result in the Alabama Revolving Credit Agreement being deemed “outstanding” or “remaining outstanding” in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank).

5.15                        Right of First Refusal.  In the event Borrower, any of its Subsidiaries or any Affiliate of the Borrower or any of its Subsidiaries that engages in the origination of comparable Loan Receivables (any such Person, a “New Borrower”) undertakes to enter into (x) an additional or subsequent credit facility (including a Credit Facility (as such term is defined in the Senior Secured Notes Indentures) with a principal amount in excess of $2,000,000 or (y) a debtor-in-possession credit facility in connection with any insolvency or bankruptcy proceeding of any Loan Party (a “DIP Credit Facility”; and collectively with any credit facility included in clause (x), a “New Credit Facility”), Administrative Agent and its designees shall have a right of first refusal (but not an obligation) to provide such New Credit Facility on the same material terms and conditions (as such term is described below) as would be provided by such third parties or on terms and conditions no less favorable (as mutually agreed by Administrative Agent and the New Borrower) to New Borrower than would be provided by such third-party, pursuant to the following terms:

(a)                                 The Borrower shall provide Administrative Agent written notice (a “New Credit Facility ROFR Notice”) describing the New Credit Facility and the terms and conditions thereof (collectively, the “New Credit Facility Opportunity”). The Administrative Agent and its Permitted Designees shall have fifteen (15) days from the date of the Administrative Agent’s receipt of a New Credit Facility ROFR Notice to agree to provide such New Credit Facility pursuant to the New Credit Facility Opportunity.

(b)                                 If the Administrative Agent and its designees fail to exercise such right of first refusal within said fifteen (15)-day period with respect to the New Credit Facility Opportunity, then the New Credit Facility Opportunity may be offered to a third-party upon the identical terms and conditions as are specified in the applicable New Credit Facility ROFR Notice.  In the event the New Credit Facility Opportunity has not been consummated within the one hundred (100)-day period from the date of the applicable New Credit Facility ROFR Notice, the New Credit Facility Opportunity may not be offered by the Borrower or any of its Subsidiaries to any third-party without again offering such New Credit Facility Opportunity to the Administrative Agent in the manner provided above.  In the event the Administrative Agent exercises its right of first refusal under this Section 5.15, the applicable New Credit Facility Opportunity (or portion thereof, as the case may be) shall be provided by the Administrative Agent, its Affiliates and/or its Permitted Designees.  For purposes of this Section 5.15, “Permitted Designees” shall mean any designees appointed by the Administrative Agent in its sole discretion; provided, that with respect to any right of first refusal or participation right exercised by the Administrative Agent hereunder, no Person (other than an Affiliate) shall be permitted to be a “Permitted Designee” hereunder with respect to such right of first refusal if the applicable borrower is not entitled to deal solely with the Administrative Agent with respect to the administering, arranging and/or servicing of the New Credit Facility Opportunity subject to the applicable New Credit Facility ROFR Notice.

(c)                                  Notwithstanding the foregoing to the contrary, (i) unless the proceeds of any such New Credit Facility Opportunity shall be used promptly to repay in full in cash all Loan Document Obligations, the provisions of this Section 5.15 shall be subject to the restrictions contained in Sections 6.01 and 6.02 hereof and (ii) if the Loan Document Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full in cash with proceeds from the issuance of any Equity Interests of

Borrower, any Loan Party or any of their Affiliates, the agreements in this Section 5.15 shall survive the payment of such Obligations and all other amounts payable hereunder and the termination of this Agreement and the other Loan Documents for a period of twelve (12) months after such payment and termination.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender and Holder that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Administrative Agent shall otherwise consent in writing:

6.01                        Indebtedness and Issuance of Disqualified Stock and Preferred Stock.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (i) the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) the Leverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries (determined by reference to the EBITDA of such Persons for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued) is no greater than 5.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred on the date of such incurrence.  The limitations set forth in this Section 6.01(a) will not apply to any incurrence of Capitalized Lease Obligations in an aggregate principal amount not to exceed $1,000,000 if the incurrence thereof would be permitted under Section 6.01(b)(v) but for the limitation related to the Leverage Ratio set forth in Section 6.01(b).

(b)                                 The foregoing limitations will not apply to:

(i)                                     the incurrence of Indebtedness under this Agreement;

(ii)                                  [Intentionally Omitted];

(iii)                               the incurrence by the Borrower and any Subsidiary Guarantor of Indebtedness represented by the Senior Secured Notes (including any guarantee thereof) (other than any Additional Notes (as defined in the Senior Secured Notes Indentures), but including any Exchange Notes (as defined in the Senior Secured Notes Indentures and guarantees thereof), up to an aggregate principal amount outstanding at any one time not to exceed $395,000,000;

(iv)                              Indebtedness of the Borrower and the Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clause (i), (ii) or (iii)) and set forth on Schedule 6.01;

(v)                                 Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of the Restricted Subsidiaries to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (v); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (v) or the last sentence of Section 6.01(a), does not exceed the greater of $10,000,000 and 2.0% of Total Assets;

(vi)                              Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vii)                           Indebtedness arising from agreements of the Borrower or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

(viii)        Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Secured Obligations; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(ix)          Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be expressly subordinated in right of payment to the Guarantee of such Subsidiary Guarantor, as the case may be; provided further, that any subsequent transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(x)           shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of the Restricted Subsidiaries or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(xi)          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 6.01, exchange rate risk or commodity pricing risk;

(xii)         obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or

obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

(xiii)        (A) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or Designated Preferred Stock and sales of Equity Interests to any Subsidiary of the Borrower) as determined in accordance with clause (3)(b) or (3)(c) of the first paragraph of Section 6.05 to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 6.05 or to make Permitted Investments (other than Permitted Investments specified in clause (i), (ii) or (iii) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (xiii)(B), does not exceed $35,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (xiii)(B) shall cease to be deemed incurred or issued for purposes of this clause (xiii)(B) but shall be deemed incurred pursuant to Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this Section 6.01 without reliance on this clause (xiii)(B); provided that, in the case of any such Indebtedness that is secured by a Lien, the foregoing reclassification shall only be effective if and to the extent that the Borrower and the Restricted Subsidiaries would be able to incur (and as a result of such reclassification are deemed to have incurred) such Lien pursuant to clause (xix) or (xxxviii) of the definition of “Permitted Liens”);

(xiv)        the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness or the issuance by the Borrower or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this Section 6.01 or clause (iii), (iv) or (xiii)(A) above, or clause (xv) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)          has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity, of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B)          to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (I) Indebtedness subordinated or pari passu (without giving effect to security interests) to the Secured Obligations, such Refinancing Indebtedness is subordinated or pari passu (without giving effect to security interests) to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (II) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)          shall not include (I) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Borrower that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower; (II) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Borrower that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or (I) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(xv)         Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either

(A)          the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 6.01, or

(B)          the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(xvi)        cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;

(xvii)       [Intentionally Omitted];

(xviii)      any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Agreement and the Senior Secured Notes Indentures;

(xix)        Indebtedness of Foreign Subsidiaries of the Borrower not to exceed at any one time outstanding, and together with any other Indebtedness incurred under this clause (xix), the greater of $35,000,000 and 7.0% of Total Assets;

(xx)         Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (I) the financing of insurance premiums or (II) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(xxi)        Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(xxii)       Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity to the extent described in clause (4) of the second paragraph of Section 6.05; and

(xxiii)      any obligation, or guaranty of any obligation, of the Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

Notwithstanding the foregoing, Restricted Subsidiaries that are not Subsidiary Guarantors shall not be permitted to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (v), (xiii)(B) or (xix) above if, after giving effect to such incurrence or issuance, the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, together with the aggregate liquidation preference of Disqualified Stock and Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, would exceed the greater of $55,000,000 and 11.0% of Total Assets.

(c)           For purposes of determining compliance with this Section 6.01:

(i)            in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxii) of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this Section 6.01, the Borrower, in its sole discretion, will classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 6.01; provided that (x) all

Indebtedness outstanding under this Agreement will be treated as incurred under clause (i) of the preceding paragraph and (y) the Borrower shall not be permitted to reclassify all or any portion of any Indebtedness incurred pursuant to such clause (i) or (ii); and

(ii)           at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.01(a) and 6.01(b).

(d)           Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(f)            The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g)           The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Secured Obligations or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be.

(h)           For the purposes of this Section 6.01, (i) unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

6.02        Liens.  (a)  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, except for:

(i)            in the case of Subject Liens on any Collateral, any Subject Lien, if such Subject Lien expressly has Junior Lien Priority on the Collateral relative to the Secured Obligations; or

(ii)           in the case of Subject Liens on any other asset or property, any Subject Lien, if the Secured Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the Obligations secured by such Subject Lien.

(b)           Any Lien created for the benefit of the Lenders pursuant to clause (ii) of Section 6.02(a) may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Bank Obligations (which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may otherwise have on the proceeds from such sale).

(c)           Any reference to a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Collateral Agent in respect of the Collateral.

6.03        Asset Sales.  (a) The Borrower will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)           the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)           to the extent that any consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale (including, for avoidance of doubt, any Designated Non-cash Consideration and any assets received in a Permitted Asset Swap) consists of assets of the type that would constitute Collateral, such assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are as soon as reasonably practicable (and in any event within 90 days) after their acquisition added to the Collateral.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(i)            to prepay Loans (or any corresponding Revolving Notes) and correspondingly reduce any outstanding Commitments in accordance with Sections 2.11 and 2.09; provided that reductions in Commitments pursuant to this clause (i) shall not be required to the extent that such reductions would cause the Total Commitment to be less than $25,000,000 ;

(ii)           to make one or more Asset Sale Offers in accordance with the terms of the Senior Secured Notes Indentures;

(iii)          to make (A) one or more Investments in any business or businesses, provided that any such Investment is in the form of the acquisition of Capital Stock that results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets that are, in the case of each of (A), (B) and (C), used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (any businesses, properties or assets acquired pursuant to clause (A), (B) or (C) together, the “Additional Assets”); provided that, without limitation of Section 5.12, any such Additional Assets acquired with Net Proceeds from an Asset Sale of Collateral are as soon as reasonably practicable (and in any event, within 90 days) after their acquisition added to the Collateral; or

(iv)          to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not the Borrower or a Subsidiary Guarantor, other than Indebtedness owed to the Borrower, a Subsidiary Guarantor or a Restricted Subsidiary;

provided that, in the case of clause (iii) above, a binding commitment to acquire Additional Assets shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Borrower or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless the Net Proceeds are otherwise applied pursuant to any or all of clauses (i) through (iv) above, including, subject to the proviso below, the entry into a new Acceptable Commitment, prior to the later of (x) the date that is six months following the date of such cancellation or termination or (y) the expiration of the Application Period; provided, further that the Borrower or such Restricted Subsidiary may only enter into a new Acceptable Commitment under the foregoing provision one time with respect to each Asset Sale.

Any Net Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the preceding paragraph, less the amount of cash applied by the Borrower during the six months preceding the date of receipt of such Net Proceeds to redeem the Senior Secured Notes pursuant to the Senior Secured Indentures (other than any such cash applied in respect of accrued and unpaid interest), will be deemed to constitute “Excess Proceeds”; provided that, in the event there have been multiple Asset Sales, cash applied with respect to any particular redemption pursuant to such paragraph shall only be deducted from the calculation of Excess Proceeds one time.

(b)           Pending the final application of any Net Proceeds pursuant to this Section 6.03, the holder of such Net Proceeds may apply such Net Proceeds to prepay Loans (or any corresponding Revolving Notes) in accordance with Section 2.09 or otherwise invest such Net Proceeds in any manner not prohibited by this Agreement.

(c)           For purposes of this Section 6.03, the following are deemed to be cash or Cash Equivalents:

(i)            any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Restricted Subsidiary, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing;

(ii)           any securities, notes or other obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(iii)          any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $15,000,000 and 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

6.04        Merger, Consolidation or Sale of All or Substantially All Assets.  (a) The Borrower shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)            the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of

Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(ii)           the Successor Company expressly assumes all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to joinders or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(iii)          immediately after such transaction, no Default exists;

(iv)          immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 6.01(a), or (B) the Fixed Charge Coverage Ratio for the Borrower (or the Successor Company, as applicable) and the Restricted Subsidiaries on a consolidated basis would be greater than the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries on a consolidated basis immediately prior to such transaction;

(v)           [Intentionally Omitted];

(vi)          the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate, stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Agreement;

(vii)         to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Agreement or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Agreement and the Security Documents; and

(viii)        the Collateral owned by or transferred to the Successor Company shall: (A) continue to constitute Collateral under the Loan Documents, (B) be subject to the Lien in favor of the Collateral Agent for the benefit of the Bank Secured Parties and (C) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 6.02.

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents.  Notwithstanding the foregoing clauses (iii) and (iv), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Borrower or any Restricted Subsidiary; and (B) the Borrower may consolidate, amalgamate or merge with an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and the Restricted Subsidiaries is not increased thereby.

(b)           No Subsidiary Guarantor will, and the Borrower will not permit any such Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)            (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under (I) the laws of the jurisdiction of organization of such Subsidiary Guarantor or (II) the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”); (B) the Successor Subsidiary Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Agreement and such Subsidiary Guarantor’s related Guarantee and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent; (C) immediately after such transaction, no Default exists; (D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate, stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Agreement; (E) to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Subsidiary Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Loan Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Loan Documents; and (F) the Collateral owned by or transferred to the Successor Subsidiary Guarantor shall: (I) continue to constitute Collateral under the Loan Documents, (II) be subject to the Lien in favor of the Collateral Agent for the benefit of the Bank Secured Parties and (III) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 6.02; or

(ii)           the transaction is made in compliance with Section 6.03.

(c)           Subject to the provisions of this Agreement, the Successor Subsidiary Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Loan Documents.  Notwithstanding the foregoing, any such Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower or (ii) merge with an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and the Restricted Subsidiaries is not increased thereby.

6.05                        Restricted Payments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I)                                   declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

(a)                                 dividends, payments or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(b)                                 dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Borrower, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)                              purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

(III)                         make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Borrower or any Subsidiary Guarantor, other than:

(a)                                 Indebtedness permitted to be incurred under clause (viii) or (ix) of Section 6.01(b);

(b)                                 the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(c)                                  the giving of an irrevocable notice of redemption with respect to transactions described in clause (2) or (3) of the second paragraph of this Section 6.05; or

(IV)                          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness under Section 6.01(a) and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (including Restricted Payments made pursuant to clause (1), (4), (8) or (11) of the next succeeding paragraph, but excluding all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum of (without duplication):

(a)                                 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing prior to the Closing Date to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)                                 100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Closing Date (other than cash proceeds to the extent such cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.01(b)(xiii)(A) or have been used to make Restricted Payments pursuant to clause (2) of the second paragraph of this Section 6.05) from the issue or sale of: (i)(A) Equity Interests of the Borrower, excluding cash proceeds and the marketable securities or other property received from the sale of:  (x) Equity Interests to any future, current or former employee, director or consultant of the Borrower, any Parent Entity or any of the Borrower’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and (B) Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or (ii) debt securities of the Borrower that have been subsequently converted into or exchanged for Equity Interests of the Borrower; provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)                                  100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.01(b)(xiii)(A), (ii) have been used to make Restricted Payments pursuant clause (2) of the second paragraph of this Section 6.05, (iii) are contributed by a Restricted Subsidiary or (iv) constitute Excluded Contributions); plus

(d)                                 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i)                                     the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Borrower or the Restricted Subsidiaries, in each case, after the Closing Date;

(ii)                                  the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary after the Closing Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); or

(iii)                               a distribution or a dividend from an Unrestricted Subsidiary after the Closing Date (only to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus

(e)                                  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments), the fair market value, as determined by the board of directors of the Borrower in good faith, of the Investment in such Unrestricted Subsidiary (if such fair market value exceeds $35,000,000, the fair market value thereof shall be as determined (and confirmed in writing) by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary.

The foregoing provisions will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2)                                 the redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Contributions) (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness, Preferred Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause 3(b) of the preceding paragraph;

(3)                                 the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Borrower or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Borrower or a Subsidiary Guarantor, as the case may be, or (ii) Disqualified Stock of the Borrower or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Borrower or a Subsidiary Guarantor, that, in each case, is incurred in compliance with Section 6.01, so long as:

(a)                                 the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b)                                 such new Indebtedness is subordinated to the Indebtedness hereunder at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)                                  such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

(d)                                 such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

(4)                                 a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)                                 the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Borrower; any of its Subsidiaries or any Parent Entity, that occurs after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph; plus

(b)                                 the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; less

(c)                                  the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

(5)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 6.01; provided that all such dividends are included in the calculation of “Fixed Charges”;

(6)                                 the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued by the Borrower or any of the Restricted Subsidiaries after the Closing Date and the declaration and payment of dividends to a Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of such Parent Entity issued after the Closing Date; provided that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of related dividends) on a pro forma basis, the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually received by the Borrower or the Restricted Subsidiaries from the sale of such Designated Preferred Stock; and provided further that all such dividends are included in the calculation of “Fixed Charges”;

(7)                                 payments made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                 the declaration and payment of dividends on the Borrower’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity’s common equity), following consummation of the first public offering of the Borrower’s common equity or the common equity of such Parent Entity after the Closing Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common equity registered on Form S-8 and other than any public sale, the proceeds of which constitute an Excluded Contribution;

(9)                                 Restricted Payments in an amount equal to the unused amount of Excluded Contributions previously received;

(10)                          [Intentionally Omitted];

(11)                          the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described in Sections 4.10 and 4.14 of the Senior Secured Notes Indentures;

(12)                          the declaration and payment of dividends by the Borrower to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay, in each case without duplication,

(a)                                 franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)                                 foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income, revenue, receipts, capital or margin of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from the Borrower’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity;

(c)                                  (i) customary salary, bonus and other benefits payable to officers, employees and directors of any Parent Entity and (ii) general corporate operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity, in each case, to the extent such salary, bonus, other benefits, costs and expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amounts relating to such Parent Entity being a public company;

(d)                                 fees and expenses (other than to Affiliates of the Borrower) related to any unsuccessful equity or debt offering of such Parent Entity;

(e)                                  cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any Parent Entity; and

(f)                                   amounts that would be permitted to be paid by the Borrower under clause (iii), (iv), (v), (viii) or (xi) of Section 6.06(b); provided that the amount of any dividend or distribution under this clause (12)(f) to permit any such payment shall reduce Consolidated Net Income of the Borrower to the extent, if any, that such payment would have reduced Consolidated Net Income of the Borrower if such payment had been made directly by the Borrower and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (12) (f) and such payment would have been added back to (or, would have been deducted from) EBITDA if such payment had been made directly by the Borrower, in each case, in the period such payment is made;

(13)                          the repurchase, redemption, or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(14)                          the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(15)                          Restricted Payments by the Borrower to any Parent Entity to finance Investments that would otherwise be permitted to be made pursuant to this Section 6.05 if made by the Borrower; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (i) all property acquired (whether Equity Interests or other assets) to be contributed to the capital of the Borrower or one of the Restricted Subsidiaries (and which contribution is not an Excluded Contribution) or (ii) the merger or amalgamation of the Person formed or acquired into the Borrower or one of the Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement, (D) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph or any other provision of this paragraph and (E) such Investment shall have been permitted by and shall be deemed to be made by the Borrower or such Restricted Subsidiary pursuant to another provision of this Section 6.05 or pursuant to the definition of “Permitted Investments” pursuant to which the Borrower would have been entitled to have made such Investment if made by the Borrower; and

(16)                          the Special Dividend and the Special Options Distribution;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 6.05, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (16) above, or is permitted to be made pursuant to the first paragraph of this Section 6.05 (including by virtue of qualifying as a Permitted Investment), the Borrower will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 6.05.  Payments or other actions permitted by this Section 6.05 need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.05 permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

As of the Closing Date, all of the Borrower’s Subsidiaries, other than the Initial Unrestricted Subsidiary, will be Restricted Subsidiaries.  The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 6.05 or under clause (9) of the second paragraph of this Section 6.05, or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

6.06                        Transactions with Affiliates.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000 unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)                                  the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)                                 The foregoing provisions will not apply to the following:

(i)                                     transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Agreement;

(ii)                                  Restricted Payments permitted by Section 6.05 and Permitted Investments permitted by clause (viii) or (xiii) of the definition of “Permitted Investments”;

(iii)                               the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar agreements) to the Investors pursuant to the Investor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Investor Management Agreement, in each case, in amounts not in excess of those contemplated by the Investor Management Agreement as in effect on the Closing Date or as the same may be amended after the Closing Date, so long as any amendments thereto, when taken as a whole, are not disadvantageous in any material respect to the Lenders and Holders (it being understood that any amendments to such agreement that include an increase in the amount of such fees shall be, when taken as a whole, disadvantageous in a material respect to the Lenders and Holders);

(iv)                              the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors approved by, or pursuant to arrangements approved by, the board of directors of the Borrower in good faith;

(v)                                 the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Borrower, any of the Restricted Subsidiaries or any Parent Entity;

(vi)                              transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(vii)                           any agreement or arrangement as in effect as of the Closing Date, as the same may be amended after the Closing Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Lenders and Holders;

(viii)                        the existence of, or the performance by the Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Lenders and Holders;

(ix)                              transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(x)                                 the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any Parent Entity or to any Permitted Holder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Borrower, any of the Borrower’s Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(xi)                              payments by the Borrower or any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; provided that such payments are approved by the board of directors of the Borrower in good faith;

(xii)                           payments or loans (or cancellation of loans) to employees, directors or consultants of the Borrower, any of the Restricted Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the board of directors of the Borrower in good faith;

(xiii)                        investments by the Investors in securities of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment by the Investors, in the aggregate, constitutes less than 5% of the proposed issue amount of such class of securities;

(xiv)                       payments to any future, current or former employee, director, officer or consultant of the Borrower, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the board of directors of the Borrower in good faith;

(xv)         transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely because the Borrower owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Borrower, other than the Borrower or a Restricted Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Borrower;

(xvi)        payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity; and

(xvii)       intellectual property licenses entered into in the ordinary course of business.

6.07        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries that are not Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)            (A) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Borrower or any of the Restricted Subsidiaries;

(ii)           make loans or advances to the Borrower or any of the Restricted Subsidiaries; or

(iii)          sell, lease or transfer any of its properties or assets to the Borrower or any of the Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(A)          contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;

(B)          the Senior Secured Notes Indentures;

(C)          purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in clause (iii) above, in each case, only with respect to the property so acquired;

(D)          applicable law or any applicable rule, regulation or order;

(E)           any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(F)           contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, pending the sale of such assets;

(G)          Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.01 and 6.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(H)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(I)            customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;

(J)            customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature described in clause (iii) above on the property subject to such lease, sub-lease, license, sub-license or other similar agreement;

(K)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(L)           any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(M)         other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries that are not Guarantors that is permitted to be incurred subsequent to the Closing Date pursuant to Section 6.01;

(N)          other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Closing Date pursuant to Section 6.01; provided that, in the good faith judgment of the Borrower, the encumbrances and restrictions contained therein will not materially impair the Borrower’s ability to make payments hereunder or under the Senior Secured Notes when due; and

(O)          any encumbrances or restrictions of the type referred to in clause (i), (ii) or (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (A) through (N) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.08        Business of the Borrower and the Restricted Subsidiaries.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

6.09        Financial Covenants.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, as long as any Loan is outstanding:

(a)           Maximum Three-Month Rolling Average Cumulative Net Loss Rate.  Permit the Three-Month Rolling Average Cumulative Net Loss Rate as of the last day of any calendar month to be greater than 55.0%;

(b)           Minimum Annualized Net Yield.  Permit the Annualized Net Yield as of the last day of any calendar month to be less than 108.0%;

(c)           Maximum Three-Month Rolling Average First Payment Default Rate.  Permit the Three-Month Rolling Average First Payment Default Rate, as of the last day of any calendar month, to be greater than 16.8%;

(d)           Minimum Corporate Liquidity.  Permit Corporate Liquidity at any one time to be less than the greater of (i) Store Cash plus $10,000,000 and (ii) $25,000,000; and

(e)           Fixed Charge Coverage Ratio.  As of the last day of any fiscal quarter, permit the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries for the trailing twelve month period ending on the last day of such fiscal quarter to be less than 1.2 to 1.00.

6.10        Fiscal Year.  The Borrower will not change its fiscal year-end to a date other than December 31.

6.11        Designated Priority Obligations.  The Borrower will not designate any Indebtedness (other than the Bank Obligations) as Designated Priority Obligations under the Collateral Agreement without the prior written consent of the Administrative Agent and each Lender.

6.12        Loan Receivables Selection Policy.  The Borrower will not, and will cause all other Loan Parties to not, select, allocate, sell or transfer any Loan Receivables to CCFI Funding II in violation of the Loan Receivable Selection Policy.

6.13        Sales of Certain Consumer Loan Assets.  The Borrower will not, and will cause all other Loan Parties to not, in connection with any Purchase and Sale Transaction (as such term is defined in the MSSA) sell any Purchased Assets (as such term is defined in the MSSA) to the Buyer (as such term is defined in the MSSA) under the MSSA other than in exchange for cash to be paid by Buyer by wire transfer in immediately available funds to a Controlled Account.  For avoidance of doubt, Borrower shall not accept any noncash consideration (including Indebtedness of such Buyer owing to any Loan Party) with respect to any such Purchase and Sale Transaction nor enter, nor permit any Loan Party to enter, into any Purchase and Sale Transaction where the Purchase Price (as defined in the MSSA) includes any such noncash consideration.

ARTICLE VII
EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default” and, each, an “Event of Default”):

(a)           any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) of this Article VII) due under any Loan

Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)           default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement (i) contained in Section 5.01(a), 5.05, 5.08 or 5.14 or in Article VI, (ii) contained in Section 5.04(a), 5.04(b), 5.04(c), 5.04(e) or 5.04(f) and such default shall continue (in the case of this clause (ii) only) unremedied for a period of five days or (iii) contained in Section 5.04(k) and such default shall continue (in the case of this clause (iii) only) unremedied for a period of twenty days; provided, however, that so long as the Borrower is exercising commercially reasonable efforts to diligently pursue a cure of any default described in clause (ii) or (iii) above (and, for the avoidance of doubt, not described in clause (i)), the grace period applicable to such default set forth in the applicable clause above shall be extended for up to 15 additional days;

(e)           default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)            (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Obligation the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower, or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)            one or more judgments shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $25,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)            an ERISA Event shall have occurred that, in the opinion of the Administrative Agent, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $3,000,000;

(k)           any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(l)            any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest that secures the Bank Obligations in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates delivered to the Collateral Agent representing securities pledged under the Collateral Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

(m)          there shall have occurred a Change of Control;

(n)           the intercreditor provisions of the Collateral Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder;

(o)           (i) the Bank Obligations shall fail, for any reason, to constitute Designated Priority Obligations under the Collateral Agreement or fail to be deemed or constitute Indebtedness incurred pursuant to Section 4.09(b)(1) of the Senior Secured Notes Indentures, (ii) there shall have occurred a “Discharge of Designated Priority Obligations” or a “Discharge” of “Bank Obligations” under the Collateral Agreement, (iii) any Indebtedness (other than the Bank Obligations) shall be Designated Priority Obligations, (iv) any Indebtedness is outstanding under Section 4.09(b)(2) of the Senior Secured Notes Indentures or (v) the Alabama Revolving Credit Agreement is deemed to be outstanding in any respect (other than customary obligations that survive after the payoff of a loan agreement, including cash collateralization of that certain letter of credit obligation as provided for in the payoff letter with Republic Bank);

(p)           the occurrence of a Level II Trigger Event;

(q)           the occurrence of a Material Adverse Effect; or

(r)            the Backup Servicing Agreement or any provision thereof shall cease to be in full force or effect for a period of at least thirty (30) days; provided, however, that the thirty (30) day grace period shall be extended so long as the Borrower is exercising commercially reasonable efforts to diligently pursue a cure of such default;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans (including any Revolving Notes issued in connection therewith) so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees, accrued and unpaid Late Charges, accrued and unpaid Exit Payment, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, accrued and unpaid Late Charges, accrued and unpaid Exit Payment, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.  Upon the occurrence of an Event of Default, the Administrative Agent shall have the right to require the Borrower or any other Loan Party to replace the existing Servicer of the Eligible Loan Receivables with the Backup Servicer, including, without limitation, to exercise any rights under the Backup Servicing Agreement with respect thereto.

ARTICLE VIII
AGENCY

8.01        Appointment and Authority.  Each of the Lenders and each of the Holders hereby irrevocably appoints Victory Park Management, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and Holders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.02        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Holder as any other Lender or Holder and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” or “Holder” or “Holders,” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders and Holders.

8.03        Exculpatory Provisions.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders or Holders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Holders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.07), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender or Holder.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.04        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender or Holder, the Administrative Agent may presume that such condition is satisfactory to such Lender or Holder unless the Administrative Agent shall have received notice to the contrary from such Lender or Holder prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.05        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the arranging of the Credit Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.06        Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, Holders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and Holders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  If no successor Administrative Agent has been appointed, the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent.

(b)           The Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and the Person serving as Administrative Agent remove such Person as Administrative Agent and appoint a successor only in the event Administrative Agent or its assets are taken over by any state or federal agency having jurisdiction over Administrative Agent or its assets. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Holder directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed

Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

8.07        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Holder acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or Holder or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Holder also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Holder or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.08        [Intentionally Omitted].

8.09        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Revolving Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and Revolving Notes and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Holders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Holders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, Holders and the Administrative Agent under Sections 2.05 and 9.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender or Holder to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or Holders, to pay to the

Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.04.

8.10        Collateral and Guarantee Matters.  (a) The Bank Secured Parties irrevocably authorize and direct the Administrative Agent (i) to execute and deliver the Collateral Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder and (ii) to release any Subsidiary Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 8.10(a).

No Bank Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Bank Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent (or any sub-agent thereof) on behalf of the Bank Secured Parties in accordance with the terms thereof

(b)           The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or Holders for any failure to monitor or maintain any portion of the Collateral.

8.11        Collateral Agreement.  Each Lender and each Holder agrees that it will be bound by, and shall take no actions contrary to (and shall take all actions required by), the provisions of the Collateral Agreement and the Junior Lien Intercreditor Agreement and authorizes (i) the Administrative Agent to enter into the Collateral Agreement on its behalf and (ii) the Collateral Agent to enter into the Collateral Agreement and, if the Borrower incurs any obligations in respect of Junior Lien Indebtedness, the Junior Lien Intercreditor Agreement on its behalf and to act on its behalf to the extent set forth in the Collateral Agreement.  The Lenders and Holders acknowledge that the Collateral Agreement provides for the allocation of proceeds of Collateral among the Secured Parties as set forth therein and contains limits on the ability of the Administrative Agent and the Lenders to take remedial actions with respect to the Collateral.

ARTICLE IX
MISCELLANEOUS

9.01        Notices; Effectiveness; Electronic Communication.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)            if to the Borrower or to any other Loan Party, to it at 6785 Bobcat Way, Dublin, Ohio 43016, Attention of General Counsel, Fax No.: (614) 760-4057;

(ii)           if to the Administrative Agent, to Victory Park Management, LLC, 227 W. Monroe Street, Chicago, Illinois 60606, Attention of Scott R. Zemnick, General Counsel, Fax No.: (312) 701-0794, Email: szemnick@vpcadvisors.com, with a copy to Katten Muchin Rosenman LLP, 525 W. Monroe St., Chicago, IL 60661, Attention of Mark R. Grossman, Esq. and Scott E. Lyons, Esq., Fax No.:  (312) 577-8964 and (312) 577-8854, Email:  mg@kattenlaw.com and scott.lyons@kattenlaw.com;

(iii)          if to the Collateral Agent, to U.S. Bank National Association, 1350 Euclid Avenue, CN OH RN 11, Cleveland, Ohio 44115, Attention of Corporate Trust Services, Fax No.: (216) 623-9202; and

(iv)          if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01, in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section 9.01, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Platform.

(i)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar and industry recognized electronic transmission system (the “Platform”).

(ii)           The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section 9.01, including through the Platform.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to in this paragraph below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide the Communications to the Administrative Agent in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an e-mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner otherwise specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” and shall post the same only on such portion. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Credit Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.02        Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.13, 2.15, 2.19 (subject to the requirements of Section 2.19) and 9.04 shall remain operative and in full force and effect regardless of the expiration of the term of this

Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, or any Lender.

9.03        Successors and Assigns.  (a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender or Holder may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.03, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 9.03, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 9.03 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 9.03 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders and Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders and Holders.  Any Lender or Holder may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans or Revolving Notes at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans or Revolving Notes at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 9.03 in the aggregate or in the case of an assignment to a Lender or Holder, an Affiliate of a Lender or Holder or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in paragraph (b)(i)(A) of this Section 9.03, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Revolving Note or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans or Revolving Notes of the assigning Lender or Holder, as the case may be, subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default of the type described in paragraph (b), (c), (g) or (h) of Article VII has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s or Holder’s rights and obligations under this Agreement with respect to the Loan or the Commitment or Revolving Note assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 9.03 and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) to the extent that, after giving effect to any such assignment, Victory Park Capital Advisors, LLC and/or its Affiliates shall hold greater than fifty percent (50%) of the aggregate unpaid principal balance of the Loans or Revolving Notes then outstanding or (z) the assignment is by (i) a Lender to a Person that is an Affiliate of a Lender, (ii) a Holder to a Person that is an Affiliate of a Lender or Holder or (iii) is by a Lender or Holder to a Person that is an Approved Fund with respect to such Lender or Holder; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.  Such permitted assignee shall be deemed to be the Lender (or, as provided below, a Holder) hereunder with respect to such assigned rights and obligations, and the Loan Parties shall ensure that such transferee is registered as a Lender or Holder, as applicable, and that any Liens on the Collateral provided for in the Collateral Agreement shall be for the benefit of such Lender or such Holder (as well as the other Holders of Revolving Notes and Lenders); and

(B)          the consent of the Administrative Agent shall be required for any assignment if such assignment is to a Person that is not a Lender or Holder, is by a Lender to a Person that is not an Affiliate of a Lender, is by a Holder to a Person that is not an Affiliate of a Lender or Holder, or is to a Person that is not an Approved Fund with respect to such Lender or Holder.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption.  The assignee, if it is not a Lender or Holder, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by applicable law or reasonably requested by the Administrative Agent to support such assignee’s position that no withholding is required in respect of amount received hereunder.  Promptly (and in any event, within three (3) Business Days) after demand by Administrative Agent, Borrower shall execute and deliver to Administrative Agent in exchange for any surrendered Revolving Note or Revolving Notes (which the assigning Lender or Holder agrees to promptly deliver to Borrower) a new Revolving Note or Revolving Notes to the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and

Assumption and, if the assigning Lender or Holder has retained a Commitment hereunder, a new Revolving Note or Revolving Notes to the assigning Lender or Holder in an amount equal to the Commitment retained by it hereunder.  Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the old Revolving Notes or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes and shall otherwise be in substantially the form of the Revolving Note or Revolving Notes subject to such assignments.  For purposes of clarification, a Lender may assign (i) all or a portion of such Lender’s outstanding Revolving Notes (and its corresponding rights and obligations hereunder in connection therewith) with or without an assignment of all or a portion of such Lender’s portion of the Total Commitment or (ii) any current or future commitment, right or obligation to make any additional Loans under such Revolving Notes or this Agreement or to purchase any Revolving Notes or to lend or relend any amount (including under Section 5.15) (collectively, the “Excluded Rights and Obligations”).  Any assignee of all or a portion of a Lender’s or a Holder’s outstanding Revolving Notes (and its corresponding rights and obligations hereunder in connection therewith) who shall not have also been assigned all or a portion of such Lender’s Commitment and other Excluded Rights and Obligations (such assignment, a “Principal Only Assignment”), shall be deemed a “Holder” and not a “Lender” hereunder, and all or such portion of the Revolving Notes held by such Lender that shall have been assigned to such Holder pursuant to the Principal Only Assignment shall be evidenced by and entitled to the benefits of this Agreement and, if requested by such Holder, a Revolving Note payable to such Holder in an amount equal to the principal amount of outstanding Revolving Notes as shall have been assigned to such Holder pursuant to such Principal Only Assignment.  For the avoidance of doubt, any assignee of a Principal Only Assignment shall have no obligation to purchase any additional Revolving Notes.  For purposes of determining whether the Borrower has reached the Total Commitment hereunder, any principal amount of Revolving Notes outstanding with respect to a Principal Only Assignment shall be included in such determination.  In connection with any permitted assignment by a Holder of some or all of its rights and obligations hereunder, upon the request of such Holder, the Borrower shall cause to be delivered to the assignee thereof either (i) a letter from outside legal counsel to the Borrower indicating that it may rely upon the opinion letter delivered by it on the Third Amendment Effective Date or (ii) an opinion from other legal counsel reasonably acceptable to the assignee to the effect of such opinion letter, in either case dated on or before the effective date of such assignment.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 9.03, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender or Holder under this Agreement, and the assigning Lender or Holder thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s or Holder’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 (subject to the requirements of Section 2.19) and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender or Holder of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender or Holder of a participation in such rights and obligations in accordance with paragraph (d) of this Section 9.03.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and/or Holders, and the Commitments of, and principal amounts of the Loans and Revolving Notes owing to, each Lender and/or Holder pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders and Holders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or Holder hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender or Holder, at any reasonable time and from time to time upon reasonable prior notice.  No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.03(c).

(d)           Participations.  Any Lender or Holder may at any time, with the prior written consent of the Administrative Agent and without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s or Holder’s rights and/or obligations under this Agreement (including, to the extent applicable, all or a portion of its Commitment and/or the Loans owing to it and all of its rights and obligations with respect to the Revolving Note or Revolving Notes held by it); provided, that (i) such Lender’s or Holder’s obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender or Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender or Holder shall remain the holder of any such Revolving Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender or Holder in connection with such Lender’s or Holder’s rights and obligations under this Agreement and (v) such Lender or Holder shall not transfer, grant, assign or sell any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.18(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender or Holder sells such a participation shall provide that such Lender or Holder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, except as may otherwise be provided in the operative documentation governing such participation, the consent of such Participant shall not be required (either directly, as a restraint on such Lender’s or Holder’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender or Holder may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations (including the Loan Document Obligations. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13(a) to the same extent as if it were a Lender or Holder and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.03; provided that such Participant agrees to be subject to the provisions of Sections 2.13(b), 2.13(c) as if it were an assignee under paragraph (b) of this Section 9.03 and (B) shall not be entitled to receive any greater payment under Section 2.19, with respect to any participation, than its participating Lender or Holder would have been entitled to receive except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.  Each Lender or Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Revolving Notes or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender or Holder shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless (if no Default or Event of Default is outstanding) the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) to the grant of such participation and then only to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.  A Participant shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender.  .

(f)            Certain Pledges.  Any Lender or Holder may, upon receipt of the prior written consent of the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or Holder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender or Holder from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or Holder as a party hereto.

(g)           Any Lender, Holder or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender or Holder by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders and Holders pursuant to Section 9.13.

(h)           Notwithstanding anything to the contrary contained herein, and in accordance with 9.03(a), any Lender (a “Granting Lender”) may, only upon receiving the prior written consent of the Administrative Agent, grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower or any other Loan Party under this Agreement, and no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.03, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i)            The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(j)            Each Lender and each Holder agrees that, without the prior written consent of Borrowers and Administrative Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Borrowing, Revolving Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

9.04        Expenses; Indemnity; Damage Waiver.  (a) Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, its Affiliates, the Collateral Agent (including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and its Affiliates, one primary counsel to the Collateral Agent, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), in connection with the arranging of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (which shall include the reasonably out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the Third Amendment, including, without limitation, advisor and consultant fees and expenses, Collateral valuations, appraisals, surveys, field examinations, third-party diligence, Lien searches, filing fees and all other reasonable out-of-pocket costs and expenses in any way related to the Third Amendment) (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, or any Lender or Holder (including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and the Lenders and Holders, one primary counsel to the Collateral Agent, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.04(a), or

(B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Revolving Notes.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, each Lender, each Holder and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one primary counsel to the Indemnitees, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, the Third Amendment Transactions and the other transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are Taxes and reasonable expenses for which the Borrower or any Loan Party has indemnified an Indemnitee pursuant to Section 2.19(c).

(c)           Reimbursement by Lenders and Holders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 9.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent or any Related Party of any of the foregoing, each Lender and Holder severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent, or such Related Party, as the case may be, such Lender’s or Holder’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time or based on such Holder’s pro rata share of the aggregate outstanding principal balance of all Revolving Notes outstanding at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender or Holder); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent in connection with such capacity.

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) of this Section 9.04 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section 9.04 shall be payable promptly after demand therefor.

(f)            Survival.  Each party’s obligations under this Section 9.04 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

9.05        Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Holder and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, Holder or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or Holder or their respective Affiliates, irrespective of whether or not such Lender, Holder or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Holder different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Holder and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Holder or their respective Affiliates may have.  Each Lender and Holder agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application;

provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.06        Governing Law; Jurisdiction; Etc.  (a) Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

(b)           Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.06.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

9.07        Waivers; Amendment.  (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender or Holder in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders and Holders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest or Exit Payment on any Loan or Revolving Note (it being agreed that mandatory redemptions pursuant to Section 2.11(b) may be postponed, delayed, reduced, waived or modified in accordance with Section 2.12(c) or otherwise with the consent of Administrative Agent), or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or Revolving Note (it being agreed that waiver of the Default Rate shall only require the consent of the Administrative Agent), without the prior written consent of each Lender or Holder directly affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) [Intentionally Omitted], (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.03(h) without the written consent of such SPC and (v) reduce the percentage contained in the definition of the term “Required Lenders” or any provision hereof requiring a specific number or percentage of Lenders to amend or consent to any action, in each case without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)           The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been delivered to the Lenders or otherwise posted for their attention on the Platform, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.

9.08        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.09        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

9.10        Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.11        Counterparts; Integration; Effectiveness; Electronic Execution.  (a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution of Assignments.  The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.12        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.13        Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders and Holders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.13, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 9.13, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.14        USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

9.15        Lender and Holder Action.  Each Lender and each Holder agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.15 are for the sole benefit of the Lenders and Holders and shall not afford any right to, or constitute a defense available to, any Loan Party.

9.16        Application of Proceeds.  Upon receipt from the Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations; and

THIRD, to the payment in full of all other Bank Obligations (the amounts so applied to be distributed among the Bank Secured Parties pro rata in accordance with the amounts of the Bank Obligations owed to them on the date of any such distribution).

The Administrative Agent shall apply any such proceeds, moneys or balances in accordance with this Agreement promptly after receipt thereof.

9.17        Third-Party Beneficiary.  The Collateral Agent shall be a third-party beneficiary to Section 9.04 and shall have the right to enforce such Section 9.04 directly to the extent the Collateral Agent may deem such enforcement necessary or advisable to protect the Collateral Agent’s rights.

Schedule 1.01(b) - Subsidiary Guarantors

Entity Name	Jurisdiction of Formation
ARH-Arizona, LLC	DE
BCCI CA, LLC	DE
BCCI Management Company	OH
Beneficial Lending Solutions of California LLC	OH
Beneficial Lending Solutions of Ohio LLC	OH
Beneficial Lending Solutions of Tennessee LLC	OH
Beneficial Lending Solutions of Utah LLC	OH
Buckeye Check Cashing, Inc.	OH
Buckeye Check Cashing II, Inc.	OH
Buckeye Check Cashing of Alabama, LLC	DE
Buckeye Check Cashing of Arizona, Inc.	OH
Buckeye Check Cashing of California, LLC	DE
Buckeye Check Cashing of Connecticut, LLC	DE
Buckeye Check Cashing of Florida, Inc.	OH
Buckeye Check Cashing of Kentucky, Inc.	OH
Buckeye Check Cashing of Michigan, Inc.	DE
Buckeye Check Cashing of Tennessee, LLC	DE
Buckeye Check Cashing of Texas, LLC	DE
Buckeye Check Cashing of Virginia, Inc.	OH
Buckeye Commercial Check Cashing of Florida, LLC	DE
Buckeye Credit Solutions, LLC	DE
Buckeye Lending Solutions, LLC	DE
Buckeye Lending Solutions of Arizona, LLC	DE
Buckeye Lending Solutions of Tennessee, LLC	DE
Buckeye Small Loans, LLC	DE
Buckeye Title Loans, Inc.	OH
Buckeye Title Loans of California, LLC	DE
Buckeye Title Loans of Tennessee, LLC	DE
Buckeye Title Loans of Virginia, LLC	DE
California Check Cashing Stores, LLC	DE
Cash Central of Alabama, LLC	AL
Cash Central of Alaska, LLC	AK
Cash Central of California, LLC	CA
Cash Central of Delaware, LLC	DE
Cash Central of Florida LLC	OH
Cash Central of Hawaii, LLC	HI
Cash Central of Idaho, LLC	ID
Cash Central of Illinois LLC	DE
Cash Central of Kansas, LLC	KA
Cash Central of Louisiana, LLC	DE
Cash Central of Minnesota, LLC	MN
Cash Central of Mississippi, LLC	MS
Cash Central of Missouri, LLC	MO
Cash Central of Nevada, LLC	NV
Cash Central of New Mexico LLC	DE
Cash Central of North Dakota, LLC	ND

Entity Name	Jurisdiction of Formation
Cash Central of Ohio, LLC	OH
Cash Central of Oklahoma, LLC	OK
Cash Central of South Carolina LLC	DE
Cash Central of South Dakota, LLC	SD
Cash Central of Tennessee, LLC	TN
Cash Central of Texas, LLC	TX
Cash Central of Utah, LLC	UT
Cash Central of Virginia LLC	DE
Cash Central of Washington, LLC	WA
Cash Central of Wisconsin, LLC	WI
Cash Central of Wyoming, LLC	WY
CCCIS, Inc.	CA
CCCS Corporate Holdings, Inc.	DE
CCCS Holdings, LLC	DE
Checksmart Financial Company	DE
Checksmart Financial Holdings Corp.	DE
Checksmart Financial, LLC	DE
Checksmart Money Order Services, Inc.	DE
Community Choice Family Insurance Agency, LLC	DE
CS-Arizona, LLC	DE
Direct Financial Solutions, LLC	DE
Express Payroll Advance of Ohio, Inc.	OH
Fast Cash, Inc.	CA
First Virginia Credit Solutions, LLC	DE
First Virginia Financial Services, LLC	DE
Hoosier Check Cashing of Ohio, LTD	OH
Insight Capital, LLC	AL
Lender’s Account Services LLC	DE
National Tax Lending, LLC	DE
QC Financial Services of California, Inc.	CA
Reliant Software, Inc.	UT
CCCS On-Line LLC	OH
CCF of Alaska LLC	OH
CCF of Delaware LLC	OH
CCF of Hawaii LLC	OH
CCF of Idaho LLC	OH
CCF of Illinois LLC	OH
CCF of Kansas LLC	OH
CCF of Louisiana LLC	OH
CCF of Maine LLC	OH
CCF of Minnesota LLC	OH
CCF of Mississippi LLC	OH
CCF of Missouri LLC	OH
CCF of Nevada LLC	OH
CCF of New Mexico LLC	OH
CCF of North Dakota LLC	OH
CCF of Oklahoma LLC	OH
CCF of South Carolina LLC	OH

Entity Name	Jurisdiction of Formation
CCF of South Dakota LLC	OH
CCF of Washington LLC	OH
CCF of Wisconsin LLC	OH
CCF of Wyoming LLC	OH

Schedule 2.01 - Lenders and Commitments

Lender		Commitment	Applicable Commitment Percentage

VPC Investor Fund B II, LLC		$22,124,000.00	47.072340426%

c/o Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Telephone:	(312) 705-2786
Facsimile:	(312) 701-0794
Attention:	Scott R. Zemnick, General Counsel
E-mail:	szemnick@vpcadvisors.com

with a copy (for informational purposes only) to:
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone: (312) 902-5297 and (312) 902-5495
Facsimile: (312) 577-8964 and (312) 577-8854
Attention: Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.
E-mail: mg@kattenlaw.com and scott.lyons@kattenlaw.com

VP Specialty Lending Investments PLC		$24,876,000.00	52.927659574%

c/o Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Telephone:	(312) 705-2786
Facsimile:	(312) 701-0794
Attention:	Scott R. Zemnick, General Counsel
E-mail:	szemnick@vpcadvisors.com

with a copy (for informational purposes only) to:
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone: (312) 902-5297 and (312) 902-5495
Facsimile: (312) 577-8964 and (312) 577-8854
Attention: Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.
E-mail: mg@kattenlaw.com and scott.lyons@kattenlaw.com

TOTAL COMMITMENT		$47,000,000.00	100%

Schedule 3.08(a) - Subsidiaries

Entity Name	Jurisdiction of Formation	Record and Beneficial Owner	Interests Owned
ARH-Arizona, LLC	DE	Checksmart Financial Company	100%
BCCI CA, LLC	DE	Checksmart Financial Company	100%
BCCI Management Company	OH	Checksmart Financial Company	100%
Beneficial Lending Solutions of California LLC	OH	CCCS Holdings, LLC	100%
Beneficial Lending Solutions of Ohio LLC	OH	CCCS Holdings, LLC	100%
Beneficial Lending Solutions of Tennessee LLC	OH	CCCS Holdings, LLC	100%
Beneficial Lending Solutions of Utah LLC	OH	CCCS Holdings, LLC	100%
Buckeye Check Cashing, Inc.	OH	Checksmart Financial Company	100%
Buckeye Check Cashing II, Inc.	OH	Checksmart Financial Company	100%
Buckeye Check Cashing of Alabama, LLC	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Arizona, Inc.	OH	Checksmart Financial Company	100%
Buckeye Check Cashing of California, LLC	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Connecticut, LLC	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Florida, Inc.	OH	Checksmart Financial Company	100%
Buckeye Check Cashing of Kentucky, Inc.	OH	Checksmart Financial Company	100%
Buckeye Check Cashing of Michigan, Inc.	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Tennessee, LLC	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Texas, LLC	DE	Checksmart Financial Company	100%
Buckeye Check Cashing of Virginia, Inc.	OH	Checksmart Financial Company	100%
Buckeye Commercial Check Cashing of Florida, LLC	DE	Checksmart Financial Company	100%
Buckeye Credit Solutions, LLC	DE	Checksmart Financial Company	100%
Buckeye Lending Solutions, LLC	DE	Checksmart Financial Company	100%
Buckeye Lending Solutions of Arizona, LLC	DE	Checksmart Financial Company	100%
Buckeye Lending Solutions of Tennessee, LLC	DE	Checksmart Financial Company	100%
Buckeye Small Loans, LLC	DE	Checksmart Financial Company	100%
Buckeye Title Loans, Inc.	OH	Checksmart Financial Company	100%
Buckeye Title Loans of California, LLC	DE	Checksmart Financial Company	100%
Buckeye Title Loans of Tennessee, LLC	DE	Checksmart Financial Company	100%
Buckeye Title Loans of Virginia, LLC	DE	Checksmart Financial Company	100%
California Check Cashing Stores, LLC	DE	CCCS Holdings, LLC	100%
Cash Central of Alabama, LLC	AL	Direct Financial Solutions, LLC	100%
Cash Central of Alaska, LLC	AK	Direct Financial Solutions, LLC	100%
Cash Central of California, LLC	CA	Direct Financial Solutions, LLC	100%
Cash Central of Delaware, LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of Florida LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Hawaii, LLC	HI	Direct Financial Solutions, LLC	100%
Cash Central of Idaho, LLC	ID	Direct Financial Solutions, LLC	100%
Cash Central of Illinois LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of Kansas, LLC	KA	Direct Financial Solutions, LLC	100%
Cash Central of Louisiana, LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of Minnesota, LLC	MN	Direct Financial Solutions, LLC	100%
Cash Central of Mississippi, LLC	MS	Direct Financial Solutions, LLC	100%
Cash Central of Missouri, LLC	MO	Direct Financial Solutions, LLC	100%
Cash Central of Nevada, LLC	NV	Direct Financial Solutions, LLC	100%
Cash Central of New Mexico LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of North Dakota, LLC	ND	Direct Financial Solutions, LLC	100%
Cash Central of Ohio, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Oklahoma, LLC	OK	Direct Financial Solutions, LLC	100%

Entity Name	Jurisdiction of Formation	Record and Beneficial Owner	Interests Owned
Cash Central of South Carolina LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of South Dakota, LLC	SD	Direct Financial Solutions, LLC	100%
Cash Central of Tennessee, LLC	TN	Direct Financial Solutions, LLC	100%
Cash Central of Texas, LLC	TX	Direct Financial Solutions, LLC	100%
Cash Central of Utah, LLC	UT	Direct Financial Solutions, LLC	100%
Cash Central of Virginia LLC	DE	Direct Financial Solutions, LLC	100%
Cash Central of Washington, LLC	WA	Direct Financial Solutions, LLC	100%
Cash Central of Wisconsin, LLC	WI	Direct Financial Solutions, LLC	100%
Cash Central of Wyoming, LLC	WY	Direct Financial Solutions, LLC	100%
CCCIS, Inc.	CA	California Check Cashing Stores, LLC	100%
CCCS Corporate Holdings, Inc.	DE	Community Choice Financial Inc.	100%
CCCS Holdings, LLC	DE	CCCS Corporate Holdings, Inc.	100%
Checksmart Financial Company	DE	Checksmart Financial Holdings Corp.	100%
Checksmart Financial Holdings Corp.	DE	Community Choice Financial Inc.	100%
Checksmart Financial, LLC	DE	Checksmart Financial Company	100%
Checksmart Money Order Services, Inc.	DE	Checksmart Financial Company	100%
Community Choice Family Insurance Agency, LLC	DE	Community Choice Financial Inc.	100%
CS-Arizona, LLC	DE	Checksmart Financial Company	100%
Direct Financial Solutions, LLC	DE	Community Choice Financial Inc.	100%
Express Payroll Advance of Ohio, Inc.	OH	Checksmart Financial Company	100%
Fast Cash, Inc.	CA	California Check Cashing Stores, LLC	100%
First Virginia Credit Solutions, LLC	DE	Checksmart Financial Company	100%
First Virginia Financial Services, LLC	DE	Checksmart Financial Company	100%
Hoosier Check Cashing of Ohio, LTD	OH	Checksmart Financial Company	100%
Insight Capital, LLC	AL	Checksmart Financial Company	100%
Lender’s Account Services LLC	DE	Direct Financial Solutions, LLC	100%
National Tax Lending, LLC	DE	Checksmart Financial Company	100%
QC Financial Services of California, Inc.	CA	Checksmart Financial Company	100%
Reliant Software, Inc.	UT	Community Choice Financial, Inc.	100%
CCCS On-Line LLC	OH	CCCS Holdings, LLC	100%
CCF of Alaska LLC	OH	CCCS On-Line LLC	100%
CCF of Delaware LLC	OH	CCCS On-Line LLC	100%
CCF of Hawaii LLC	OH	CCCS On-Line LLC	100%
CCF of Idaho LLC	OH	CCCS On-Line LLC	100%
CCF of Illinois LLC	OH	CCCS On-Line LLC	100%
CCF of Kansas LLC	OH	CCCS On-Line LLC	100%
CCF of Louisiana LLC	OH	CCCS On-Line LLC	100%
CCF of Maine LLC	OH	CCCS On-Line LLC	100%
CCF of Minnesota LLC	OH	CCCS On-Line LLC	100%
CCF Mississippi LLC	OH	CCCS On-Line LLC	100%
CCF of Missouri LLC	OH	CCCS On-Line LLC	100%
CCF of Nevada LLC	OH	CCCS On-Line LLC	100%
CCF of New Mexico LLC	OH	CCCS On-Line LLC	100%
CCF of North Dakota LLC	OH	CCCS On-Line LLC	100%
CCF of Oklahoma LLC	OH	CCCS On-Line LLC	100%
CCF of South Carolina LLC	OH	CCCS On-Line LLC	100%
CCF of South Dakota LLC	OH	CCCS On-Line LLC	100%
CCF of Washington LLC	OH	CCCS On-Line LLC	100%
CCF of Wisconsin LLC	OH	CCCS On-Line LLC	100%
CCF of Wyoming LLC	OH	CCCS On-Line LLC	100%
CCFI Funding, LLC	OH	CCCS Holdings, LLC	100%

Entity Name	Jurisdiction of Formation	Record and Beneficial Owner	Interests Owned
CCFI Funding II, LLC	OH	CCCS Holdings, LLC	100%
CCFI PM Acquisitions, LLC	OH	CCCS Holdings, LLC	100%
Buckeye Check Cashing of Mississippi, LLC(1)	OH	Checksmart Financial Company	100%
Cash Central of Georgia, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Indiana, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Iowa, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Kentucky, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Maine, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Maryland, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Michigan, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Nebraska, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Oregon, LLC	OH	Direct Financial Solutions, LLC	100%
Cash Central of Rhode Island, LLC	OH	Direct Financial Solutions, LLC	100%

(1) Entity will be joined to the Credit Agreement as a Loan Party within thirty (30) days after the Third Amendment Effective Date in accordance with Section 5.12(b).

Schedule 3.08(b) - Unrestricted Subsidiaries

Entity Name	Jurisdiction of Formation	Record and Beneficial Owner	Interests Owned
CCFI Funding, LLC	OH	CCCS Holdings, LLC	100%
CCFI Funding II, LLC	OH	CCCS Holdings, LLC	100%

Schedule 3.09 - Litigation

None.

Schedule 3.17 - Environmental Matters

None.

Schedule 3.18 - Insurance

1.              Primary D&O Fiduciary Liability Policy #EFI070119500, issued by Euclid Financial (Lloyd’s).

2.              Excess D & O Liability Policy #NHS66848700, issued by RSUI.

3.              Excess D & O Liability Policy #001021205, issued by Ironshore Indemnity Inc.

4.              Excess D & O Liability Policy #ELU145345-16, issued by XL Specialty Insurance Company.

5.              Employed Lawyers Professional Liability Policy #8223-7545, issued by Federal Insurance Company (CHUBB).

6.              Special Crime Policy #SCI273610984, issued by Great American Insurance Group.

7.              Breach/Response/Cyber/Privacy Liability Policy #W13C85160401, issued by Beazley (Llyod’s).

8.              Commercial General Liability and Property Policy # (16) 3596-05-09, issued by Great Northern Insurance Company (CHUBB).

9.              Commercial Automobile Policy, issued by Great Northern Insurance Company (CHUBB).

10.       Commercial Property - Excess Earthquake & Flood Policy # BE 028252119, issued by Ohio Casualty Insurance Company.

11.       Workers’ Compensation Policy, issued by Federal Insurance Company (CHUBB)

12.       Commercial Umbrella Policy # ECO(17)56345248, issued by Commerce and Industry Insurance Company.

Schedule 3.19(a) - UCC Filing Offices

Entity Name	Filing Office
ARH-Arizona, LLC	Delaware SOS
BCCI CA, LLC	Delaware SOS
BCCI Management Company	Ohio SOS
Beneficial Lending Solutions of California LLC	Ohio SOS
Beneficial Lending Solutions of Ohio LLC	Ohio SOS
Beneficial Lending Solutions of Tennessee LLC	Ohio SOS
Beneficial Lending Solutions of Utah LLC	Ohio SOS
Buckeye Check Cashing, Inc.	Ohio SOS
Buckeye Check Cashing II, Inc.	Ohio SOS
Buckeye Check Cashing of Alabama, LLC	Delaware SOS
Buckeye Check Cashing of Arizona, Inc.	Ohio SOS
Buckeye Check Cashing of California, LLC	Delaware SOS
Buckeye Check Cashing of Connecticut, LLC	Delaware SOS
Buckeye Check Cashing of Florida, Inc.	Ohio SOS
Buckeye Check Cashing of Kentucky, Inc.	Ohio SOS
Buckeye Check Cashing of Michigan, Inc.	Delaware SOS
Buckeye Check Cashing of Tennessee, LLC	Delaware SOS
Buckeye Check Cashing of Texas, LLC	Delaware SOS
Buckeye Check Cashing of Virginia, Inc.	Ohio SOS
Buckeye Commercial Check Cashing of Florida, LLC	Delaware SOS
Buckeye Credit Solutions, LLC	Delaware SOS
Buckeye Lending Solutions, LLC	Delaware SOS
Buckeye Lending Solutions of Arizona, LLC	Delaware SOS
Buckeye Lending Solutions of Tennessee, LLC	Delaware SOS
Buckeye Small Loans, LLC	Delaware SOS
Buckeye Title Loans, Inc.	Ohio SOS
Buckeye Title Loans of California, LLC	Delaware SOS
Buckeye Title Loans of Tennessee, LLC	Delaware SOS
Buckeye Title Loans of Virginia, LLC	Delaware SOS
California Check Cashing Stores, LLC	Delaware SOS
Cash Central of Alabama, LLC	Alabama SOS
Cash Central of Alaska, LLC	Alaska SOS
Cash Central of California, LLC	California SOS
Cash Central of Delaware, LLC	Delaware SOS
Cash Central of Florida LLC	Ohio SOS
Cash Central of Hawaii, LLC	Hawaii SOS
Cash Central of Idaho, LLC	Idaho SOS
Cash Central of Illinois LLC	Delaware SOS
Cash Central of Kansas, LLC	Kansas SOS
Cash Central of Louisiana, LLC	Delaware SOS
Cash Central of Minnesota, LLC	Minnesota SOS
Cash Central of Mississippi, LLC	Mississippi SOS
Cash Central of Missouri, LLC	Missouri SOS
Cash Central of Nevada, LLC	Nevada SOS
Cash Central of New Mexico LLC	Delaware SOS
Cash Central of North Dakota, LLC	North Dakota SOS

Entity Name	Filing Office
Cash Central of Ohio, LLC	Ohio SOS
Cash Central of Oklahoma, LLC	Oklahoma SOS
Cash Central of South Carolina LLC	Delaware SOS
Cash Central of South Dakota, LLC	South Dakota SOS
Cash Central of Tennessee, LLC	Tennessee SOS
Cash Central of Texas, LLC	Texas SOS
Cash Central of Utah, LLC	Utah SOS
Cash Central of Virginia LLC	Delaware SOS
Cash Central of Washington, LLC	Washington SOS
Cash Central of Wisconsin, LLC	Wisconsin SOS
Cash Central of Wyoming, LLC	Wyoming SOS
CCCIS, Inc.	California SOS
CCCS Corporate Holdings, Inc.	Delaware SOS
CCCS Holdings, LLC	Delaware SOS
Checksmart Financial Company	Delaware SOS
Checksmart Financial Holdings Corp.	Delaware SOS
Checksmart Financial, LLC	Delaware SOS
Checksmart Money Order Services, Inc.	Delaware SOS
Community Choice Financial Inc.	Ohio SOS
Community Choice Family Insurance Agency, LLC	Delaware SOS
CS-Arizona, LLC	Delaware SOS
Direct Financial Solutions, LLC	Delaware SOS
Express Payroll Advance of Ohio, Inc.	Ohio SOS
Fast Cash, Inc.	California SOS
First Virginia Credit Solutions, LLC	Delaware SOS
First Virginia Financial Services, LLC	Delaware SOS
Hoosier Check Cashing of Ohio, LTD	Ohio SOS
Insight Capital, LLC	Alabama SOS
Lender’s Account Services LLC	Delaware SOS
National Tax Lending, LLC	Delaware SOS
QC Financial Services of California, Inc.	California SOS
Reliant Software, Inc.	Utah SOS
CCCS On-Line LLC	Ohio SOS
CCF of Alaska LLC	Ohio SOS
CCF of Delaware LLC	Ohio SOS
CCF of Hawaii LLC	Ohio SOS
CCF of Idaho LLC	Ohio SOS
CCF of Illinois LLC	Ohio SOS
CCF of Kansas LLC	Ohio SOS
CCF of Louisiana LLC	Ohio SOS
CCF of Maine LLC	Ohio SOS
CCF of Minnesota LLC	Ohio SOS
CCF of Mississippi LLC	Ohio SOS
CCF of Missouri LLC	Ohio SOS
CCF of Nevada LLC	Ohio SOS
CCF of New Mexico LLC	Ohio SOS
CCF of North Dakota LLC	Ohio SOS
CCF of Oklahoma LLC	Ohio SOS

Entity Name	Filing Office
CCF of South Carolina LLC	Ohio SOS
CCF of South Dakota LLC	Ohio SOS
CCF of Washington LLC	Ohio SOS
CCF of Wisconsin LLC	Ohio SOS
CCF of Wyoming LLC	Ohio SOS

Schedule 3.20(a) - Owned Real Property

None.

Schedule 3.20(b) - Leased Real Property

See attachment to this Schedule 3.20(b).

Store#	Address	City	State
001	91 S Hamilton Road	Columbus	OH
002	2496 Morse Road	Columbus	OH
003	7095 E. Broad St.	Columbus	OH
004	140 S Sandusky St	Delaware	OH
005	1015 N. High Street	Columbus	OH
006	170 N. Wilson Road	Columbus	OH
007	1255 Parsons Avenue	Columbus	OH
008	2000 S. Limestone Street	Springfield	OH
009	1624 E. Dublin Granville Road	Columbus	OH
010	1947 S. Alex Road	W. Carrollton	OH
011	4212 Linden Avenue	Dayton	OH
012	5521 Salem Avenue	Dayton	OH
013	7687 Old Troy Pike	Huber Heights	OH
014	2013 Zettler Center Drive	Columbus	OH
015	1301 E Main St	Lancaster	OH
016	5462 West Pointe Plaza	Columbus	OH
017	3487 Dixie Highway	Franklin	OH
018	7113 E. Main Street	Reynoldsburg	OH
019	5450 Northbend Drive	Cincinnati	OH
020	801 Hebron Road	Heath	OH
021	6261 E. Main Street	Columbus	OH
022	6582 Glenway Avenue	Cincinnati	OH
023	6600-I Dixie Highway	Fairfield	OH
024	1069 Linden Avenue	Zanesville	OH
025	10701 Harrison Avenue	Harrison	OH
026	1571 W. Galbraith Road	Cincinnati	OH
027	7685 Montgomery Road	Cincinnati	OH
028	932 C St. Rt. 28	Milford	OH
029	1075 N 21st Street	Newark	OH
030	842 Delaware Avenue	Marysville	OH
031	3421 Dixie Highway	Erlanger	KY
032	8459-D US 42	Florence	KY
033	722 N. Memorial Drive	Lancaster	OH
034	658 Main Street	Cincinnati	OH
036	2830 Vine Street	Cincinnati	OH
037	1801 Monmouth Street	Newport	KY
038	7370 Sawmill Road #19	Columbus	OH
039	2835 N Military Trail	West Palm Beach	FL
040	397 W. Main Street	Xenia	OH
043	795 Northlake Blvd	North Palm Beach	FL
044	1916 Gulf to Bay Blvd	Clearwater	FL
046	637 Ohio Pike	Cincinnati	OH
047	1713 Madison Avenue	Covington	KY
049	6600 US Highway 19	Pinellas Park	FL

Store#	Address	City	State
050	13375 Snow Road	Brookpark	OH
051	15726 Broadway	Maple Heights	OH
052	14930 Puritas Avenue	Cleveland	OH
053	9234 Colerain Avenue	Cincinnati	OH
054	34302 Euclid Avenue	Willoughby	OH
055	2196 Brookpark Road	Cleveland	OH
056	2753 E Broadway Road	Mesa	AZ
057	3449 W. Northern Ave.	Phoenix	AZ
059	4840 N 83rd Ave	Phoenix	AZ
061	1219 Mentor Avenue	Painesville	OH
063	6771 E Main St	Mesa	AZ
064	7396 State Road	Parma	OH
065	1930 W Indian School Rd	Phoenix	AZ
068	2307 N Federal Highway	Pompano Beach	FL
069	1142 S Federal Highway	Ft Lauderdale	FL
070	2959 NW 79th St	Miami	FL
071	131 E Southern Ave	Tempe	AZ
072	1508 W 117th St	Lakewood	OH
073	696 Howe Ave	Cuyahoga Falls	OH
074	59 Broadway	DryRidge	KY
075	5582 Hall Rd	Galloway	OH
077	5801 Telegraph Road	Toledo	OH
078	1221 S Reynolds Rd	Toledo	OH
083	8290 Sancus Blvd	Westerville	OH
084	2841 W Thunderbird	Phoenix	AZ
085	2424 Maple Ave	Zanesville	OH
087	25780 Miles Rd	Bedford Heights	OH
088	1302 Sunset Dr. Suite B2	Grendada	MS
089	7015 A Staples Mill Rd.	Richmond	VA
091	159 E. Belt Blvd	Richmond	VA
092	3137 Western Branch Blvd	Chesapeake	VA
093	2007 Victory Blvd	Portsmouth	VA
096	4846 N. 16th St.	Phoenix	AZ
101	3510 W. Bell Rd. Suite 8	Glendale	AZ
102	7501 W. Indian School Rd.	Phoenix	AZ
103	4301 W.Indian School Rd.	Phoenix	AZ
108	3301 W. Mercury Blvd	Hampton	VA
109	1501 E. Little Creek Rd.	Norfolk	VA
110	5066 Turney Rd.	Garfield Heights	OH
111	5885 Mayfield Rd.	Mayfield Heights	OH
113	2824 S. Hamilton Rd.	Columbus	OH
116	4411A Indian River Rd.	Chesapeake	VA
117	3834 Montgomery Rd.	Norwood	OH
118	11435 Princeton Pike	Springdale	OH

Store#	Address	City	State
119	3441 Warsaw Ave	Cincinnati	OH
120	4626 Northfield Rd.	North Randall	OH
121	18235 Euclid Ave	Cleveland	OH
122	4263 Fulton Rd.	Cleveland	OH
123	22318A Lakeshore Ave.	Euclid	OH
124	1526 Venon-Odom Blvd.	Akron	OH
125	5399 Warrensville Center Rd.	Maple Heights	OH
127	800 Stahlheber Rd.	Hamilton	OH
128	706 Airline Blvd	Portsmouth	VA
129	1761 State Route 125	Ameila	OH
130	4550 Monroe St.	Toledo	OH
131	2201 N. 83rd Ave.	Phoenix	AZ
132	2020 State Rd.	Cuyahoga Falls	OH
133	6895 W. 130th	Parma Heights	OH
134	4503 W. Broad St.	Richmond	VA
135	7454 Mentor Ave.	Mentor	OH
136	5650 Virginia Beach Blvd	Virginia Beach	VA
137	5402 Glendale Ave.	Glendale	AZ
138	135 East Ray Rd.	Chandler	AZ
139PD	1914 Highway 45 North	Columbus	MS
139TL	1910 Highway 45 North	Columbus	MS
140	727 W. Ajo Way	Tucson	AZ
141	1655 W. Valencia Rd. Suite 121	Tucson	AZ
142	2001 Pembroke Ave.	Hampton	VA
143	2404 Virginia Beach Blvd. Suite 103	Virginia Beach	VA
145	1287 S. Arlington St.	Akron	OH
146	540 E. Thomas Rd.	Phoenix	AZ
147	9495 E. Golf Links Rd. Suite 111	Tucson	AZ
148	2250 W. Main Street Suite C-2	Tupelo	MS
149	46050 W. Michigan Ave.	Canton Township	MI
152	1151 W. University Dr.	Mesa	AZ
154	2930 W. Alex Bell Rd.	West Carrollton	OH
156	19095 Eureka Rd.	Southgate	MI
157	7840 Telegraph Rd.	Taylor	MI
158	3719 E. Busch Blvd.	Tampa	FL
159	6833 Broadway Ave.	Cleveland	OH
160	10990 Hamilton Ave.	Cincinnati	OH
162	3175 North 1st Ave.	Tucson	AZ
163	1990 Highland Pike Suite 100	Fort Wright	KY
165	8310 W. Thomas St.	Phoenix	AZ
167	6690 W. Cactus Rd. #103	Glendale	AZ
169	5502 E. Pima St. # 100	Tucson	AZ
171	1207 Benns Church Blvd. Suite 2	Smithfield	VA
172	2591 Tidewater Dr.	Norfolk	VA

Store#	Address	City	State
173	2576 Brice Rd.	Reynoldsburg	OH
174	3660 E. Main St.	Whitehall	OH
175	4354 E. Baseline Rd.	Mesa	AZ
176	3329 E. Bell Rd. # 12	Phoenix	AZ
179	5700 Youngstown-Warren Rd.	Niles	OH
180	1214 Baseline Rd.	Mesa	AZ
181	21 S. Signal Butte Rd. Suite 101	Mesa	AZ
185	4579 Great Northern Blvd.	North Olmsted	OH
188	5005 Preston Highway	Louisville	KY
190	3544 East Broadway Rd.	Mesa	AZ
191	1206 East Broadway Rd.	Mesa	AZ
192	7710 W. Lower Buckeye Rd. # 100	Phoenix	AZ
193	926 Wooster Rd.	Barberton	OH
194	2020 Lincoln Way East Suite J	Massillon	OH
195	4628 Dixie Highway	Louisville	KY
196	4064 Wilmington Pike	Kettering	OH
197	6170 S. 51st Ave. Suite 111	Phoenix	AZ
198	5504 E. 22nd St. #100	Tucson	AZ
199	1429 North Ridge Rd.	Lorain	OH
200	322 Highway 80 East, Suite C	Clinton	MS
201	1331 Portage Avenue	South Bend	IN
202	1711 S. Michigan Street	South Bend	IN
203	813 W. McKinley Avenue	Mishawaka	IN
204	1528 Nappanee Street	Elkhart	IN
205	1607 Elkhart Road	Goshen	IN
206	2839 E State Blvd	Fort Wayne	IN
207	1010 W. Coliseum Blvd	Fort Wayne	IN
208	4525 Lafayette Rd. Suite D	Indianapolis	IN
211	3429 S East Street	Indianapolis	IN
212	1058 N. Shadeland	Indianapolis	IN
213	9501 E Washington St	Indianapolis	IN
214	204 E. Rudissil Blvd.	Ft Wayne	IN
215	6621 E. 82nd St.	Indianapolis	IN
216	4044 N. Keystone Ave.	Indianapolis	IN
217	5960 Crawfordsville Rd.	Indianapolis	IN
218	5550 W. 86th St. Suite 103	Indianapolis	IN
219	8601 Pendleton Pike	Indianapolis	IN
220	6211 Allisonville Rd.	Indianapolis	IN
221	905 W. County Line Rd.	Greenwood	IN
222	907 Eastern Blvd.	Clarksville	IN
223	2235 East Main St. Ste A	Plainfield	IN
224	4310 Portage St. NW	N. Canton	OH
225	6150 Gender Rd.	Canal Winchester	OH
227	1201 N. Main St.	Suffolk	VA

Store#	Address	City	State
228	4408 West Tuscawaras Street	Canton	OH
229	3802 S. 6th Ave.	Tucson	AZ
230	6815 N. 19th Ave. Suite 155	Phoenix	AZ
231	10410 N. 35th Ave. Suite 118 & 120	Phoenix	AZ
232	3219 E. Thomas Rd.	Phoenix	AZ
233	10019 Dixie Highway	Louisville	KY
234	2129 Needmore Rd.	Dayton	OH
238	26150 Eureka	Taylor	MI
239	29235 Six Mile Rd.	Livonia	MI
242	33320 Plymouth Rd.	Livonia	MI
243	8230 Preston Highway	Louisville	KY
246	663 Gypsy Lane	Youngstown	OH
247	5921 Terry Rd.	Louisville	KY
251	134 McMahan Blvd.	Marion	OH
254	2600 E. Main St.	Springfield	OH
255	3426 Taylor Blvd.	Louisville	KY
256	3040 Dixie Highway	Hamilton	OH
257	1300 Contra Costa Blvd. #28	Pleasant Hill	CA
258	3692 Delta Fair Blvd.	Antioch	CA
259	1626 N. Texas St.	Fairfield	CA
260	699 Lewelling Blvd. Suite 112	San Leandro	CA
261	650 Central Ave. Suite D	Alameda	CA
262	34179 Fremont Blvd.	Fremont	CA
263	2550 Springs Rd.	Vallejo	CA
265	4550 Mack Rd.	Sacramento	CA
266	3501 Watt Ave.	Sacramento	CA
267	1600 W. El Camino Ave.	Sacramento	CA
269	1101 W. San Carlos St.	San Jose	CA
270	5363 Auburn Blvd.	Sacramento	CA
273	4816 Milan Rd.	Sandusky	OH
274	112 Boardman-Poland Rd.	Boardman	OH
275	5627 Outer Loop	Louisville	KY
276	8398 Reading Rd.	Cincinnati	OH
282	297 El Camino Real	San Bruno	CA
283	255 A. Street	Hayward	CA
284	203 San Pablo Town Center	San Pablo	CA
285	1160 Arnold Dr.	Martinez	CA
287	801 Lexington Springmill Rd.	Mansfield	OH
294	1216 Tiffin Ave.	Findlay	OH
295	6047 A Madison Ave.	Carmichael	CA
301	1308 West Claiborne Avenue	Greenwood	MS
305	9500 NW 27th Ave.	Miami	FL
310	795-B West 49th St.	Hialeah	FL
313	901 Lakeland Place, Suite 4	Flowood	MS

Store#	Address	City	State
321	13825 SW 88th St.	Miami	FL
322	899 NW 37th Ave.	Miami	FL
327	2310 Iowa Blvd. Suite 6	Vicksburg	MS
327PD	2310 Iowa Blvd. Suite 5	Vicksburg	MS
328	1602 Hwy 1 South Suite B	Greenville	MS
329PD	28063 Highway 28, Suite A	Hazelhurst	MS
329TL	28063 Highway 28, Suite A	Hazelhurst	MS
330	801 Union Blvd.	Englewood	OH
334	3219 Crater Rd. Suite C	Petersburg	VA
336	5900 E. Virginia Beach Blvd. Ste 256	Norfolk	VA
337	9121 Staple Mills Rd.	Richmond	VA
338	36656 Gratiot	Clinton Township	MI
339	27127 Van Dyke	Warren	MI
340	136 N. Telegraph	Dearborn Heights	MI
341	26151 Gratiot Ave.	Roseville	MI
342	614 East Michigan Ave.	Ypsilanti	MI
343	6005 Highland Rd. Suite B	Waterford	MI
344	980 Orchard Lake Rd.	Pontiac	MI
345	19890 Kelly Rd.	Harper Woods	MI
347	2145 Bessemer Road	Birmingham	AL
348	9420 Parkway East	Birmingham	AL
349	922 2nd Ave East	Oneonta	AL
350	1678 Montgomery Hwy. Suite 105	Birmingham	AL
351	309 2nd Ave NW	Cullman	AL
352	3032 Tyler Dr.	Northport	AL
353	2925 McFarland Blvd. E	Tuscaloosa	AL
354	210 B Midfield Street	Birmingham	AL
355	2168 Green Springs Hwy	Birmingham	AL
356	4673 Hwy. 280 East — Suite C	Birmingham	AL
357	1552 Montclair Road	Birmingham	AL
358	1102 Ann Street	Montgomery	AL
359	1001 Bankhead Hwy.	Birmingham	AL
360	20 W Fairview Ave	Montgomery	AL
361	3555 Vanderbilt Road	Birmingham	AL
362	6400 First Avenue N	Birmingham	AL
363	480 Cahaba Valley Road	Pelham	AL
364	728 S. 23rd Street	Birmingham	AL
365	1606 Forestdale Blvd	Forestdale	AL
366	9324 Parkway East	Birmingham	AL
367	3101 Atlanta Highway	Montgomery	AL
368	2449 East South Blvd	Montgomery	AL
379	230 N. Lowry	Smyrna	TN
381	28691 US Highway 98 Suite D	Daphne	AL
383	7740 Airport Blvd.	Mobile	AL

Store#	Address	City	State
384	127 S. 16th Avenue	Laurel	MS
386	2326 Nolensville Pike	Nashville	TN
387	1641 N. Memorial Blvd.	Murfreesboro	TN
391	325 SE Port St. Lucie Blvd.	Port St Lucie	FL
395	2810 SE Federal Hwy	Stuart	FL
400	2640 S. Military Trail	West Palm Beach	FL
420	18545 S. Dixie Hwy	Cutler Bay	FL
469	1902 Charlotte Ave.	Nashville	TN
471	801 E. Palmdale Blve.	Palmdale	CA
473	2701 Patton Rd. SW Ste C	Huntsville	AL
474	1624 Crestwood Blvd.	Irondale	AL
476	3600 Highway 78 E Suite 200	Jasper	AL
481	420 15th St.	Tuscaloosa	AL
482	500 W. Meighan Blvd.	Gadsden	AL
483	215 Forest Rd.	Hueytown	AL
484	1233 N. Main St. Suite 6 &7	San Luis	AZ
485	1300 S 4th Ave.	Yuma	AZ
487	55 S. Highway 92 Suite 13	Sierra Vista	AZ
488	3930 W. Ina Rd. Suite 312	Tucson	AZ
489	1805 W. Thatcher Blvd.	Safford	AZ
490	611 Blossom Hill Rd.	San Jose	CA
491	794 Jackson St.	Hayward	CA
492	195 Welburn Ave.	Gilroy	CA
495	2110 N. Blackston Ave. Suite 101	Fresno	CA
496	4793 E. Olive Ave.	Fresno	CA
497	370 W. Shaw Ave.	Fresno	CA
500	881 E. Foothill Blvd. Suite A	Rialto	CA
502	14408A Hawthorne Blvd.	Lawndale	CA
503	795 W. Highland Ave.	San Bernadino	CA
504	17413 S. Bellflower Blvd.	Bellflower	CA
505	18768 US Highway 18 Suite 200	Apple Valley	CA
506	324 W. Lacey Blvd.	Hanford	CA
508	621 E. Main St.	Barstow	CA
510	16200 Bear Valley Rd. Suite 104	Victorville	CA
511	598 W. Holt Ave. Suite A	Pomona	CA
512	8171 Sierra Ave. Suite B	Fontana	CA
513	5323 S. Western Ave. Suite B	Los Angeles	CA
514	7020 University Ave.	La Mesa	CA
515	50223 Harrison St. Suite 101	Coachella	CA
516	1615 Redlands Blvd.	Redlands	CA
520	401 S El Camino Real Suite A1	San Clemente	CA
521	16873 Lakeshore Dr.	Lake Elsinor	CA
522	23962 Alessandro Blvd. Suite K	Moreno Valley	CA
523	919 W. Florida	Hemet	CA

Store#	Address	City	State
524	67460 E. Palm Canyon	Cathedral City	CA
527	110 Main St.	Brawley	CA
528	1939 W. Ramsey	Banning	CA
529	109 S. State St. Suite A	San Jacinto	CA
530	2005 University Ave.	Riverside	CA
531	6066 Camino Real	Riverside	CA
532	615 Cecil Ave.	Delano	CA
534	1340 W. Olive Ave. Suite 102	Merced	CA
535	444 NW 3rd Ave.	Visalia	CA
536	18520 E. Soledad Canyon Rd. Suite B	Canyon Country	CA
537	2270 E. Palmdale Blvd. Suite H	Palmdale	CA
538	1102 W. Avenue K	Lancaster	CA
541	1177 Broadway Ave. Suite 3	Chula Vista	CA
542	1510 E. Yosemite Ave. Suite 103	Madera	CA
544	3300 White Ln	Bakersfield	CA
547	2417 Alvin Ave	San Jose	CA
548	4156 Monterey Rd. Suite 30	San Jose	CA
549	680 N. Fair Oaks Ave	Sunnyvale	CA
550	376 W Tennyson Rd	Hayward	CA
551	3769 Lafayette Rd	Santa Clara	CA
552	9 Kearny St.	San Francisco	CA
553	2151 Story Rd	San Jose	CA
554	45 S Sanborn Rd., Ste E	Salinas	CA
555	39958 Cedar Blvd	Newark	CA
556	1075 S. White Road, Suite 90	San Jose	CA
558	516 Academy Ave	Sanger	CA
559	3077 w Shaw Ave, Ste #2	Fresno	CA
560	707 Shaw Ave	Clovis	CA
561	375 Saratoga Ave. Ste N	San Jose	CA
562	14706 Camden Ave	San Jose	CA
563	3826 7 Trees Blvd, Ste 100	San Jose	CA
564	610 S Norfolk St	San Mateo	CA
565	2471 Berryessa Rd, Ste 5	San Jose	CA
566	330 E Bullard Ave	Fresno	CA
567	30 S. Abbott Ave	Milpitas	CA
568	3089 E Shields Ave	Fresno	CA
569	4116 N. West Ave, Ste 104	Fresno	CA
570	1805 S. Mooney Blvd.	Visalia	CA
573	3421 High St.	Oakland	CA
574	1098-B Market St	San Francisco	CA
575	2531 Mission St	San Francisco	CA
576	4300 International Blvd	Oakland	CA
577	10950 International Blvd #F	Oakland	CA
578	1304 S Winchester Blvd., Ste 102	San Jose	CA

Store#	Address	City	State
579	2325 El Camino Real	Santa Clara	CA
580	1720 W San Carlos St	San Jose	CA
581	1402 El Camino Real	Redwood City	CA
582	1760 Fremont Blvd, Ste H-2	Seaside	CA
583	37217 Fremont Blvd SteD	Fremont	CA
587	1152 E. Julian St	San Jose	CA
588	4809 E. Kings Canyon Rd, Ste 102	Fresno	CA
589	460 E. Shaw Ave	Fresno	CA
590	1060 E. Pacheco Blvd, Ste A	Los Banos	CA
591	153 Southwest Blvd.	Rohnert Park	CA
592	1552 Santa Rosa Ave	Santa Rosa	CA
593	1017 Steele Lane	Santa Rosa	CA
594	516 Main Street	Watsonsville	CA
595	240 Tennessee Street	Vallejo	CA
596	6154 Florin Road	Sacramento	CA
597	34383 Alvarado-Niles Road	Union City	CA
598	5782 Broadway	Sacrmaneto	CA
599	7301 Village Parkway	Dublin	CA
602	401 E Bidwell, Unit A	Folsom	CA
603	8451 Elk Grove Blvd, ste 9	Elk Grove	CA
604	1000 “c” Street, Suite 65	Galt	CA
605	11960 St Hwy 88, Ste 3010	Jackson	CA
607	3105 Castro Valley blvd	Castro Valley	CA
608	1521 Monument Blvd	Concord	CA
609	10394 San Pablo Ave	El Cerrito	CA
610	20500 Hesperian Blvd	Hayward	CA
611	1310-E El Camino Real	San Bruno	CA
612	1602 Wesbster St	Alameda	CA
613	1855-B Willow Pass Rd	Concord	CA
614	172 Atlantic Ave	Pittsburg	CA
615	586 Center Ave	Martinez	CA
616	520 Bailey Rd	Pittsburg	CA
617	5101 Telegraph Ave	Oakland	CA
618	15251-A East 14th St	San Leandro	CA
619	2954 Delta Fair Blvd	Antioch	CA
620	14375 San Pablo Ave	San Pablo	CA
621	5129 Mission St	San Francisco	CA
623	3404 W. Florence Ave.	Los Angeles	CA
626	730 Pacific Ave	Long Beach	CA
627	220 W Anaheim St, Unit B	Wilmington	CA
629	6405 Van Nuys Blvd	Van Nuys	CA
631	6048 Atlantic Blvd, Unit 110	Maywood	CA
632	1100 Washington Blvd, Unit E	Montebello	CA
633	1075 N Western Ave #118	Los Angeles	CA

Store#	Address	City	State
635	12801 S. Crenshaw Blvd	Hawthorne	CA
636	7144 Reseda Blvd	Reseda	CA
637	6801 Lankershim Blvd, Ste 107	N. Hollywood	CA
638	803 E Palmdale Blvd	Palmdale	CA
639	412 W Avenue J, Suite A	Lancaster	CA
640	11980 Foothill Blvd	Sylmar	CA
643	3127 N. San Fernando Road	Los Angeles	CA
645	8505 Rosecrans Ave, Unit 1	Paramount	CA
646	6231 Pacific Ave	Stockton	CA
647	678 No Wilson Way Ste #39	Stockton	CA
648	1012 West Hammer Ln	Stockton	CA
649	1222 Colusa Ave Ste A	Yuba City	CA
650	2638 Waterloo Rd	Stockton	CA
651	358 North Main St	Manteca	CA
652	5949 Watt Ave	North Highlands	CA
653	8500 Auburn Blvd Ste C	Citrus Heights	CA
654	2433 Northgate Blvd.	Sacramento	CA
655	1330 W Yosemite Ave	Manteca	CA
656	701 W 11th St	Tracy	CA
657	3309 N Tracy Blvd.	Tracy	CA
658	7800 Sunrise Blvd.Ste #2	Citrus Heights	CA
659	384 Placerville Dr.Ste E	Placerville	CA
660	1985 Oro Dam Blvd	Oroville	CA
661	1300 W Texas St	Fairfield	CA
662	135 Peabody Rd	Vacaville	CA
663	1456 Mangrove Ave	Chico	CA
664	4630 Watt Ave.	North Highlands	CA
665	353 W Charter Wy Ste A	Stockton	CA
666	550-A S Cherokee Ln	Lodi	CA
667	2815 Florin Rd	Sacramento	CA
668	2808 B Zinfandel Drive	Rancho Cordova	CA
669	3920 Fruitridge Rd Ste B	Sacramento	CA
670	2800 Broadway, Ste 3	Sacramento	CA
671	800 El Camino Ave	Sacramento	CA
672	1290 Fulton Ave	Sacramento	CA
673	1205 E Hammer Lane	Stockton	CA
674	2399 Fruitridge Rd	Sacramento	CA
675	820 Sunrise Ave	Roseville	CA
677	2126 El Camino Ave	Sacramento	CA
678	6178 Auburn Blvd.	Citrus Heights	CA
680	1800 Prescott Rd Ste 1A	Modesto	CA
681	115 Main St	Woodland	CA
682	847 E. Stanley Blvd	Livermore	CA
683	6385 Riverside Blvd	Sacramento	CA

Store#	Address	City	State
684	9205 Folsom Blvd #A	Sarameto	CA
686	1235 NW 185th Ave	Aloha	OR
687	3256 Lancaster Dr. NE	Salem	OR
688	417 McHenry Ave.	Modesto	CA
689	1865 Lincoln Blvd. # 3	Santa Monica	CA
690	1106 US Highway 31 North	Hartselle	AL
691	1402 Beltline Rd.SW	Decatur	AL
692	5741 Hwy 153	Hixson	TN
693	7401 E. Brainer Rd.	Chattangooga	TN
694	696 J. Clyde Morris	Newport News	VA
695	4994 B Mercury	Newport News	VA
696	3440 McHenry Ave.	Modesto	CA
697	3106 N. Broadway	Knoxville	TN
698	7000 Kingston Pike	Knoxivlle	TN
699	3800 Alexandria Pike	Cold Spring	KY
700	1217 South Frontage Road. Suite A-1	Meridian	MS
752PD	6111 US Hwy 98 Suite 50	Hattiesburg	MS
752TL	6111 US Hwy 98 Suite 60	Hattiesburg	MS
753	100 Eastbrook Drive, Suite 170	Petal	MS
796	3586 Sangani Blvd. Suite C	D’lberville	MS
797PD	482 Highway 90, Suite A	Waveland	MS
797TL	482 Highway 90, Suite B	Waveland	MS
798	1045 E. Frontage Road, Suite A-1	Wiggins	MS
799	1503 Denny Ave Suite A	Pascagoula	MS
821	14350F Warwick Blvd.	Newport News	VA
822	2008 Quintard Ave.	Anniston	AL
824	350 White Bridge Pike	Nashville	TN
825	11002 Magnolia Blvd Suite A&B	North Hollywood	CA
826	2843 B Lebanon Park	Nashville	TN
827	687 Lynnhaven Pkwy Suite 120	Virgina Beach	VA
828	4820 Universit Dr. Unit 1	Huntsville	AL
831	617 Signal Mt. Rd.	Chattanooga	TN
832	5400 Clinton Highway Suite 101	Knoville	TN
833	2007 University Dr. NW	Huntsville	AL
834	11713 Memorial Parkay	Huntsville	AL
835	112 S. Gallatin Pike	Madison	TN
836	1607 Fort Campbell Blvd.	Clarksville	TN
837	718 Gallatin Road	Nashville	TN
838	602 A Riverside Dr. South	Clarksville	TN
839	4418 Chapman Highway	Knoxville	TN
841	1310 Eastern Blvd.	Montgomery	AL
842	604 Boll weevil Circle	Enterprise	AL
843	3319 Bardstown Rd.	Louisville	KY
844	5707 Brainerd Rd.	Chattanooga	TN

Store#	Address	City	State
845	4503 Hwy 58	Chattanooga	TN
846	2952 Springhill Ave.	Mobile	AL
847	7100 Airport Blvd. Unit C	Mobile	AL
848	393 Azalea Rd.	Mobile	AL
849	5375 US Highway 90	Mobile	AL
850	4901 SW 8th	Miami	FL
851	6718 Highway 69 South	Tuscaloosa	AL
852	3638 Park Ave.	Memphis	TN
853	4109 Getwell	Memphis	TN
854	5040 Summer Ave. #102	Memphis	TN
855	6569 Winchester Rd. #104	Memphis	TN
856	7535 Highway 64	Memphis	TN
857	2869 Montgomery Highway	Dothan	AL
858	624 Dolly Parton Parkway	Sevierville	TN
859	4231 E. Little Creek Rd. Suite B		VA
860	217 Grace St.	Oxford	AL
861	1618 NW Broad St.	Mufreesboro	TN
864	4211 Nolensville Pike	Nashville	TN
865	1349 Kempsville Rd. Unit 101	Virginia Beach	VA
866	1986 North Hill Field Rd.	Layton	UT
867	5300 Sunrise Blvd. # C	Fair Oaks	CA
868	809 Oroville Ave.	Chico	CA
870	4021 Riverdale Blvd.	South Ogden	UT
871	160 E. University Parkway	Orem	UT
872	4356 Holland Rd. Suite 102	Virgina Beach	VA
874	3536 Montgomery Highway	Pelham	AL
875	2221 N. Roan St. Suite 1	Johnson City	TN
876	1784 E. Barstow Ave.	Fresno	CA
877	1526 E. Stone Drive	Kingsport	TN
878	1940 N. Highland	Jackson	TN
879	3226 Old Forest Rd.	Lynchburg	VA
880	407 Dauphin Island Parkway	Mobile	AL
881	5600 Virginia Beach Blvd. Suite 100	Virginia Beach	VA
883	5110 Laguna Blvd. Suite 121	Elk Grove	CA
884	2845 Keith St.	Cleveland	TN
885	2627 South Oates	Dothan	AL
887	1622 E. Main St	Salem	VA
888	7037 A Staples Mill Rd	Richmond	VA
890	1010 South Jefferson St. Suite B	Cookeville	TN
891	1905 Boulevard	Colonial Heights	VA
892	4915 Williamson Rd.	Roanoke	VA
893	1300 West Main St.	Salem	VA
894	904 B Street	Marysville	CA
895	510 East 400 South	Salt Lake City	UT

Store#	Address	City	State
898	900 Airline Blvd	Portsmouth	VA
899	1433 N. Battlefield Blvd.	Chesapeake	VA
962	711 N. Lake Ave.	Pasadena	CA
963	1441N. Hacienda Blvd. Unit B	La Puente	CA
964	3108 E. Gettyburg Ave. Suite 103	Fresno	CA
967	825 W. Northside Dr.	Jackson	MS
969	1406 Jerry Clower Blvd.	Yazoo City	MS
970	212C Broadway Dr.	Hattiesburg	MS
971	1164 Ellis Ave.	Jackson	MS
972	4425 N. State St.	Jackson	MS
974	326 Darrow Rd.	Akron	OH
976	3459 Broadway	Grove City	OH
978	6075 Brandt Pike	Huber Heights	OH
979	2631 Dorr St.	Toledo	OH
980	25 S. Lexington Springmill Rd.	Ontario	OH
981	1602 Parkman Rd. NW	Warren	OH
982	3431 Market St.	Youngstown	OH
986	2067 N. Bechtle Ave. Suite 230	Springfield	OH
1000	344 Park Plaza Drive	New Albany	MS
1001	7685 Hacks Cross Road, Suite 102	Olive Branch	MS
1002	9051 Highway 51 N.	Southaven	MS
1003	1413 Highway 1 S.	Greenville	MS
1004	425A N. Davis Avenue	Cleveland	MS
1005	612 Sunflower Avenue Ext, Suite 2	Indianola	MS
1006	422 S. Gloster Street	Tupelo	MS
1007	1550 Jameson Drive, Suite H	Grenada	MS
1008	603 Viola B. Sanders Drive, Suite 200/300	Greenwood	MS
1009	424 N. Applegate Street	Winona	MS
1010	123 E. Jackson Street	Belzoni	MS
1011	1568 W. Government Street	Brandon	MS
1012	124 W. Center Street	Canton	MS
1013	510 W. Marion Avenue	Crystal Springs	MS
1014	124 Market Place	Hazlehurst	MS
1015	310 Court Square	Lexington	MS
1016	1573 Simpson Highway 49, Suite 3	Magee	MS
1017	410 Christine Drive, Suite D	Ridgeland	MS
1018	2121 Clay Street	Vicksburg	MS
1019	2860 Highway 80, Suite A	Pearl	MS
1020	2536 Highway 80 E.	Pearl	MS
1021	5795 Terry Road, Suite 311	Byram	MS
1022	721 Front Street, Suite 755	Meridian	MS
1023	110 N. Wal-Mart Drive, Suite A-1	Louisville	MS
1024	2902 Hardy Street, Suite 100	Hattiesburg	MS
1025	3275 Highway 49 S., Suite 40	Collins	MS

Store#	Address	City	State
1026	1213 B Highway 98 Bypass	Columbia	MS
1027	102 Mason Street	Laurel	MS
1028	11231 Old Highway 63 S., Suite B	Lucedale	MS
1029	401B Memorial Drive	Picayune	MS
1030	3409 Washington Avenue	Gulfport	MS
1031	10144 7th Avenue, Unit D	D’Iberville	MS
1032	1204 Bienville Boulevard, Suite 1	Ocean Springs	MS
1033	1107 Frontage Drive E., Suite D	Wiggins	MS
1034	4221 Denny Avenue	Pascagoula	MS
1035	396 Brookhaven Street, Suite B	Brookhaven	MS
1036	1602 Veterans Boulevard, Suite 2	McComb	MS
1037	4842 Plaza Drive	Tylertown	MS
1038	3189 Highway 45 N., Suite C	Columbus	MS
1039	911 Highway 12 W., Suite 205-B	Starkville	MS
1040	1926 Veterans Memorial Boulevard	Eupora	MS
1041	301 Highway 45 Alt N.	West Point	MS
Vacant Space	15726 Broadway	Maple Heights	OH
Corporate Office	6785 Bobcat Way	Dublin	OH
Annex	5131 Post Rd. Suites 260, 270 & 310	Dublin	OH
Marketing	278 N. 5th St.	Columbus	OH
AZ Collections	2150 S. Country Club Dr. Suite 24	Mesa	AZ
Regus Office	200 S. Wacker # 3252	Chicago	IL
Regus Virtual Office	424 Church Street	Nashville	TN
Regus Office	200 S. Virginia St. Office #832	Reno	NV
Utah Satellite Office	30 Burton Hills Blvd. Suite 185	Nashville	TN
Tennessee Satellite Office	3130 West Maple Loop Drive Suite GL-100	Lehi	UT
Old DFS Office	84 East 2400 North	Logan	UT

Schedule 5.12 - Post-Closing Obligations

1.         Within ninety (90) days after the Third Amendment Effective Date, Borrower shall enter into and deliver a fully executed Backup Servicing Agreement with Carmel Solutions LLC in form and substance acceptable to Administrative Agent in its reasonable discretion.

2.         Within sixty (60) days after the Third Amendment Effective Date, Borrower shall deliver to the Administrative Agent fully and duly executed and amended LLC operating agreements for the following entities to include pledgee language in form and substance acceptable to the Administrative Agent in its reasonable discretion:

Buckeye Title Loans of California, LLC

California Check Cashing Stores, LLC

Cash Central of California, LLC

CCCS Holdings, LLC

CCCS On-Line, LLC

Direct Financial Solutions, LLC

First Virginia Financial Services, LLC

3.         Within ninety (90) days after the Third Amendment Effective Date, (a) Borrower shall deliver a written Loan Receivable Selection Policy, in form and substance acceptable to the Administrative Agent, (b) such written Loan Receivable Selection Policy shall be fully implemented by the Loan Parties and (c) the Loan Parties shall be fully compliant with such written Loan Receivable Selection Policy.

4.         Promptly, but in any event, no later than thirty (30) days after the Third Amendment Effective Date, Borrower will cause Buckeye Check Cashing of Mississippi, LLC, an Ohio limited liability company, to become a Loan Party in accordance with Section 5.12(a) of this Agreement.

5.         Within ninety (90) days after the Third Amendment Effective Date, Borrower shall use its commercially reasonable best efforts to adopt and implement, and cause to be implemented, a written new product development policy in form and substance reasonably acceptable to the Administrative Agent.

6.         As soon as reasonably practicable after the Third Amendment Effective Date, the Borrower agrees to use commercially reasonable efforts to cooperate with the Administrative Agent to cause the Borrower’s insurance broker and carrier to deliver or cause to be delivered to Administrative Agent in form and substance reasonably satisfactory to Administrative Agent, (i) an additional insured endorsement with respect to each general liability insurance certificate delivered by the Borrower to Administrative Agent on the Third Amendment Effective Date and (ii) a lender loss payee endorsement with respect to each property insurance certificate delivered by the Borrower to Administrative Agent on the Third Amendment Effective Date.

Schedule 6.01 - Existing Indebtedness

Amended and Restated Credit Agreement by and between Insight Capital, LLC and Republic Bank of Chicago dated as of April 29, 2011.

Schedule 6.02 - Existing Liens

None.

EXHIBIT A

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full..

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund]

3.	Borrower(s):

4.	Administrative Agent:	Victory Park Management, LLC, as Administrative Agent under the Credit Agreement

5.	Credit Agreement

Revolving Credit Agreement dated as of April 29, 2011 (as amended by that certain First Amendment to Revolving Credit Agreement dated as of March 27, 2017, that certain Agreement to Increase Total Commitment dated as of May 29, 2015, that certain Second Amendment to Revolving Credit Agreement dated as of October 27, 2016, that certain Third Amendment to Revolving Credit Agreement dated as of June 30, 2017 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Community Choice Financial Inc., the Lenders from time to time party thereto and Victory Park Management, LLC, as Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans		CUSIP Number
$	$		%
$	$		%
$	$		%

Effective Date:                  , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
Victory Park Management, LLC,
as Administrative Agent

By:
Name:
Title:

[Consented to:]

[ ](1)

By:
Name:
Title:

(1)  Include name of parties (e.g., the Borrower) whose consent is required pursuant to Section 9.03 of the Credit Agreement.

ANNEX 1

COMMUNITY CHOICE FINANCIAL INC.

REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment.  THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS).

EXHIBIT B

FORM OF
BORROWING REQUEST

                      ,

Victory Park Management, LLC

as Administrative Agent

227 W. Monroe Street

Suite 3900

Chicago, IL 60606

Attn:  Scott R. Zemnick

Ladies and Gentlemen:

The undersigned, Community Choice Financial Inc. (the “Borrower”), refers to the Revolving Credit Agreement, dated as of April 29, 2011 (as amended by the Third Amendment to Revolving Credit Agreement, dated as of June 30, 2017, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Borrower, the Lenders from time to time party thereto and Victory Park Management, LLC, as Administrative Agent, and hereby gives you notice, irrevocably, in accordance with Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Borrowing as required by Section 2.03 of the Credit Agreement:

(i)                                     The date of the requested Borrowing is           ,     .(1)

(ii)                                  The aggregate amount of the requested Borrowing is $            .

(iii)                               The requested Borrowing is a Eurodollar Loan(2).

(iv)                              The requested Revolving Credit Advance is to be sent to:

[Name of Bank]
[City of Bank]
Beneficiary:
Account No.:  [number]
ABA No.:  [number]
Attn:  [name]

The Borrower hereby represents and warrants that (i) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) on and as of the date of the Borrowing requested hereby with the same effect as though made on and as of such date, except to the extent such

(1)  Must be a Permitted Borrowing Date as defined in the Credit Agreement.

(2)  Pursuant to Section 2.02(b) of the Credit Agreement, subject to Section 2.15 of the Credit Agreement, each Borrowing shall be comprised entirely of Eurodollar Loans.

representations and warranties expressly relate to an earlier date, (ii) at the time of and immediately after the Borrowing, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such Borrowing and the use of proceeds thereof, (A) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.09 of the Credit Agreement, (B) the Aggregate Revolving Credit Exposures shall not exceed the lesser of (x) the Borrowing Base and (y) the Total Commitments and (C) each of the conditions set forth in clauses (i) and (ii) of Section 2.01 of the Credit Agreement shall be satisfied, (iv) the Borrower has not received any notice from the Administrative Agent pursuant to Article IV(e) of the Credit Agreement unless: (A) the Administrative Agent has rescinded such written notice or (B) the Regulatory Notice Event for which the Administrative Agent has provided such a written notice is no longer continuing, (vi) at the time of and immediately after the Borrowing, no Material Adverse Effect shall have occurred and be continuing, (vii) since the effective date of the most recently delivered Compliance Certificate, the Borrower and the Loan Parties have complied with the Loan Receivable Selection Policy, (viii) attached hereto as Attachment 1 is a worksheet demonstrating the calculation of the Borrowing Base and (ix) attached hereto as Attachment 2 is a Borrowing Base Certificate dated as of the date required in accordance with Article IV(a) of the Credit Agreement including an updated and current data tape containing the information required under Section 5.04(e) of the Credit Agreement with respect to the Loan Receivables.

[Signature Page Follows]

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Signature Page to Borrowing Request

Attachment 1

Borrowing Base Worksheet

I.	Borrowing Base from line [ ] of the Attachment A to Borrowing Base Certificate attached hereto as Attachment 2	$	[ ]

II.	Aggregate Revolving Credit Exposure from line [ ] of Attachment A the Borrowing Base Certificate attached hereto as Attachment 2	$	[ ]

III.	All Loan principal repayments since most recent Borrowing Base Certificate	$	[ ]

IV.	All Borrowings since most recent Borrowing Base Certificate	$	[ ]

V.	Current Aggregate Revolving Credit Exposure (Line II minus Line III plus Line IV)	$	[ ]

VI.	Total Commitment	$	[ ]

VII.	Borrowing Availability (Lesser of Line I and Line VI, less Line V	$	[ ]

VIII.	Request for Borrowing in Borrowing Request	$	[ ]

IX.	Outstanding amount of the Loans after request for Borrowing	$	[ ]

Attachment 2

Borrowing Base Certificate

[To be attached]

EXHIBIT C

FORM OF

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of [                                       ],

among

COMMUNITY CHOICE FINANCIAL INC.,

the other GRANTORS party hereto,

U.S. BANK NATIONAL ASSOCIATION,

as First Priority Representative,

and

[                             ],

as Junior Priority Representative

JUNIOR LIEN INTERCREDITOR AGREEMENT (this “Agreement”), dated as of [                     ], among U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the First Priority Secured Parties (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below) (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”), [                    ], as [                                                                   ] and as junior lien agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Junior Priority Representative”) for the Junior Priority Secured Parties, COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation (the “Issuer”), and the other GRANTORS (as defined below) party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Priority Representative, for itself and on behalf of First Priority Secured Parties, and the Junior Lien Representative, for itself and on behalf of its Junior Priority Secured Parties, agree as follows:

SECTION 1. Definitions.

1.1                               Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Existing First Priority Agreements referred to below. The following terms, as used herein, have the following meanings:

“Additional Debt” has the meaning assigned to such term in Section 9.3(b).

“Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Junior Priority Representative in accordance with the terms of the First Priority Agreements and Junior Priority Agreements, respectively.

“Additional Junior Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Junior Priority Representative in accordance with the terms of the First Priority Agreements and Junior Priority Agreements, respectively.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Collateral Agreement” means the Collateral Agreement, dated as of April 29, 2011 (as the same may be amended, modified, and supplemented from time to time), among the Issuer, the Grantors party thereto, U.S. Bank National Association, as representative of the Holders under the First Priority Indentures, Victory Park Management, LLC, as administrative agent (as successor to Ivy Funding Eleven, LLC), as representative of the Lenders under the First Priority Credit Agreement and the First Priority Representative.

“Comparable Junior Priority Security Document” means, in relation to any Shared Collateral subject to any First Priority Security Document, that Junior Priority Security Document that creates a security interest in the same Shared Collateral, granted by the same Grantor, as applicable.

“DIP Financing” has the meaning assigned to such term in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Junior Priority Obligations, any demand for acceleration or payment thereof, the exercise of any rights and remedies with respect to any Shared Collateral securing such Obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Junior Priority Documents, or applicable law, including the exercise of any rights of set- off or recoupment and rights to credit bid debt and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreements” means the First Priority Indentures and the First Priority Credit Agreement.

“Existing Junior Priority Agreement” means [                                                                                ].

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreements (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreements, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreements hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4).

“First Priority Credit Agreement” means the Revolving Credit Agreement dated as of April 29, 2011, as amended, modified, and supplemented from time to time (including, without limitation, the First Amendment to Revolving Credit Agreement,

dated as of March 27, 2015, Agreement to Increase Total Commitment, dated as of May 29, 2015, Second Amendment to Revolving Credit Agreement, dated as of October 27, 2016, and the Third Amendment to Revolving Credit Agreement, dated as of June 30, 2017), by and between Issuer, the Lenders (as defined therein), the Holders (as defined therein), and Victory Park Management, LLC, as Administrative Agent (as defined therein)).

“First Priority Documents” means each First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Grantor of any or all of the First Priority Obligations.

“First Priority Indentures” means: (i) the Indenture, dated as of April 29, 2011 (as amended, modified, and supplemented from time to time), among the Issuer, U.S. Bank National Association, as trustee, and the other parties thereto; and (ii) the Indenture, dated as of July 6, 2012 (as amended, modified, and supplemented from time to time), among the Issuer, U.S. Bank National Association, as trustee, and the other parties thereto.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means all “Secured Obligations” under the Collateral Agreement and all other Obligations arising under the First Priority Documents, including all fees and expenses of the First Priority Representative. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any Junior Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied by such payment shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Junior Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations, but other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents (including any documents replacing, renewing or refinancing any previously existing First Priority Documents) have been terminated and (c) the First Priority Representative has delivered a written notice to the Junior Priority Representative stating that the events described in clauses (a) and (b) have occurred, such notice not to be unreasonably withheld.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement that replaces the Collateral Agreement, the First Priority Representative shall be the Person identified as such in such Replacement First Priority Agreement.

“First Priority Secured Party” means each Person holding First Priority Obligations, including the First Priority Representative.

“First Priority Security Documents” means the “Security Documents” (as defined in the Existing First Priority Agreements), and any other documents that are designated under any First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement; provided that no document that is not entered into pursuant to the Existing First Priority Agreements will constitute a First Priority Security Document unless the treatment of such document as a First Priority Security Document is permitted under each First Priority Agreement then extant, including, as of the date hereof and any other date if then extant, the Existing First Priority Agreements.

“Grantors” means, at any time, the Issuer and each of its Subsidiaries that, at such time, has granted a security interest in any of its assets pursuant to any First Priority Security Document to secure First Priority Obligations or Junior Priority Security Document to secure Junior Priority Obligations. The Persons that are Grantors on the date hereof are set forth on Schedule I.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any other Bankruptcy Law.

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Junior Priority Agreement” means the collective reference to (a) the Existing Junior Priority Agreement, and (b) any Additional Junior Priority Agreement. Any reference to the Junior Priority Agreements hereunder shall be deemed a reference to any Junior Priority Agreement then extant.

“Junior Priority Collateral” means all assets, whether now owned or hereafter acquired by the Issuer or any other Grantor, in which a Lien is granted or purported to be granted to any Junior Priority Secured Party as security for any Junior Priority Obligation.

“Junior Priority Documents” means each Junior Priority Agreement, each Junior Priority Security Document and each Junior Priority Guarantee.

“Junior Priority Guarantee” means any guarantee by any Grantor of any or all of the Junior Priority Obligations.

“Junior Priority Lien” means any Lien created by the Junior Priority Security Documents.

“Junior Priority Obligations” means all “[                                                                            ]” under the [                                          ] and all other Obligations arising under the Junior Priority Documents, including all fees and expenses of the Junior Priority Representative. To the extent any payment with respect to any Junior Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Junior Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Junior Priority Representative” has the meaning set forth in the preamble hereto, but shall also include any Person identified as a “Junior Priority Representative” in any Junior Priority Agreement other than the Existing Junior Priority Agreement.

“Junior Priority Secured Party” means each Person holding Junior Priority Obligations, including the Junior Priority Representative.

“Junior Priority Security Documents” means the “[                                                                                   ]” (as defined in the Existing Junior Priority Agreement) and any other documents that are designated under any Junior Priority Agreement as “[                ]” for purposes of this Agreement.

“Lien” shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

“Recovery” has the meaning assigned to such term in Section 5.5.

“Reorganization Securities” has the meaning assigned to such term in Section 5.11.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Secured Parties” means the First Priority Secured Parties and the Junior Priority Secured Parties.

“Shared Collateral” means all assets that are both First Priority Collateral and Junior Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit or similar instruments) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2                               Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.

1.3                               Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

SECTION 2. Lien Priorities.

2.1                               Subordination of Liens. (a) Any and all Liens in the Shared Collateral now existing or hereafter created or arising in favor of any Junior Priority Secured Party securing the Junior Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Junior Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First

Priority Document or Junior Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Junior Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Junior Priority Secured Party shall object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the First Priority Collateral granted to any First Priority Secured Party. Notwithstanding any failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and the Junior Priority Secured Parties, on the other hand, with respect to the Shared Collateral shall be as set forth herein.

2.2                               Nature of First Priority Obligations. The Junior Priority Representative on behalf of itself and the Junior Priority Secured Parties acknowledges that the terms of the First Priority Obligations may, subject to the terms of the Junior Priority Agreements, be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Junior Priority Obligations, or any portion thereof.

2.3                               Agreements Regarding Actions to Perfect Liens. (a) The Junior Priority Representative on behalf of itself and the Junior Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Junior Priority Representative shall be in form reasonably satisfactory to the First Priority Representative.

(b)           The Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that all Junior Priority Security Documents entered into on or about the date hereof shall contain the following notation: “The lien and security interest created by this Agreement on the property described herein is junior and subordinate, in accordance with the provisions of the Junior Lien Intercreditor Agreement dated as of [     ], among U.S. Bank National Association, [        ], Community Choice Financial Inc. and the other Grantors referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to U.S. Bank National Association, as collateral agent under the First Priority Documents, and its successors and assigns, in such property.” The Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that all other Junior Priority Security Documents shall bear an identical or, in the event that the Existing First Priority Agreement is no longer extant or U.S. Bank National Association shall cease to be the First Priority Representative, a substantially similar notation.

(c)           The First Priority Representative hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Shared Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Junior Priority Representative and the Junior Priority Secured Parties solely to the extent required to perfect their security interest in such Shared Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Shared Collateral or provide the Junior Priority Representative or any Junior Priority Secured Party with any rights with respect to such Shared Collateral beyond those specified in this Agreement and the Junior Priority Security Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Junior Priority Representative, at the Issuer’s sole cost and expense, the Shared Collateral in its possession or control together with any necessary endorsements to the extent required by the Junior Priority Documents or (ii) direct and deliver such Shared Collateral as a court of competent jurisdiction otherwise directs; provided, however, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Junior Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Shared Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4                               No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Junior Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Junior Priority Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Junior Priority Obligation, which assets are not also subject to the superior Lien of the First Priority Representative under the First Priority Documents, then the Junior Priority Representative shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and shall promptly notify the First Priority Representative of the existence of such Lien and, upon demand by the First Priority Representative, will without the need for any further consent of any Junior Priority Secured Party, notwithstanding anything to the contrary in any other Junior Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Junior Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Junior Priority Representative and the Junior Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5                              No Duties of First Priority Representative. Neither the First Priority Representative nor any First Priority Secured Party will have any duties or other obligations to any Junior Priority Secured Party with respect to the Shared Collateral, other than, in the case of the First Priority Representative, to transfer to the Junior Priority Representative any such Shared Collateral in which the Junior Priority Representative continues to hold a security interest and that is remaining following (x) any sale, transfer or other disposition of such Shared Collateral (in each case, unless the Lien securing the Junior Priority Obligations on all such Shared Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and (y) the payment and satisfaction in full of such First Priority Obligations and termination of any commitment to extend credit that would constitute such First Priority Obligations, or to the extent the First Priority Representative is in possession of any part of such Shared Collateral after such payment and satisfaction in full and termination, the part thereof remaining, in each case without representation or warranty on the part of the First Priority Representative or any holder of First Priority Obligations. Without limiting the foregoing, neither the First Priority Representative nor any holder of any First Priority Obligations will have any duty or obligation to marshal or realize upon the Shared Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Shared Collateral, in any manner that would maximize the return to the Junior Priority Secured Parties notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of the proceeds actually received by the Junior Priority Secured Parties from such realization, sale, disposition or liquidation. The Junior Priority Representative, for itself and on behalf of each Junior Priority Secured Party, waives any claim the Junior Priority Representative or such Junior Priority Secured Party may now or hereafter have against the First Priority Representative or any First Priority Secured Party (or their representatives) arising out of any actions that the First Priority Representative or the First Priority Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Shared Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Shared Collateral and actions with respect to the collection of any claim for all or any part of the First Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First Priority Security Documents or any other agreement related thereto or to the collection of the First Priority Obligations or the valuation, use, protection or release of any Shared Collateral.

2.6                               Further Assurances. Each First Priority Representative, for itself and on behalf of the First Priority Secured Parties, and the Junior Priority Representative, for itself and on behalf of the Junior Priority Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Junior Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 3.   Enforcement Rights.

3.1                               Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action and make determinations regarding the release, dispositions or restrictions with respect to the Shared Collateral, without any consultation with or consent of any Junior Priority Secured Party, but subject to the proviso set forth in Section 5.1. In exercising rights and remedies with respect to the Shared Collateral, the First Priority Secured Parties may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

3.2                               Standstill and Waivers. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a)      they will not take or cause to be taken any action, the purpose or effect of which is, or could be, to make any Lien in respect of any Junior Priority Obligation pari passu with or senior to, or to give any Junior Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Shared Collateral;

(b)       they will not challenge or question in any proceeding the validity or enforceability of any security interest in the Shared Collateral in favor of any First Priority Obligations, the validity, attachment, perfection or priority of any First Priority Lien or the validity or enforceability of the priorities, rights or duties established by (or other provisions of) this Agreement;

(c)       they will not contest, oppose, object to, interfere with, challenge, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Shared Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d)       they have no right to (i) direct either the First Priority Representative or any First Priority Secured Party to exercise any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Security

Documents or (ii) consent or object to the exercise by the First Priority Representative or any First Priority Secured Party of any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e)       they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral or any other First Priority Collateral;

(f)       they will not oppose or seek to challenge any claim for allowance of Post-Petition Interest by any First Priority Secured Party in any Insolvency Proceeding or other judicial proceeding (it being understood that the First Priority Secured Parties will not contest any similar action by any Junior Priority Secured Party);

(g)        they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Shared Collateral or pursuant to the First Priority Documents;

(h)       they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of its subsidiaries or affiliates under or with respect to any Junior Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Junior Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Junior Priority Security Document;

(i)        they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Shared Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Shared Collateral or pursuant to the Junior Priority Security Documents;

(j)       they will not seek, and hereby waive any right, to have the Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Shared Collateral and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law; and

(k)       they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

3.3                               Judgment Creditors. In the event that any Junior Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Junior Priority Obligations are subject to the terms of this Agreement.

3.4                               Cooperation.  The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5                               No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Junior Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Junior Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Junior Priority Secured Party.

3.6                               Actions Upon Breach. (a)  If any Junior Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Junior Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Junior Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Junior Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Junior Priority Representative on behalf of each Junior Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Junior Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Junior Priority Secured Party waives any defense that the Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Shared Collateral; Dispositions and Releases of Shared Collateral; Inspection and Insurance.

4.1                               Application of Proceeds; Turnover Provisions. All proceeds of Shared Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Shared Collateral resulting from any Enforcement Action or that occurs after any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency Proceeding, or during the pendency of any Insolvency Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Junior Priority Representative for application in accordance with the terms of the Junior Priority Documents. If any Junior Priority Secured Party obtains possession of the Shared Collateral or realizes any proceeds or payment in respect of the Shared Collateral, pursuant to any Junior Priority Security Documents or by the exercise of any rights available to such Junior Priority Secured Party under applicable law or in any Insolvency Proceeding or through any other exercise of remedies, at any time when any First Priority Obligations secured or intended to be secured by such Shared Collateral remains outstanding or any commitment to extend credit that would constitute First Priority Obligations secured or intended to be secured by such Shared Collateral remains in effect, then such Junior Priority Secured Party will hold such Shared Collateral, proceeds or payments in trust for the First Priority Representative and the holders of any First Priority Obligations and transfer such Shared Collateral, proceeds or payments, as the case may be, to the First Priority Representative. If, at any time, all or part of any payment with respect to any First Priority Obligations previously made are rescinded for any reason whatsoever, each Junior Priority Secured Party will promptly pay over to the First Priority Representative any payment received by it in respect of any such Shared Collateral and shall promptly turn any such Shared Collateral then held by it over to the First Priority Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full all of such First Priority Obligations.

4.2                               Releases of Junior Priority Lien. (a) Upon any sale or other disposition of Shared Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Shared Collateral (including any sale or other disposition pursuant to any Enforcement Action), the Junior Priority Lien on such Shared Collateral (excluding any portion of the proceeds of such Shared Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided that, in the case of a sale or other disposition of Shared Collateral (other than any such sale or disposition in connection with any Enforcement Action), the Junior Priority Lien shall not be so released if such sale or disposition is not permitted under the terms of the Junior Priority Agreement.

(b) The Junior Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Junior Priority Lien described in paragraph (a). The Junior Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Priority Representative and in the name of the Junior Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3                               Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Shared Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Shared Collateral, in each case without notice to, the involvement of or interference by any Junior Priority Secured Party or liability to any Junior Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that the Junior Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Shared Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

4.4                               Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representative and the Junior Priority Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor in respect of the Junior Priority Obligations in accordance with the terms of the Junior Priority Documents, including the acceleration of any indebtedness or other obligations owing under the Junior Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Junior Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Junior Priority Representative or any Junior Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or other collateral or (b) the enforcement in contravention of this Agreement of any Lien in respect of Junior Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the First Priority Collateral.

SECTION 5.   Insolvency Proceedings.

5.1                               Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that no Junior Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Shared Collateral, including with respect to the  determination of any Liens or claims (including the validity and enforceability thereof) held by the First Priority Representative or any First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (a) in any Insolvency Proceeding, the Junior Priority Representative may file a proof of claim or statement of interest with respect to the applicable Junior Priority Liens, (b) the Junior Priority Representative may take any such action (not adverse to the First Priority Liens on the Shared Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Shared Collateral, (c) in any Insolvency Proceeding, the Junior Priority Representative may file any necessary or responsive pleading in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Junior Priority Representative or any Junior Priority Secured Party, (d) the Junior Priority Representative may file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors arising under any Insolvency Proceeding or applicable non- bankruptcy law and (e) the Junior Priority Representative and each Junior Priority Secured Party may vote on any plan of reorganization in any Insolvency Proceedings; provided, however, that in the case of each of clauses (a), (b), (c), (d) and (e) above, such actions are permitted only to the extent such actions are not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement.

5.2                               Financing Matters. If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) desires to permit the use of cash collateral or to permit any Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Junior Priority Representative, for itself and on behalf of each applicable Junior Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 5.4) and, to the extent the Liens securing the First Priority Obligations are subordinated or pari passu with such DIP Financing, will subordinate the Liens in the Shared Collateral in favor of the Junior Priority Obligations to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Priority Obligations under this Agreement. The Junior Priority Representative, for itself and on behalf of each Junior Priority Secured Party, agrees that, in the event of an Insolvency Proceeding, it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by the First Priority Representative or any First Priority Secured Party, (b) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Priority Obligations at any sale in foreclosure of First Priority Collateral, (c) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien and (d) any order relating to a sale of assets of any Grantor for which the First Priority Representative has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Junior Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement.

5.3                               Relief From the Automatic Stay. The Junior Priority Representative agrees, on behalf of itself and the Junior Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Priority Representative.

5.4                               Adequate Protection.  The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the First Priority Secured Parties, (b) any objection by the First Priority Representative or any First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.  Notwithstanding  anything contained in this Section 5.4 and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Junior Priority Representative, on behalf of itself and any of the Junior Priority Secured Parties, may seek or accept adequate protection consisting solely of a replacement Lien on the same additional collateral, subordinated to the Liens securing (x) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (y) the First Priority Obligations on the same basis as the other Liens securing the Junior Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (ii) in the event the Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional collateral, then the Junior Priority Representative, on behalf of itself or any of the Junior Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens securing the Junior Priority Obligations are subordinated to such First Priority Obligations under this Agreement and (B) (x) the Liens on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, any administrative or other charges granted in any Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the First Priority Secured Parties, none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

5.5                               Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6                               Asset Dispositions in an Insolvency Proceeding. Neither the Junior Priority Representative nor any Junior Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or other disposition of any assets of any Grantor that is supported by the First Priority Secured Parties, and the Junior Priority Representative and each Junior Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Junior Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold.

5.7                               Separate Grants of Security and Separate Classification. Each Junior Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Junior Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Junior Priority Secured Parties in respect of the Shared Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Junior Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Junior Priority Secured Parties, with the Junior Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.

5.8                               No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Priority Secured Party not expressly permitted hereunder, including the seeking by any Junior Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Junior Priority Secured Party of any of its rights and remedies under the Junior Priority Documents or otherwise.

5.9                               Plans of Reorganization. No Junior Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon.

5.10                        Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references to any Grantor herein shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Shared Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any such Person.

5.11                        Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Junior Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Junior Priority Secured Parties be required to turn over to the First Priority Representative or any First Priority Secured Party any Reorganization Securities to the extent the same are subject to this Section 5.11.

5.12                        Post-Petition Claims. None of the Junior Priority Representative or any Junior Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the First Priority Secured Parties, without regard to the existence of the Liens of the Junior Priority Representative on behalf of the Junior Priority Secured Parties on the Shared Collateral.

5.13                        Waivers. Until the First Priority Obligations Payment Date, the Junior Priority Representative, on behalf of itself and each Junior Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.   Junior Priority Documents and First Priority Documents.

(a)          Each Grantor and the Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Junior Priority Documents inconsistent with or in violation of this Agreement.

(b)           Each Grantor and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c)           In the event the First Priority Representative enters into any amendment,

waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Junior Priority Security Document without the consent of or action by any Junior Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Junior Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Junior Priority Security Documents without the consent of the Junior Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Junior Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7.     Reliance; Waivers; etc.

7.1                               Reliance. The First Priority Documents are deemed to have been executed and delivered, and all issuances of debt or other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Junior Priority Documents are deemed to have been executed and delivered, and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the First Priority Secured Parties, all notices of the acceptance of and reliance by the Junior Priority Representative and the Junior Priority Secured Parties.

7.2                               No Warranties or Liability. The Junior Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Junior Priority Document. Except as otherwise provided in this Agreement, the Junior Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3                               No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or the Junior Priority Documents.

SECTION 8.     Obligations Unconditional.

8.1                               First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Junior Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a)      any lack of validity or enforceability of any First Priority Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c)       prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Shared Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Obligations, or of any Junior Priority Secured Party or any Grantor, to the extent applicable, in respect of this Agreement.

8.2                               Junior Priority Obligations Unconditional. All rights and interests of the Junior Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a)      any lack of validity or enforceability of any Junior Priority Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Junior Priority Document;

(c)       any exchange, release, voiding, avoidance or non-perfection of any security interest in any Shared Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Junior Priority Obligations or any guarantee or guaranty thereof; or

(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Junior Priority

Obligations, or of any First Priority Secured Party or any Grantor, to the extent applicable, in respect of this Agreement.

SECTION 9.     Miscellaneous.

9.1                               Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Junior Priority Document, the provisions of this Agreement shall govern.

9.2                               Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Junior Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

9.3                               Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Junior Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Grantor, such Grantor.

(b) At the request of the Issuer, the First Priority Representative and the Junior Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors becoming First Priority Obligations or Junior Priority Obligations to the extent such Obligations are permitted by the First Priority Agreement and the Junior Priority Agreement, with the Lien priority contemplated by such amendment, (2) document the relationship among Junior Priority Secured Parties pursuant to different Junior Priority Agreements, including, to the extent permitted under each extant First Priority Agreement and Junior Priority Agreement, the treatment of the Liens securing Junior Priority Obligations under any Additional Junior Priority Agreement as equal and ratable with the Liens securing the Junior Priority Obligations under the Existing Junior Priority Agreement or any other Additional Junior Priority Agreement and (3) document the relationship between the First Priority Secured Parties and the Junior Priority Secured Parties in case any then existing First Priority Agreement or Junior Priority Agreement is refinanced or replaced or the First Priority Representative or the Junior Priority Representative is replaced; provided that (i) the Issuer shall have delivered an Officers’ Certificate (A) designating such other Additional Debt and the aggregate principal amount or face amount thereof and (B) representing that such designation complies with the terms of the First Priority Documents and the Junior Priority Documents, as applicable, and (ii) in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement.

9.4                               Information Concerning Financial Condition of the Grantors. The Junior Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of the Grantors or any such circumstances. In the event the Junior Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

9.5                               Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6                               Submission to Jurisdiction. (a) Each First Priority Secured Party, each Junior Priority Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Junior Priority Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b)           Each First Priority Secured Party, each Junior Priority Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7                               Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the address of (a) the Issuer, the Collateral Agent, the First Priority Representative and the Junior Priority Representative (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Junior Priority Agreement, as applicable and (b) any other party shall be in care of the Issuer as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Junior Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Shared Collateral.

9.9                               Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10                        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11                        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by each party hereto.

9.12                        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13                        Additional Grantors. The Issuer shall cause each Person that becomes a Grantor after the date hereof (other than any such Grantor that does not grant any Liens to secure any of the Junior Priority Obligations, until such time as such Grantor does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Representative and the Junior Priority Representative.

9.14                        Representatives. In connection with its execution of this Agreement and its actions hereunder, each of the First Priority Representative and the Junior Priority Representative shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the First Priority Documents and under the Junior Priority Documents, respectively.

9.15                        Subrogation.  The Junior Priority Representative, for itself and on behalf of the Junior Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred; provided, however, that, as between the Grantors, on the one hand, and the Junior Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Junior Priority Obligations unless and until (and then only to the extent that) the First Priority Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Junior Priority Representative.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as First Priority Representative for and on behalf of the First Priority Secured Parties
By

Name:
Title:

[ ], as Junior Priority Representative for and on behalf of the Junior Priority Secured Parties by

Name:
Title:

COMMUNITY CHOICE FINANCIAL INC.
by

Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO
by

Name:
Title:

SCHEDULE I

Grantors

EXHIBIT D

FORM OF
BORROWING BASE CERTIFICATE

This BORROWING BASE CERTIFICATE (this “Certificate”) is delivered by COMMUNITY CHOICE FINANCIAL INC., pursuant to [Article IV(a)] Section [5.04(e)][5.04(f)] of the Revolving Credit Agreement, dated as of April 29, 2011 (as amended by the Third Amendment to Revolving Credit Agreement, dated as of June 30, 2017, and as may be further amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Community Choice Financial Inc., an Ohio corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Victory Park Management, LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

For the purpose of inducing the Lenders to make available to the Borrower the credit facilities described in the Credit Agreement, pursuant to the terms of the Credit Agreement and the other Loan Documents, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.                                      I am a duly elected Financial Officer of the Borrower;

2.                                      Attached to this Certificate as Attachment A is a borrowing base report reflecting the computation of the Borrowing Base as of the date indicated below;

3.                                      Attached to this Certificate as Attachment B is an Excess Cash calculation report reflecting the calculation of Excess Cash as of the date indicated below; and

4.                                      This Certificate (including the attached worksheet) and the information contained in that certain data tape information of Loan Receivables delivered herewith in accordance with the Credit Agreement  is true and correct in all material respects and fully consistent with the books and records of the Borrower and its Restricted Subsidiaries.

[Signature Page Follows]

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Date as of which Borrowing Base
is calculated:

Date as of which Excess Cash Calculation
is calculated:

Date of submission of
Certificate:

Signature Page to Borrowing Base Certificate

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Revolving Credit Agreement, dated as of April 29, 2011, as amended by that certain Third Amendment to Revolving Credit Agreement dated as of June 30, 2017 (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Credit Agreement”) by and among Community Choice Financial, Inc., an Ohio corporation (the “Borrower”), as Borrower, the lenders listed on the Schedule 2.01 attached thereto (each individually, a “Lender” and collectively, the “Lenders”) and Victory Park Management, LLC, as administrative agent (the “Administrative Agent”) for the Lenders and the Holders (as defined therein). This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to the Agent pursuant to the terms of Section 5.04(c) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Enclosed herewith is a copy of the financial statements that are required to be delivered pursuant to Section 5.4(  ) of the Credit Agreement for the [calendar month] [fiscal quarter] [fiscal year] ending as of [date of end of period] (the “Computation Date”), which (i) are in accordance with the books and records of the Loan Parties, which have been maintained in such a manner as to permit the preparation of consolidated financial statements in accordance with GAAP, and (ii) are true and correct and fairly present in accordance with GAAP, the financial condition and results of operations of Borrower and its Subsidiaries as of the Computation Date and for the period covered thereby, subject solely in the case of financial statements delivered pursuant to Section 5.04(a) of the Credit Agreement, to normal year-end adjustments and absence of footnote disclosure.

In the event any conflict between the terms of this Certificate and the Credit Agreement, the Credit Agreement shall control, and any executed certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed certificate.

I, [Name of Financial Officer], [Title of Financial Officer] of the Borrower, do hereby certify in such capacity (and not in any individual capacity), on behalf of the Loan Parties, that (i) I have not become aware of any Material Adverse Effect or Event of Default or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Material Adverse Effect or Event of Default that has occurred and is continuing, (ii) the Borrower is in compliance with each covenant set forth in Article 6 of the Credit Agreement and the Borrower and Subsidiary Guarantors are in compliance with each covenant set forth in Sections 3.03, 3.04 and 3.05 of the Collateral Agreement (including that the Borrower and Subsidiary Guarantors are in compliance with the requirements therein regarding cash, including that the Borrower and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent to have “control” (as defined in the Uniform Commercial Code) over at least 90% of the cash and Cash Equivalents of the Borrower and the Subsidiaries (other than Excluded Cash and Store Cash of the Borrower and the Subsidiaries) unless maintained in Securities Accounts (as defined in the Collateral

Agreement) as provided in Section 3.04(c) of the Collateral Agreement), (iii) from and after the date of the last Compliance Certificate, the Borrower and the other Loan Parties have complied with the Loan Receivable Selection Policy and (iv) the amounts and computations set forth on Schedule A and Schedule B attached hereto are true and correct. [If an Event of Default exists, provide a description of it and the steps, if any, being taken to cure it.]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this          day of           , 201  .

COMMUNITY CHOICE FINANCIAL, INC.

By
Name:
Title:

[Signature Page to Compliance Certificate]

SCHEDULE A

A.            Section 6.09(a) — Three-Month Rolling Average Cumulative Net Loss Rate for  the calendar month ended             (1)

1.

With respect to the Vintage Pool for the calendar month of              ,     ,(2) the aggregate principal amount of related Loan Receivables in such Vintage Pool as of such date of determination that have become Charged-Off Loan Receivables or otherwise liquidated less any liquidation proceeds and other recoveries with respect to such Loan Receivables during the period beginning on the applicable date of origination through the end of the twelfth completed full calendar month

$

2.	Aggregate principal balance of all Loan Receivables in such Vintage Pool at the time of origination	$

3.	Amount under 1 divided by amount under 2, expressed as a percentage	%

4.

With respect to the Vintage Pool for the calendar month of              ,     ,(3) the aggregate principal amount of related Loan Receivables in such Vintage Pool as of such date of determination that have become Charged-Off Loan Receivables or otherwise liquidated less any liquidation proceeds and other recoveries with respect to such Loan Receivables during the period beginning on the applicable date of origination through the end of the twelfth completed full calendar month

$

5.	Aggregate principal balance of all Loan Receivables in such Vintage Pool at the time of origination	$

6.	Amount under 4 divided by amount under 5, expressed as a percentage	%

(1)      Create a separate calculation for each of the three (3) most recent Vintage Pools for which a Cumulative Net Loss Rate may be measured under the Credit Agreement.  The Cumulative Net Loss Rate shall not be calculated for any Vintage Pool (and shall not be measured hereunder) unless and until twelve (12) completed calendar months have occurred following the origination of such Vintage Pool.

(2)      To be the calendar month of the most recent Vintage Pool for which a Cumulative Net Loss Rate may be measured under the Credit Agreement.

(3)      To be the calendar month prior to the calendar month applicable to the Vintage Pool referenced on Line 1.

7.

With respect to the Vintage Pool for the calendar month of              ,     ,(4) the aggregate principal amount of related Loan Receivables in such Vintage Pool as of such date of determination that have become Charged-Off Loan Receivables or otherwise liquidated less any liquidation proceeds and other recoveries with respect to such Loan Receivables during the period beginning on the applicable date of origination through the end of the twelfth completed full calendar month

$

8.	Aggregate principal balance of all Loan Receivables in such Vintage Pool at the time of origination	$

9.	Amount under 7 divided by amount under 8, expressed as a percentage	%

10.	Add percentages under Line 3, Line 6 and Line 9, expressed as a percentage	%

11.	Three-Month Rolling Average Cumulative Net Loss Rate: amount under Line 10 divided by three (3), expressed as a percentage	%

12.	Maximum Three-Month Rolling Average Cumulative Net Loss Rate for purposes of determining whether a Level I Trigger Event has occurred as of the date of measurement	%*

	Compliance:	[YES/NO]

13.	Maximum Three-Month Rolling Average Cumulative Net Loss Rate for purposes of determining compliance with Section 6.09(a) of the Credit Agreement as of the date of measurement	%**

	Compliance:	[YES/NO]

* Refer to clause (a) of the definition of “Level I Trigger Event” in the Credit Agreement for a determination of the Maximum Three-Month Rolling Average Cumulative Net Loss Rate as of the date of measurement

** Refer to Section 6.09(a) of Credit Agreement for a determination of

(4)  To be the calendar month prior to the calendar month applicable to the Vintage Pool referenced on Line 4.

2

the Maximum Three-Month Rolling Average Cumulative Net Loss Rate as of the date of measurement

3

B.            Section 6.09(b) — Minimum Annualized Net Yield

1.	Aggregate amount of interest and fees collected with respect to all Loan Receivables in the calendar month that includes such date of determination	$

2.	Principal Loan Receivables balance of all Eligible Loan Receivables the opening of the calendar month that includes such date of determination	$

3.	Amount under 1 divided by amount under 2, expressed as a percentage)%

4.	Annualized Net Yield: amount under 3 multiplied by 12%

5.	Minimum Annualized Net Yield for purposes of determining whether a Level I Trigger Event has occurred as of the date of measurement	%*

	Compliance:	[YES/NO]

6.	Minimum Annualized Net Yield for purposes of determining compliance with Section 6.09(b) of the Credit Agreement as of the date of measurement	%**

	Compliance:	[YES/NO]

* Refer to clause (b) of the definition of “Level I Trigger Event” in the Credit Agreement for a determination of the Minimum Annualized Net Yield as of the date of measurement

** Refer to Section 6.09(b) of Credit Agreement for a determination of the Minimum Annualized Net Yield as of the date of measurement

4

C.                                    Section 6.09(c) — Maximum Three-Month Rolling Average  First Payment Delinquency Rate(5)

1.

With respect to the Vintage Pool for the calendar month of              ,     ,(6) the aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool where the obligor has missed the first scheduled payment of principal, interest or any other costs, fees and expenses as of the date of determination

$

2.	Aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool as of the date of determination	$

3.	Amount under 1 divided by amount under 2, expressed as a percentage	%

4.

With respect to the Vintage Pool for the calendar month of              ,     ,(7) the aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool where the obligor has missed the first scheduled payment of principal, interest or any other costs, fees and expenses as of the date of determination

$

5.	Aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool as of the date of determination	$

6.	Amount under 4 divided by amount under 5, expressed as a percentage	%

7.	With respect to the Vintage Pool for the calendar month of , ,(8) the aggregate number of Consumer Loans underlying the Loan Receivables in such	$

(5)    Create a separate calculation for each of the three (3) most recent Vintage Pools for which a First Payment Default Rate may be measured under the Credit Agreement.  The First Payment Default Rate shall not be calculated for any Vintage Pool (and shall not be measured hereunder) unless and until two (2) completed calendar months have occurred following the origination of such Vintage Pool.

(6)    To be the calendar month of the most recent Vintage Pool for which a First Payment Default Rate may be measured under the Credit Agreement.

(7)    To be the calendar month prior to the calendar month applicable to the Vintage Pool referenced on Line 1.

(8)    To be the calendar month prior to the calendar month applicable to the Vintage Pool referenced on Line 4.

5

Vintage Pool where the obligor has missed the first scheduled payment of principal, interest or any other costs, fees and expenses as of the date of determination

8.	Aggregate number of Consumer Loans underlying the Loan Receivables in such Vintage Pool as of the date of determination	$

9.	Amount under 7 divided by amount under 8, expressed as a percentage	%

10.	Add percentages under Line 3, Line 6 and Line 9, expressed as a percentage	%

11.	Three-Month Rolling Average First Payment Delinquency Rate: amount under Line 10 divided by three (3), expressed as a percentage	%

12.	Maximum Three-Month Rolling Average First Payment Delinquency Rate	%**

	Compliance:	[YES/NO]

** Refer to Section 6.09(c) of Credit Agreement for a determination of the Maximum Three-Month Rolling Average First Payment Delinquency Rate as of the date of measurement

6

D.                                    Section 6.09(d) — Minimum Corporate Liquidity

1.

Corporate Liquidity: One hundred percent (100%) of the balance of the unrestricted (it being agreed and acknowledged that cash collateral securing surety bonds and letters of credit posted or maintained by Borrower shall be deemed to be “restricted”) cash and Cash Equivalents of the Borrower as of the date of determination. For avoidance of doubt, no cash or Cash Equivalents of any Unrestricted Subsidiary (including CCFI Funding II, LLC) shall be included in the definition or calculation of Corporate Liquidity.

$

2.	Store Cash as of the date of determination	$

3.	Addition to Store Cash determination	$10,000,000 **

4.	Sum of 2 and 3	$

5.	Additional measurement threshold	$25,000,000 **

6.	Minimum Corporate Liquidity: greater of 4 or 5	$

	Compliance (is amount under Line 1 greater than amount under Line 6?):	[YES/NO]

** Refer to Section 6.09(d) of Credit Agreement for a determination of the Minimum Corporate Liquidity for Borrower as of the date of measurement

E.                                    Section 6.09(e) — Minimum Fixed Charge Coverage Ratio(9)

1.	EBITDA for such period listed on line of attached Schedule B	$

2.	Fixed Charges for such period listed on line of attached Schedule B	$

3.	Fixed Charge Coverage Ratio (amount under 1 divided by amount under 2, expressed as a percentage)%

4.	Minimum Fixed Charge Coverage Ratio	%**

	Compliance:	[YES/NO]

** Refer to Section 6.09(e) of Credit Agreement for a determination of the minimum Fixed Charge Coverage Ratio as of the date of measurement

(9)  To be tested at the end of each fiscal quarter.

2

F.                                     Section 5.04(c)(ii)(A) — Borrowing Base Compliance

1.	Borrowing Base from line [ ] of the Borrowing Base Certificate delivered for such calendar month	$

2.	Aggregate Revolving Credit Exposure as of the date of the computation of the Borrowing Base in 1	$

	Compliance (is amount under Line 1 greater than amount under Line 2?):	[YES/NO]

Exhibit F

Form of

REVOLVING NOTE

[ ] [ ], 2017	Principal: Up to $[ ]

FOR VALUE RECEIVED, Community Choice Financial, Inc., an Ohio corporation (the “Borrower”) hereby promises to pay to [                  ] or its registered assigns (the “Holder”) the amount set out above as the Principal or, if less, the aggregate unpaid principal amount of all draws funded by the Holder under this Revolving Note to the Borrower pursuant to the terms of that certain Revolving Credit Agreement, dated as of April 29, 2011, and as amended by that certain Third Amendment to Revolving Credit Agreement dated as of June 30, 2017, by and among the Borrower, Victory Park Management, LLC, as administrative agent for Lenders and Holders (the “Administrative Agent”) and the financial institutions from time to time party thereto as Lenders (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Credit Agreement”).  The Borrower hereby promises to pay accrued and unpaid interest and the Exit Payment, if any, on the draws under this Revolving Note (as defined below) on the dates, rates and in the manner provided for in the Credit Agreement.  This Revolving Loan Note (including all Revolving Loan Notes issued in exchange, transfer, or replacement hereof, this “Revolving Note”) is one of the Revolving Loan Notes issued pursuant to the Credit Agreement (collectively, the “Revolving Notes”).  Capitalized terms used and not defined herein are defined in the Credit Agreement.

This Revolving Note is subject to mandatory prepayment on the terms specified in the Credit Agreement, but not otherwise.  At any time an Event of Default exists, the draws under this Revolving Note, together with all accrued and unpaid interest and any applicable premium due, if any, may be declared or otherwise become due and payable in the manner, at the price and with the effect, all as provided in the Credit Agreement.

All payments in respect of this Revolving Note are to be made in lawful money of the United States of America at the Administrative Agent’s office in Chicago, Illinois or at such other place as the Administrative Agent or the Holder shall have designated by written notice to the Borrower as provided in the Credit Agreement.

This Revolving Note may be offered, sold, assigned or transferred by the Holder as provided in the Credit Agreement.

This Revolving Note is a registered Revolving Note and, as provided in the Credit Agreement, upon surrender of this Revolving Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Revolving Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Revolving Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

This Revolving Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Revolving Note and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The parties hereto (a) agree that any legal action or proceeding with respect to this Revolving Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought in any state or federal court located within New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Revolving Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

[For use in amending and substituting a previously issued Revolving Note on the Third Amendment Effective Date:  It is expressly understood and agreed by the Borrower that (i) the principal balance of this Revolving Note includes certain obligations hitherto evidenced by that certain [Amended and Restated Note, dated as of October 27, 2017 (the “Original Note”), issued by Borrower to the order of Capitala Finance Corp. in the principal amount of up to $15,000,000.00][Note, dated as of October 27, 2017 (the “Original Note”), issued by Borrower to the order of CapitalSouth Partners Florida Sidecar Fund II, L.P. in the principal amount of up to $5,000,000.00] [Amended and Restated Note, dated as of October 27, 2017 (the “Original Note”), issued by Borrower to the order of Ivy Funding Eleven, LLC in the principal amount of up to $10,000,000.00], which Original Note is now represented by this Revolving Note and which Original Note is hereby cancelled and replaced in its entirety and has no independent force or effect, and (ii) to the extent any of such obligations are included in the principal balance of this Revolving Note, this Revolving Note (a) merely evidences such obligations, (b) is given in substitution for, and not in payment of, the Original Note and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Original Note.  Upon receipt of this Revolving Note, the Holder will deliver the executed original of the Original Note to Borrower marked as cancelled.]

THE HOLDER AND THE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS REVOLVING NOTE OR ANY OTHER CREDIT DOCUMENT.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed as of the date set out above.

BORROWER:

Community Choice Financial, Inc., an Ohio corporation

By:
Name:
Title: